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 Oppenheimer Capital Preservation Fund
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6803 South Tucson Way, Englewood, Colorado  80112
1.800.525.7048

Statement of Additional Information dated February 28, 2002

         This Statement of Additional Information is not a Prospectus.  This document contains additional information about the Fund and supplements information in the
Prospectus dated February 28, 2002.  It should be read together with the Prospectus.
You can obtain the Prospectus by writing to the Fund's Transfer Agent,
OppenheimerFunds Services, at P.O. Box 5270, Denver, Colorado 80217 or by calling the
Transfer Agent at the toll-free number shown above or by downloading it from the
OppenheimerFunds Internet website at www.oppenheimerfunds.com.

Contents                                                                                                       Page

About the Fund

About Your Account

Financial Information About the Fund

                                           44
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  ABOUT THE FUND
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Additional Information About the Fund's Investment Policies and Risks

         The investment objective, the principal investment policies and the main risks of the Fund are described in the Prospectus.  This Statement of Additional Information
contains supplemental information about those policies and risks and the types of securities that the Fund's investment Manager, OppenheimerFunds, Inc., can select for the Fund.  Additional information is also provided about the strategies that the Fund may use to try to achieve its objective.

The Fund's Investment Policies.   The composition of the Fund's portfolio and the
techniques and strategies that the Manager may use in selecting portfolio securities will vary over time. The Fund is not required to use all of the investment techniques and strategies described below at all times in seeking its goals.  It may use some of the special investment techniques and strategies at some times or not at all.

              |X|  Debt Securities.  The Fund can invest in a variety of debt securities to seek its objective.  Foreign debt securities are subject to the risks of foreign securities described above.  In general, debt securities are also subject to two additional types of risk: credit risk and interest rate risk.
                  |_| Credit Risks.  Credit risk relates to the ability of the issuer to meet interest or principal payments or both as they become due.  In general, lower-grade, higher-yield bonds are subject to credit risk to a greater extent that lower-yield, higher-quality bonds.

         The Fund's debt investments can include high yield, non-investment-grade bonds
(commonly referred to as "junk bonds").  Investment-grade bonds are bonds rated at least "Baa" by Moody's Investors Service, Inc. ("Moody's"), or at least "BBB" by
Standard & Poor's Rating Services ("S&P") or Fitch, Inc. ("Fitch") or that have comparable ratings by another nationally-recognized rating organization.

         In making investments in debt securities, the Manager may rely to some extent on the ratings of ratings organizations or it may use its own research to evaluate a security's credit-worthiness.  If securities the Fund buys are unrated, they are assigned a rating by the Manager of comparable quality to bonds having similar yield and risk characteristics within a rating category of a rating organization.

         The Fund does not have investment policies establishing specific maturity ranges for the Fund's investments, and they may be within any maturity range (short, medium or long) depending on the Manager's evaluation of investment opportunities available within the debt securities markets. The Fund may shift its investment focus to securities of longer maturity as interest rates decline and to securities of shorter maturity as interest rates rise.

                  |_| Interest Rate Risk.  Interest rate risk refers to the
fluctuations in value of fixed-income securities resulting from the inverse relationship between price and yield.  For example, an increase in general interest rates will tend to reduce the market value of already-issued fixed-income investments, and a decline in general interest rates will tend to increase their value.  In addition, debt securities with longer maturities, which tend to have higher yields, are subject to potentially greater fluctuations in value from changes in interest rates than obligations with shorter maturities.
                  |_|  Special Risks of Lower-Grade Securities.  The Fund can invest directly up to 10% of its net assets in lower-grade debt securities, if the Manager believes it is consistent with the Fund's objective.  Because lower-rated securities tend to offer higher yields than investment grade securities, the Fund may invest in lower-grade securities to try to achieve higher income.

         "Lower-grade" debt securities are those rated below "investment grade" which means they have a rating lower than "Baa" by Moody's or lower than "BBB" by S&P or
Fitch or similar ratings by other rating organizations.  If they are unrated, and are determined by the Manager to be of comparable quality to debt securities rated below investment grade, they are considered part of the Fund's portfolio of lower-grade securities.  The Fund can invest in securities rated as low as "C" or "D" or which may be in default at the time the Fund buys them.

         Some of the special credit risks of lower-grade securities are discussed below.  There is a greater risk that the issuer may default on its obligation to pay interest or to repay principal than in the case of investment grade securities.  The issuer's low creditworthiness may increase the potential for its insolvency.  An overall decline in values in the high yield bond market is also more likely during a period of a general economic downturn.  An economic downturn or an increase in interest rates could severely disrupt the market for high yield bonds, adversely affecting the values of outstanding bonds as well as the ability of issuers to pay interest or repay principal.  In the case of foreign high yield bonds, these risks are in addition to the special risk of foreign investing discussed in the Prospectus and in this Statement of Additional Information.

         To the extent they can be converted into stock, convertible securities may be less subject to some of these risks than non-convertible high yield bonds, since stock may be more liquid and less affected by some of these risk factors.

         While securities rated "Baa" by Moody's or "BBB" by S&P are investment grade and are not regarded as junk bonds, those securities may be subject to special risks, and have some speculative characteristics.

Shares of Underlying Oppenheimer Funds.  The Fund can invest in various Oppenheimer funds.  The Prospectus contains a brief description of Oppenheimer Limited-Term
Government Fund ("Limited-Term Government Fund"), Oppenheimer Bond Fund ("Bond Fund"),
Oppenheimer U.S. Government Trust ("U.S. Government Trust"), Oppenheimer Strategic
Income Fund ("Strategic Income Fund"), and Oppenheimer Money Market Fund, Inc. ("Money
Market Fund") (collectively referred to as the "underlying funds"), including each underlying funds investment objective.  Set forth below is supplemental information about the types of securities each underlying fund may invest in, as well as strategies each underlying fund may use to try to achieve its objective.  For more complete information about each underlying fund's investment policies and strategies, please refer to each underlying fund's prospectus.  You may obtain a copy of each underlying fund's prospectus by calling 1.800.525.7048.

|X|      U.S. Government Securities.  Each of the underlying Funds may purchase U.S.
government securities.  These include obligations issued or guaranteed by the U.S.
government or any of its agencies or instrumentalities.  These may include direct obligations of the U.S. Treasury, such as Treasury bills, notes and bonds.  Other U.S.
government securities are supported by the full faith and credit of the United States, such as pass-through certificates issued by the Government National Mortgage
Association.  Others may be supported by the right of the issuer to borrow from the
U.S. Treasury, such as securities of Federal Home Loan Banks.  Others may be supported only by the credit of the instrumentality, such as obligations of the Federal National
Mortgage Association.

|X|      Mortgage-Backed Securities.  Limited-Term Government Fund, Bond Fund, U.S.
Government Trust and Strategic Income Fund may purchase mortgage-backed securities and collateralized mortgage obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities.  Bond Fund may also purchase mortgage-backed securities and collateralized mortgage obligations issued by private issuers.  Limited-Term
Government Fund, Bond Fund, U.S. Government Trust and Strategic Income Fund may also invest in "stripped" mortgage-backed securities, CMOs or other securities issued by agencies or instrumentalities of the U.S. Government, and Bond Fund may invest in private-issuer stripped securities.  Limited-Term Government Fund, Bond Fund, U.S.
Government Trust and Strategic Income Fund may also enter into "forward roll"
transactions with mortgage backed securities.  In a forward roll transaction, the fund sells mortgage-backed securities it holds to banks or other buyers and simultaneously agrees to repurchase a similar security from that party at a later date at an agreed-upon price.

|X|      Asset-Backed Securities.  Bond Fund, Strategic Income Fund and Money Market
Fund may invest in asset-backed securities (securities that represent interests in pools of consumer loans and other trade receivables, similar to mortgage-backed securities).

|X|      Zero Coupon Securities.  Bond Fund and Strategic Income Fund may invest in zero coupon securities (securities which may be issued by the U.S. government, its agencies or instrumentalities or by private issuers, that are offered at a substantial discount from their face value and do not pay interest but mature at face value), and
Strategic Income Fund and Bond Fund may invest in zero coupon corporate securities
(which are similar to U.S. government zero coupon Treasury securities but are issued by companies).

|X|      Debt Securities of Domestic Companies.  Bond Fund and Strategic Income Fund
may invest in debt securities of U.S. companies.  Those corporate debt securities may be rated as low as "D" by S&P or Fitch or "C" by Moody's.  Bond Fund may invest up to
35% of its assets in lower-grade securities (often called junk bonds) and Strategic
Income Fund may invest up to 100% of its assets in junk bonds.

|X|      Debt Securities of Foreign Governments and Companies.  Bond Fund and Strategic
Income Fund may invest in debt securities issued or guaranteed by foreign companies,
"supranational" entities such as the World Bank, and foreign governments or their agencies.  These foreign securities may include debt obligations such as government bonds, debentures issued by companies and notes. Some of these debt securities may have variable interest rates or "floating" interest rates that change in different market conditions.

|X|      Preferred Stocks.  Bond Fund and Strategic Income Fund may invest in preferred stocks. Preferred stocks, unlike common stocks, generally offers a stated dividend rate payable from the corporation's earnings.

|X|      Participation Interests.  Strategic Income Fund may acquire participation interests in loans that are made to U.S. or foreign companies.  They may be interests in, or assignments of, the loan and are acquired from banks or brokers that have made the loan or are members of the lending syndicate.

|X|      Short-term Debt Securities.  In addition to U.S. government securities, the
Money Market Fund will invest in the following types of money market securities: (i)
bank obligations, such as time deposits, certificates of deposit and bankers'
acceptances, of a domestic bank or foreign bank with total assets of at least $1 billion, (ii) commercial paper, (iii) corporate obligations, (iv) other money market obligations other than those listed above if they are subject to repurchase agreements or guaranteed as to their principal and interest by a domestic bank having total assets in excess of $500 million or by a corporation whose commercial paper may be purchased by the fund, and (v) U.S. dollar-denominated short-term investments that the
Money Market Fund's Board of Directors determines present minimal credit risk and which are of "high quality" as determined by a nationally-recognized statistical rating organization.  Money Market Fund is required to purchase only those securities that the fund's manager, under Board-approved procedures, has determined have minimal credit risks and have a high credit rating.

         The investment techniques and strategies used by the underlying funds include the following:

         Each underlying fund may invest in illiquid and restricted securities, and repurchase agreements.  Limited-Term Government Fund, U.S. Government Trust, Strategic
Income Fund and Bond Fund may purchase securities on a "when-issued" and delayed delivery basis (securities that have been created and for which a market exists, but which are not available for immediate delivery), and hedging instruments, including certain kinds of futures contracts and put and call options, and options on futures, or enter into interest rate swap agreements.  Bond Fund and Strategic Income Fund may enter into foreign currency exchange contracts.  None of the underlying funds use hedging instruments for speculative purposes.  Limited-Term Government Fund, U.S.
Government Trust, Strategic Income Fund and Bond Fund may also invest in derivative investments (a specially-designed investment whose performance is linked to the performance of another investment or security, such as an option, future or index).
Limited-Term Government Fund and U.S. Government Trust may enter into reverse repurchase agreements and Bond Fund and U.S. Government Trust may lend their portfolio securities, subject to certain limitations, to brokers, dealers and other financial institutions.

Wrap Agreements.  Wrap Agreements are structured with a number of different features.
Wrap Agreements purchased by the Fund are of three basic types: (1) non-participating,
(2) participating and (3) "hybrid".  In addition, the Wrap Agreements will either be of fixed-maturity or open-end maturity ("evergreen").  The Fund enters into particular types of Wrap Agreements depending upon their respective cost to the Fund and the Wrap
Provider's creditworthiness, as well as upon other factors.  Under most circumstances, it is anticipated that the Fund will enter into participating or hybrid Wrap
Agreements of open-end maturity.

         Under a non-participating Wrap Agreement, the Wrap Provider becomes obligated to make a payment to the Fund whenever the Fund sells Covered Assets at a price below
Book Value to meet withdrawals of a type covered by the Wrap Agreement (a "Benefit
Event").  Conversely, the Fund becomes obligated to make a payment to the Wrap
Provider whenever the Fund sells Covered Assets at a price above their Book Value in response to a Benefit Event.  In neither case is the Crediting Rate adjusted at the time of the Benefit Event.  Accordingly, under this type of Wrap Agreement, while the
Fund is protected against decreases in the market value of the Covered Assets below
Book Value, it does not realize increases in the market value of the Covered Assets above Book Value; those increases are realized by the Wrap Providers.

         Under a participating Wrap Agreement, the obligation of the Wrap Provider or the Fund to make payments to each other typically does not arise until all of the
Covered Assets have been liquidated.  Instead of payments being made on the occurrence of each Benefit Event, the obligation to pay is a factor in the periodic adjustment of the Crediting Rate.  A participating Wrap Agreement may require that any accrued gains left in the Fund that are not distributed through the Crediting Rate prior to the liquidation of all Covered Assets will be paid to the Wrap Provider.

         Under a hybrid Wrap Agreement, the obligation of the Wrap Provider or the Fund to make payments does not arise until withdrawals exceed a specified percentage of the
Covered Assets, after which time payment covering the difference between market value and Book Value will occur.

         A fixed-maturity Wrap Agreement terminates at a specified date, at which time settlement of any difference between Book Value and market value of the Covered Assets occurs.  A fixed-maturity Wrap Agreement tends to ensure that the Covered Assets provide a relatively fixed rate of return over a specified period of time through bond immunization, which targets the duration of the Covered Assets to the remaining life of the Wrap Agreement.

         An evergreen Wrap Agreement has no fixed maturity date on which payment must be made, and the rate of return on the Covered Assets accordingly tends to vary.
Unlike the rate of return under a fixed-maturity Wrap Agreement, the rate of return on assets covered by an evergreen Wrap Agreement tends to more closely track prevailing market interest rates and thus tends to rise when interest rates rise and fall when interest rates fall.  An evergreen Wrap Agreement may be converted into a fixed-maturity Wrap Agreement that will mature in the number of years equal to the duration of the Covered Assets.

         Wrap Providers are banks, insurance companies and other financial institutions.  The number of Wrap Providers have been increased in recent years.
There are currently approximately 19 Wrap Providers rated in the top two long-term rating categories by Moody's, S&P or another nationally recognized statistical rating organization.  The cost of Wrap Agreements is typically 0.10% to 0.25% per dollar of
Covered Asset per annum.  The Fund will expense the cost of the Wrap Agreements.

         As described in the Prospectus, the Wrap Agreements are considered illiquid securities. Therefore, the value of all Wrap Agreements and other illiquid securities will not exceed 15% of the Fund's net assets.  If the value of all Wrap Agreements and other illiquid securities exceeds 15% of the Fund's net assets at any time, the Fund's net asset value may decrease and the Fund's investment Manager, OppenheimerFunds,
Inc., will take steps to reduce the value of the Wrap Agreements to 15% or less of net assets.

         If a Wrap Agreement is terminated by the Wrap Provider, normally, the Wrap
Provider will be required to make a single sum payment equal to the positive value of the terminating Wrap Provider's share of the Covered Assets on a mutually agreed to maturity date that will not be earlier than the effective date of termination, plus a number of years equal to the duration of the Fund on the date of termination.  If the value of the Wrap Agreement on the maturity date is zero or less, no payment will be required by the Wrap Provider.  However, the Wrap Agreements may provide the Wrap
Providers with the ability to terminate the Wrap Agreements with no further obligation to the Fund if the Manager allows distributions from the Fund other than for benefit sensitive payments to plan participants, if the Fund's Manager or the Fund's objective or investment policies are changed without the consent of the Wrap Provider, the
Fund's assets are invested in securities other than as set forth in the Prospectus, someone other than the Manager exercises investment discretion over the Fund, the Wrap fees remain unpaid for a stated period of time, the Fund is terminated or amended or its administrative practices or applicable law are changed in a manner that may materially alter the Wrap Provider's duties, rights, obligations or liabilities or materially alter deposits to or withdrawals from the Fund, the Manager permits plans to invest in the Fund that do not meet the Wrap Agreement's stated underwriting standards, or the Fund's Investment Company Act registration lapses or is suspended.

         If, to effectuate a redemption payment, the Fund is required to liquidate all
Covered Assets, the Wrap Provider may be obligated to pay to the Fund all or some of the difference between the market value and corresponding Book Value of such Covered
Assets (if market value is less than Book Value).  If, on the other hand, the market value of the liquidated Covered Assets is greater than the corresponding Book Value, the Fund may be obligated to pay all or some of the difference to the Wrap Provider.

         Because it is anticipated that each Wrap Agreement will cover all Covered
Assets up to a specified dollar amount, if more than one Wrap Provider becomes obligated to pay to the Fund the difference between Book Value and the market value of the Covered Assets, each Wrap Provider will be obligated to pay a pro-rata amount in proportion to the maximum dollar amount of coverage provided.  Thus, the Fund will not have the option of choosing which Wrap Agreement to draw upon in any such payment situation.  However, if a portion of a Wrap Agreement is to be assigned as a payment-in-kind to a Plan, the Fund will have the discretion to choose to allocate the payment to a single Wrap Agreement.  In that circumstance, the Fund expects to address subsequent requests for such assignments to a different Wrap Provider until each Wrap
Provider has made roughly its pro rata share of such assignments.

         The terms of a Wrap Agreement may require that the Covered Assets have a specified duration or maturity, consist of specified types of securities or be of a specified credit quality.  The Fund will purchase Wrap Agreements whose criteria in this regard are consistent with the Fund's investment objectives and policies as set forth in the Prospectus, although in some cases the Wrap Agreement may require more restrictive investment objectives and policies than otherwise permitted by the
Prospectus and Statement of Additional Information.

o        Risks of Investing in Wrap Agreements.  In the event of the default of a Wrap
Provider, the Fund could potentially lose the Book Value protections provided by the
Wrap Agreements with that Wrap Provider.  However, the impact of such a default on the
Fund as a whole may be minimal or non-existent if the market value of the Covered
Assets thereunder is greater than their Book Value at the time of the default, because the Wrap Provider would have no obligation to make payments to the Fund under those circumstances.  In addition, the Fund may be able to obtain another Wrap Agreement from another Wrap Provider to provide Book Value protections with respect to those
Covered Assets.  The cost of the replacement Wrap Agreement might be higher than the initial Wrap Agreement due to market conditions or if the market value of those
Covered Assets is less than their Book Value at the time of entering into the replacement agreement.  Such cost would also be in addition to any premiums previously paid to the defaulting Wrap Provider.  If the Fund were unable to obtain a replacement
Wrap Agreement, participants redeeming Shares might experience losses if the market value of the Fund's assets no longer covered by the Wrap Agreement is below Book
Value.  The combination of the default of a Wrap Provider and an inability to obtain a replacement agreement could render the Fund unable to achieve its investment objective of seeking to maintain a stable value per Share.

         With respect to payments made under the Wrap Agreements between the Fund and the Wrap Provider, some Wrap Agreements, as noted in the Fund's prospectus, provide that payments may be due upon disposition of the Covered Assets or upon termination of the Wrap Agreement.  In none of these cases, however, would the terms of the Wrap
Agreements specify which Covered Assets are to be disposed of or liquidated.
Moreover, because it is anticipated that each Wrap Agreement will cover all Covered
Assets up to a specified dollar amount, if more than one Wrap Provider becomes obligated to pay to the Fund the difference between Book Value and market value, each
Wrap Provider will pay a pro-rata amount in proportion to the maximum dollar amount of coverage provided.  Thus, the Fund will not have the option of choosing which Wrap
Agreement to draw upon in any such payment situation.  In the event of termination of a Wrap Agreement or conversion of an evergreen Wrap Agreement to a fixed maturity, some Wrap Agreements may require that the duration of some portion of the Fund's portfolio securities be reduced to correspond to the fixed maturity or termination date.  That may adversely effect the yield of the Fund.

         The Wrap Agreements typically provide that either the Wrap Provider or the
Fund may terminate the Wrap Agreement upon specified notice to the other party.  If a
Wrap Agreement is terminated the Fund intends to purchase a new Wrap Agreement from another financial institution on terms substantially similar to those of the terminated Wrap Agreement.  However, there may be certain circumstances in which substitute Wrap Agreements are unavailable or are available only on terms the Fund considers disadvantageous.

         In such circumstances, the Wrap Agreements permit the Fund to convert the terminating Wrap Agreement into a maturing Wrap Agreement.  The maturity period for a terminating Wrap Agreement will approximate the investment duration of the Fund at that time.  During that maturity period the terminating Wrap Agreement will apply to a distinct investment portfolio within the Fund. That distinct portfolio will be managed to a declining investment duration, as required by the Wrap Agreement. The terminating
Wrap Provider will continue to be responsible for paying its proportionate share of any payments required to satisfy redemption requests.  The terminating Wrap Agreement will have a distinct Crediting Rate, reflecting its distinct investment portfolio.
The Fund's overall Crediting Rate will reflect a blending of the Crediting Rate on the terminating Wrap Agreement and the Crediting Rate on the remaining Wrap Agreements.

Other Securities the Fund May Purchase.  From time to time, when the Manager determines that it would be advantageous to the Fund, the Fund may invest in any of the securities described below either exclusively or in addition to its investment in the underlying funds.  The Wrap Agreements the Fund purchases may contain certain investment restrictions which limit the Fund's ability to invest in some or all of the following:

|X|      High-Yield, Lower-Grade Debt Securities of U.S. Issuers.  The Fund can
purchase a variety of lower-grade, high-yield debt securities of U.S. issuers, including bonds, debentures, notes, preferred stocks, loan participation interests, structured notes, asset-backed securities, among others, to seek high current income.
These securities are sometimes called "junk bonds."  The Fund has no requirements as to the maturity of the debt securities it can buy, or as to the market capitalization range of the issuers of those securities.  The Fund will not invest more than 10% of its net assets in high yield, lower-grade debt securities.

         Lower-grade debt securities are those rated below "Baa" by Moody's or lower than "BBB" by S&P or Fitch or similar ratings by other nationally-recognized rating organizations.  The Fund can invest in securities rated as low as "C" or "D" or which are in default at the time the Fund buys them.  While securities rated "Baa" by
Moody's or "BBB" by S&P or Fitch are considered "investment grade," they have some speculative characteristics.

         The Manager does not rely solely on ratings issued by rating organizations when selecting investments for the Fund.  The Fund can buy unrated securities that offer high current income. The Manager may assign a rating to an unrated security that is equivalent to the rating of a rated security that the Manager believes offers comparable yields and risks.

         While investment-grade securities are subject to risks of non-payment of interest and principal, generally, higher yielding lower-grade bonds, whether rated or unrated, have greater risks than investment-grade securities.  They may be subject to greater market fluctuations and risk of loss of income and principal than investment-grade securities.  There may be less of a market for them and therefore they may be harder to sell at an acceptable price.  There is a relatively greater possibility that the issuer's earnings may be insufficient to make the payments of interest and principal due on the bonds.  These risks mean that the Fund may not achieve the expected income from lower-grade securities.

|X|      Foreign Debt Securities. The Fund can buy a variety of debt securities issued by foreign governments and companies, as well as "supra-national" entities, such as the World Bank.  They can include bonds, debentures, and notes, including derivative investments called "structured" notes, described below.  The Fund will not invest 25%
or more of its total assets in debt securities of any one foreign government or in debt securities of companies in any one industry.  The Fund has no requirements as to the maturity range of the foreign debt securities it can buy, or as to the market capitalization range of the issuers of those securities.

         The Fund's foreign debt investments can be denominated in U.S. dollars or in foreign currencies.  The Fund will buy foreign currency only in connection with the purchase and sale of foreign securities and not for speculation.

         The Fund can buy "Brady Bonds," which are U.S.-dollar denominated debt securities collateralized by zero-coupon U.S. Treasury securities.  They are typically issued by emerging markets countries and are considered speculative securities with higher risks of default.

         The debt obligations of foreign governments and entities may or may not be supported by the full faith and credit of the foreign government.  The Fund may buy securities issued by certain "supra-national" entities, which include entities designated or supported by governments to promote economic reconstruction or development, international banking organizations and related government agencies.
Examples are the International Bank for Reconstruction and Development (commonly called the "World Bank"), the Asian Development bank and the Inter-American
Development Bank.

         The governmental members of these supra-national entities are "stockholders"
that typically make capital contributions and may be committed to make additional capital contributions if the entity is unable to repay its borrowings.  A supra-national entity's lending activities may be limited to a percentage of its total capital, reserves and net income.  There can be no assurance that the constituent foreign governments will continue to be able or willing to honor their capitalization commitments for those entities.

         The Fund can invest in U.S. dollar-denominated "Brady Bonds." These foreign debt obligations may be fixed-rate par bonds or floating-rate discount bonds. They are generally collateralized in full as to repayment of principal at maturity by U.S.
Treasury zero-coupon obligations that have the same maturity as the Brady Bonds.
Brady Bonds can be viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity.  Those uncollateralized amounts constitute what is called the "residual risk."

         If there is a default on collateralized Brady Bonds resulting in acceleration of the payment obligations of the issuer, the zero-coupon U.S. Treasury securities held as collateral for the payment of principal will not be distributed to investors, nor will those obligations be sold to distribute the proceeds.  The collateral will be held by the collateral agent to the scheduled maturity of the defaulted Brady Bonds.
The defaulted bonds will continue to remain outstanding, and the face amount of the collateral will equal the principal payments which would have then been due on the
Brady Bonds in the normal course.  Because of the residual risk of Brady Bonds and the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds, Brady Bonds are considered speculative investments.

         |_| Risks of Foreign Investing.  Investments in foreign securities may offer special opportunities for investing but also present special additional risks and considerations not typically associated with investments in domestic securities. Some of these additional risks are:
o        reduction of income by foreign taxes;
o        fluctuation in value of foreign investments due to changes in currency rates or currency control regulations (for example, currency blockage);
o        transaction charges for currency exchange;
o        lack of public information about foreign issuers;
o        lack of uniform accounting, auditing and financial reporting standards in foreign countries comparable to those applicable to domestic issuers;
o        less volume on foreign exchanges than on U.S. exchanges;
o        greater volatility and less liquidity on foreign markets than in the U.S.;
o        less governmental regulation of foreign issuers, stock exchanges and brokers than in the U.S.;
o        greater difficulties in commencing lawsuits;
o        higher brokerage commission rates than in the U.S.;
o        increased risks of delays in settlement of portfolio transactions or loss of certificates for portfolio securities;
o        possibilities in some countries of expropriation, confiscatory taxation, political, financial or social instability or adverse diplomatic developments; and
o        unfavorable differences between the U.S. economy and foreign economies.

         In the past, U.S. government policies have discouraged certain investments abroad by U.S. investors, through taxation or other restrictions, and it is possible that such restrictions could be re-imposed.

         |_|  Special Risks of Emerging Markets.  Emerging and developing markets abroad may also offer special opportunities for investing but have greater risks than more developed foreign markets, such as those in Europe, Canada, Australia, New
Zealand and Japan.  There may be even less liquidity in their securities markets, and settlements of purchases and sales of securities may be subject to additional delays.
They are subject to greater risks of limitations on the repatriation of income and profits because of currency restrictions imposed by local governments.  Those countries may also be subject to the risk of greater political and economic instability, which can greatly affect the volatility of prices of securities in those countries.  The Manager will consider these factors when evaluating securities in these markets, because the selection of those securities must be consistent with the
Fund's investment objective.

         |X|  Mortgage-Related Securities.  Mortgage-related securities are a form of derivative investment collateralized by pools of commercial or residential mortgages.
Pools of mortgage loans are assembled as securities for sale to investors by government agencies or entities or by private issuers.  These securities include collateralized mortgage obligations ("CMOs"), mortgage pass-through securities, stripped mortgage pass-through securities, interests in real estate mortgage investment conduits ("REMICs") and other real-estate related securities.

         Mortgage-related securities that are issued or guaranteed by agencies or instrumentalities of the U.S. government have relatively little credit risk (depending on the nature of the issuer) but are subject to interest rate risks and prepayment risks, as described in the Prospectus.

         As with other debt securities, the prices of mortgage-related securities tend to move inversely to changes in interest rates.  The Fund can buy mortgage-related securities that have interest rates that move inversely to changes in general interest rates, based on a multiple of a specific index. Although the value of a mortgage-related security may decline when interest rates rise, the converse is not always the case.

         In periods of declining interest rates, mortgages are more likely to be prepaid.  Therefore, a mortgage-related security's maturity can be shortened by unscheduled prepayments on the underlying mortgages.  Therefore, it is not possible to predict accurately the security's yield.  The principal that is returned earlier than expected may have to be reinvested in other investments having a lower yield than the prepaid security.  Therefore, these securities may be less effective as a means of
"locking in" attractive long-term interest rates, and they may have less potential for appreciation during periods of declining interest rates, than conventional bonds with comparable stated maturities.

         Prepayment risks can lead to substantial fluctuations in the value of a mortgage-related security.  In turn, this can affect the value of the Fund's shares.
If a mortgage-related security has been purchased at a premium, all or part of the premium the Fund paid may be lost if there is a decline in the market value of the security, whether that results from interest rate changes or prepayments on the underlying mortgages.  In the case of stripped mortgage-related securities, if they experience greater rates of prepayment than were anticipated, the Fund may fail to recoup its initial investment on the security.

         During periods of rapidly rising interest rates, prepayments of mortgage-related securities may occur at slower than expected rates.  Slower prepayments effectively may lengthen a mortgage-related security's expected maturity.
Generally, that would cause the value of the security to fluctuate more widely in responses to changes in interest rates.  If the prepayments on the Fund's mortgage-related securities were to decrease broadly, the Fund's effective duration, and therefore its sensitivity to interest rate changes, would increase.

         As with other debt securities, the values of mortgage-related securities may be affected by changes in the market's perception of the creditworthiness of the entity issuing the securities or guaranteeing them.  Their values may also be affected by changes in government regulations and tax policies.

                  |_|      Collateralized Mortgage Obligations.  CMOs are multi-class bonds that are backed by pools of mortgage loans or mortgage pass-through certificates. They may be collateralized by:
(1)      pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, or
                  Freddie Mac,
(2)      unsecuritized mortgage loans insured by the Federal Housing Administration or guaranteed by the Department of Veterans' Affairs,
(3)      unsecuritized conventional mortgages,
(4)      other mortgage-related securities, or
(5)      any combination of these.

         Each class of CMO, referred to as a "tranche," is issued at a specific coupon rate and has a stated maturity or final distribution date.  Principal prepayments on the underlying mortgages may cause the CMO to be retired much earlier than the stated
maturity or final distribution date. The principal and interest on the underlying mortgages may be allocated among the several classes of a series of a CMO in different ways.  One or more tranches may have coupon rates that reset periodically at a specified increase over an index.  These are floating rate CMOs, and typically have a cap on the coupon rate.  Inverse floating rate CMOs have a coupon rate that moves in the reverse direction to an applicable index.  The coupon rate on these CMOs will increase as general interest rates decrease.  These are usually much more volatile than fixed rate CMOs or floating rate CMOs.

         |X| U.S. Government Securities.  These are securities issued or guaranteed by the U.S. Treasury or other government agencies or federally-chartered corporate entities referred to as "instrumentalities."  The obligations of U.S. government agencies or instrumentalities in which the Fund may invest may or may not be guaranteed or supported by the "full faith and credit" of the United States.  "Full faith and credit" means generally that the taxing power of the U.S. government is pledged to the payment of interest and repayment of principal on a security.  If a security is not backed by the full faith and credit of the United States, the owner of the security must look principally to the agency issuing the obligation for repayment.  The owner might not be able to assert a claim against the United States if the issuing agency or instrumentality does not meet its commitment.  The Fund will invest in securities of U.S. government agencies and instrumentalities only if the
Manager is satisfied that the credit risk with respect to the agency or instrumentality is minimal.

                      |_|  U.S. Treasury Obligations.  These include Treasury bills
(maturities of one year or less when issued), Treasury notes (maturities of from one to 10 years), and Treasury bonds (maturities of more than 10 years).  Treasury securities are backed by the full faith and credit of the United States as to timely payments of interest and repayments of principal. They also can include U. S. Treasury securities that have been "stripped" by a Federal Reserve Bank, zero-coupon U.S.
Treasury securities described below, and Treasury Inflation-Protection Securities
("TIPS").

                      |_|  Treasury Inflation-Protection Securities.  The Fund can buy
these U.S. Treasury securities, called "TIPS," that are designed to provide an investment vehicle that is not vulnerable to inflation. The interest rate paid by TIPS is fixed. The principal value rises or falls semi-annually based on changes in the published Consumer Price Index.  If inflation occurs, the principal and interest payments on TIPS are adjusted to protect investors from inflationary loss.  If deflation occurs, the principal and interest payments will be adjusted downward, although the principal will not fall below its face amount at maturity.

                      |_|  Obligations Issued or Guaranteed by U.S. Government Agencies
or Instrumentalities.  These include direct obligations and mortgage-related securities that have different levels of credit support from the government.  Some are supported by the full faith and credit of the U.S. government, such as Government
National Mortgage Association pass-through mortgage certificates (called "Ginnie
Maes").  Some are supported by the right of the issuer to borrow from the U.S. Treasury under certain circumstances, such as Federal National Mortgage Association bonds
("Fannie Maes").  Others are supported only by the credit of the entity that issued them, such as Federal Home Loan Mortgage Corporation obligations ("Freddie Macs").

                      |_|  U.S. Government Mortgage-Related Securities.  The Fund can
invest in a variety of mortgage-related securities that are issued by U.S. government agencies or instrumentalities, some of which are described below.

                      |_|  GNMA Certificates.  The Government National Mortgage
Association ("GNMA") is a wholly-owned corporate instrumentality of the United States within the U.S. Department of Housing and Urban Development.  GNMA's principal programs involve its guarantees of privately-issued securities backed by pools of mortgages.  Ginnie Maes are debt securities representing an interest in one or a pool of mortgages that are insured by the Federal Housing Administration or the Farmers
Home Administration or guaranteed by the Veterans Administration

         The Ginnie Maes in which the Fund invests are of the "fully modified pass-through" type. They provide that the registered holders of the Ginnie Maes will receive timely monthly payments of the pro-rata share of the scheduled principal payments on the underlying mortgages, whether or not those amounts are collected by the issuers.  Amounts paid include, on a pro rata basis, any prepayment of principal of such mortgages and interest (net of servicing and other charges) on the aggregate unpaid principal balance of the Ginnie Maes, whether or not the interest on the underlying mortgages has been collected by the issuers.

         The Ginnie Maes purchased by the Fund are guaranteed as to timely payment of principal and interest by GNMA.  In giving that guaranty, GNMA expects that payments received by the issuers of Ginnie Maes on account of the mortgages backing the Ginnie
Maes will be sufficient to make the required payments of principal of and interest on those Ginnie Maes.  However if those payments are insufficient, the guaranty agreements between the issuers of the Ginnie Maes and GNMA require the issuers to make advances sufficient for the payments.  If the issuers fail to make those payments,
GNMA will do so.

         Under federal law, the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty issued by GNMA as to such mortgage pools.  An opinion of an Assistant Attorney General of the United States, dated December 9, 1969, states that such guaranties "constitute general obligations of the United States backed by its full faith and credit."  GNMA is empowered to borrow from the United States Treasury to the extent necessary to make any payments of principal and interest required under those guaranties.

         Ginnie Maes are backed by the aggregate indebtedness secured by the underlying
FHA-insured, FMHA-insured or VA-guaranteed mortgages.  Except to the extent of payments received by the issuers on account of such mortgages, Ginnie Maes do not constitute a liability of those issuers, nor do they evidence any recourse against those issuers.  Recourse is solely against GNMA. Holders of Ginnie Maes (such as the
Fund) have no security interest in or lien on the underlying mortgages.

         Monthly payments of principal will be made, and additional prepayments of principal may be made, to the Fund with respect to the mortgages underlying the Ginnie
Maes owned by the Fund.  All of the mortgages in the pools relating to the Ginnie Maes in the Fund are subject to prepayment without any significant premium or penalty, at the option of the mortgagors.  While the mortgages on one-to-four-family dwellings underlying certain Ginnie Maes have a stated maturity of up to 30 years, it has been the experience of the mortgage industry that the average life of comparable mortgages, as a result of prepayments, refinancing and payments from foreclosures, is considerably less.

                           |_|  Federal Home Loan Mortgage Corporation Certificates
("FHLMC"). FHLMC, a corporate instrumentality of the United States, issues FHLMC
Certificates representing interests in mortgage loans.  FHLMC guarantees to each registered holder of a FHLMC Certificate timely payment of the amounts representing a holder's proportionate share in:
(i)      interest payments less servicing and guarantee fees,
(ii)     principal prepayments and
(iii)    the ultimate collection of amounts representing the holder's proportionate interest in principal payments on the mortgage loans in the pool represented by the FHLMC Certificate, in each case whether or not such amounts are actually received.

         The obligations of FHLMC under its guarantees are obligations solely of FHLMC and are not backed by the full faith and credit of the United States.

                           |_|  Federal National Mortgage Association (Fannie Mae)
Certificates.  Fannie Mae, a federally-chartered and privately-owned corporation, issues Fannie Mae Certificates which are backed by a pool of mortgage loans.  Fannie
Mae guarantees to each registered holder of a Fannie Mae Certificate that the holder will receive amounts representing the holder's proportionate interest in scheduled principal and interest payments, and any principal prepayments, on the mortgage loans in the pool represented by such Certificate, less servicing and guarantee fees, and the holder's proportionate interest in the full principal amount of any foreclosed or other liquidated mortgage loan. In each case the guarantee applies whether or not those amounts are actually received. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by the full faith and credit of the United States or any of its agencies or instrumentalities other than
Fannie Mae.

                  |_|  Zero-Coupon U.S. Government Securities.  The Fund may buy
zero-coupon U.S. government securities.  These will typically be U.S. Treasury Notes and Bonds that have been stripped of their unmatured interest coupons, the coupons themselves, or certificates representing interests in those stripped debt obligations and coupons.

         Zero-coupon securities do not make periodic interest payments and are sold at a deep discount from their face value at maturity.  The buyer recognizes a rate of return determined by the gradual appreciation of the security, which is redeemed at face value on a specified maturity date. This discount depends on the time remaining until maturity, as well as prevailing interest rates, the liquidity of the security and the credit quality of the issuer.  The discount typically decreases as the maturity date approaches.

         Because zero-coupon securities pay no interest and compound semi-annually at the rate fixed at the time of their issuance, their value is generally more volatile than the value of other debt securities that pay interest.  Their value may fall more dramatically than the value of interest-bearing securities when interest rates rise.
When prevailing interest rates fall, zero-coupon securities tend to rise more rapidly in value because they have a fixed rate of return.

         The Fund's investment in zero-coupon securities may cause the Fund to recognize income and make distributions to shareholders before it receives any cash payments on the zero-coupon investment.  To generate cash to satisfy those distribution requirements, the Fund may have to sell portfolio securities that it otherwise might have continued to hold or to use cash flows from other sources such as the sale of Fund shares.

         |X|  Portfolio Turnover.  "Portfolio turnover" describes the rate at which the
Fund trades its portfolio securities during its fiscal year.  For example, if a fund sold all of its securities during the year, its portfolio turnover rate would have been 100%. The Fund's portfolio turnover rate will fluctuate from year to year, but it is not expected that the Fund's portfolio turnover rate will exceed 100%.

         Increased turnover of the non-mutual fund securities the Fund may purchase can result in higher brokerage and transaction costs for the Fund, which may reduce its overall performance.  The Fund incurs no brokerage and transaction costs when it buys and sells shares of the underlying funds. Additionally, the realization of capital gains from selling portfolio securities may result in distributions of long-term capital gains to shareholders, since the Fund will normally distribute all of its capital gains realized each year, to avoid excise taxes under the Internal Revenue
Code.

Other Investment Techniques and Strategies.  In seeking its objective, the Fund may from time to time use the types of investment strategies and investments described below.  It is not required to use all of these strategies at all times and at times may not use them.

         |X|  Other Zero-Coupon Securities.  The Fund may buy zero-coupon and delayed interest securities, and "stripped" securities of corporations and of foreign government issuers.  These are similar in structure to zero-coupon and "stripped" U.S.
government securities, but in the case of foreign government securities may or may not be backed by the "full faith and credit" of the issuing foreign government.
Zero-coupon securities issued by foreign governments and by corporations will be subject to greater credit risks than U.S. government zero-coupon securities.

         |X|  "Stripped" Mortgage-Related Securities.  The Fund can invest in stripped mortgage-related securities that are created by segregating the cash flows from underlying mortgage loans or mortgage securities to create two or more new securities.  Each has a specified percentage of the underlying security's principal or interest payments.  These are a form of derivative investment.

         Mortgage securities may be partially stripped so that each class receives some interest and some principal.  However, they may be completely stripped.  In that case all of the interest is distributed to holders of one type of security, known as an
"interest-only" security, or "I/O," and all of the principal is distributed to holders of another type of security, known as a "principal-only" security or "P/O."  Strips can be created for pass-through certificates or CMOs.

         The yields to maturity of I/Os and P/Os are very sensitive to principal repayments (including prepayments) on the underlying mortgages.  If the underlying mortgages experience greater than anticipated prepayments of principal, the Fund might not fully recoup its investment in an I/O based on those assets.  If underlying mortgages experience less than anticipated prepayments of principal, the yield on the
P/Os based on them could decline substantially.

         |X|  Preferred Stocks.  Preferred stock, unlike common stock, has a stated
dividend rate payable from the corporation's earnings.  Preferred stock dividends may be cumulative or non-cumulative, participating, or auction rate.  "Cumulative"
dividend provisions require all or a portion of prior unpaid dividends to be paid.

         If interest rates rise, the fixed dividend on preferred stocks may be less attractive, causing the price of preferred stocks to decline.  Preferred stock may have mandatory sinking fund provisions, as well as call/redemption provisions prior to maturity, which can be a negative feature when interest rates decline.  Preferred stock also generally has a preference over common stock on the distribution of a corporation's assets in the event of liquidation of the corporation.  Preferred stock may be "participating" stock, which means that it may be entitled to a dividend exceeding the stated dividend in certain cases.  The rights of preferred stock on distribution of a corporation's assets in the event of a liquidation are generally subordinate to the rights associated with a corporation's debt securities.

         |X|  Floating Rate and Variable Rate Obligations.  Variable rate obligations can have a demand feature that allows the Fund to tender the obligation to the issuer or a third party prior to its maturity.  The tender may be at par value plus accrued interest, according to the terms of the obligations.

         The interest rate on a floating rate demand note is adjusted automatically according to a stated prevailing market rate, such as a bank's prime rate, the 91 day
U.S. Treasury Bill rate, or some other standard.  The instrument's rate is adjusted automatically each time the base rate is adjusted.  The interest rate on a variable rate note is also based on a stated prevailing market rate but is adjusted automatically at specified intervals of not less than one year.  Generally, the changes in the interest rate on such securities reduce the fluctuation in their market value.  As interest rates decrease or increase, the potential for capital appreciation or depreciation is less than that for fixed-rate obligations of the same maturity.
The Manager may determine that an unrated floating rate or variable rate demand obligation meets the Fund's quality standards by reason of being backed by a letter of credit or guarantee issued by a bank that meets those quality standards.

         Floating rate and variable rate demand notes that have a stated maturity in excess of one year may have features that permit the holder to recover the principal amount of the underlying security at specified intervals not exceeding one year and upon no more than 30 days' notice.  The issuer of that type of note normally has a corresponding right in its discretion, after a given period, to prepay the outstanding principal amount of the note plus accrued interest.  Generally the issuer must provide a specified number of days' notice to the holder.

         |X|  "When-Issued" and "Delayed-Delivery" Transactions.  The Fund may invest in securities on a "when-issued" basis and may purchase or sell securities on a
"delayed-delivery" (or "forward-commitment") basis.  When-issued and delayed-delivery are terms that refer to securities whose terms and indenture are available and for which a market exists, but which are not available for immediate delivery.

         When such transactions are negotiated, the price (which is generally expressed in yield terms) is fixed at the time the commitment is made.  Delivery and payment for the securities take place at a later date.  The securities are subject to change in value from market fluctuations during the period until settlement.  The value at delivery may be less than the purchase price.  For example, changes in interest rates in a direction other than that expected by the Manager before settlement will affect the value of such securities and may cause a loss to the Fund.  During the period between purchase and settlement, no payment is made by the Fund to the issuer and no interest accrues to the Fund from the investment.  No income begins to accrue to the
Fund on a when-issued security until the Fund receives the security at settlement of the trade.

         The Fund will engage in when-issued transactions to secure what the Manager considers to be an advantageous price and yield at the time of entering into the obligation. When the Fund enters into a when-issued or delayed-delivery transaction, it relies on the other party to complete the transaction.  Its failure to do so may cause the Fund to lose the opportunity to obtain the security at a price and yield the
Manager considers to be advantageous.

         When the Fund engages in when-issued and delayed-delivery transactions, it does so for the purpose of acquiring or selling securities consistent with its investment objective and policies or for delivery pursuant to options contracts it has entered into, and not for the purpose of investment leverage.  Although the Fund will enter into delayed-delivery or when-issued purchase transactions to acquire securities, it may dispose of a commitment prior to settlement.  If the Fund chooses to dispose of the right to acquire a when-issued security prior to its acquisition or to dispose of its right to delivery or receive against a forward commitment, it may incur a gain or loss.

         At the time the Fund makes the commitment to purchase or sell a security on a when-issued or delayed-delivery basis, it records the transaction on its books and reflects the value of the security purchased in determining the Fund's net asset value.  In a sale transaction, it records the proceeds to be received.  The Fund will identify on its books liquid assets at least equal in value to the value of the Fund's purchase commitments until the Fund pays for the investment.

         When-issued and delayed-delivery transactions can be used by the Fund as a defensive technique to hedge against anticipated changes in interest rates and prices.  For instance, in periods of rising interest rates and falling prices, the
Fund might sell securities in its portfolio on a forward commitment basis to attempt to limit its exposure to anticipated falling prices.  In periods of falling interest rates and rising prices, the Fund might sell portfolio securities and purchase the same or similar securities on a when-issued or delayed-delivery basis to obtain the benefit of currently higher cash yields.

         |X| Participation Interests.  The Fund may invest in participation interests, subject to the Fund's limitation on investments in illiquid investments.  A participation interest is an undivided interest in a loan made by the issuing financial institution in the proportion that the buyers participation interest bears to the total principal amount of the loan.  No more than 5% of the Fund's net assets can be invested in participation interests of the same borrower.  The issuing financial institution may have no obligation to the Fund other than to pay the Fund the proportionate amount of the principal and interest payments it receives.

         Participation interests are primarily dependent upon the creditworthiness of the borrowing corporation, which is obligated to make payments of principal and interest on the loan.  There is a risk that a borrower may have difficulty making payments.  If a borrower fails to pay scheduled interest or principal payments, the
Fund could experience a reduction in its income.  The value of that participation interest might also decline, which could affect the net asset value of the Fund's shares in the absence of the Wrap Agreements.  If the issuing financial institution fails to perform its obligations under the participation agreement, the Fund might incur costs and delays in realizing payment and suffer a loss of principal and/or interest.

         |X| Repurchase Agreements. The Fund can acquire securities subject to repurchase agreements.  It might do so for liquidity purposes to meet anticipated redemptions of Fund shares, or pending the investment of the proceeds from sales of
Fund shares, or pending the settlement of portfolio securities transactions, or for temporary defensive purposes, as described below.

         In a repurchase transaction, the Fund buys a security from, and simultaneously resells it to, an approved vendor for delivery on an agreed-upon future date.  The resale price exceeds the purchase price by an amount that reflects an agreed-upon interest rate effective for the period during which the repurchase agreement is in effect.  Approved vendors include U.S. commercial banks, U.S. branches of foreign banks, or broker-dealers that have been designated as primary dealers in government securities.  They must meet credit requirements set by the Manager from time to time.

         The majority of these transactions run from day to day, and delivery pursuant to the resale typically occurs within one to five days of the purchase.  Repurchase agreements having a maturity beyond seven days are subject to the Fund's limits on holding illiquid investments. The Fund will not enter into a repurchase agreement that causes more than 10% of its net assets to be subject to repurchase agreements having a maturity beyond seven days.  There is no limit on the amount of the Fund's net assets that may be subject to repurchase agreements having maturities of seven days or less.

         Repurchase agreements, considered "loans" under the Investment Company Act of
1940 (the "Investment Company Act"), are collateralized by the underlying security.
The Fund's repurchase agreements require that at all times while the repurchase agreement is in effect, the value of the collateral must equal or exceed the repurchase price to fully collateralize the repayment obligation.  However, if the vendor fails to pay the resale price on the delivery date, the Fund may incur costs in disposing of the collateral and may experience losses if there is any delay in its ability to do so.  The Manager will monitor the vendor's creditworthiness requirements to confirm that the vendor is financially sound and will continuously monitor the collateral's value.

         |X|  Illiquid and Restricted Securities.  Under the policies and procedures established by the Fund's Board of Trustees, the Manager determines the liquidity of certain of the Fund's investments. Investments may be illiquid because of the absence of an active trading market, making it difficult to value them or dispose of them promptly at an acceptable price.  A Wrap Agreement is considered to be an illiquid security.  To enable the Fund to sell its holdings of a restricted security not registered under the Securities Act of 1933, the Fund may have to cause those securities to be registered.  The expenses of registering restricted securities may be negotiated by the Fund with the issuer at the time the Fund buys the securities.  When the Fund must arrange registration because the Fund wishes to sell the security, a considerable period may elapse between the time the decision is made to sell the security and the time the security is registered so that the Fund could sell it.  The
Fund would bear the risks of any downward price fluctuation during that period.

         The Fund may also acquire restricted securities through private placements.
Those securities have contractual restrictions on their public resale.  Those restrictions might limit the Fund's ability to dispose of the securities and might lower the amount the Fund could realize upon the sale.  A restricted security is one that has a contractual restriction on its resale or which cannot be sold publicly until it is registered under the Securities Act of 1933.  The Fund will not invest more than 15% of its net assets in illiquid or restricted securities.  The restriction applies on an ongoing basis. That percentage restriction does not limit purchases of restricted securities that are eligible for sale to qualified institutional purchasers under Rule 144A of the Securities Act of 1933, if those securities have been determined to be liquid by the Manager under Board-approved guidelines.  Those guidelines take into account the trading activity for such securities and the availability of reliable pricing information, among other factors.  If there is a lack of trading interest in a particular Rule 144A security, the Fund's holdings of that security may be considered to be illiquid.

         Illiquid securities include repurchase agreements maturing in more than seven days and participation interests that do not have puts exercisable within seven days.

         |X|  Forward Rolls.  The Fund can enter into "forward roll" transactions with respect to mortgage-related securities.  In this type of transaction, the Fund sells a mortgage-related security to a buyer and simultaneously agrees to repurchase a similar security (the same type of security, and having the same coupon and maturity) at a later date at a set price.  The securities that are repurchased will have the same interest rate as the securities that are sold, but typically will be collateralized by different pools of mortgages (with different prepayment histories) than the securities that have been sold.  Proceeds from the sale are invested in short-term instruments, such as repurchase agreements.  The income from those investments, plus the fees from the forward roll transaction, are expected to generate income to the Fund in excess of the yield on the securities that have been sold.

         The Fund will only enter into "covered" rolls.  To assure its future payment of the purchase price, the Fund will identify on its books liquid assets in an amount equal to the payment obligation under the roll.

         These transactions have risks.  During the period between the sale and the repurchase, the Fund will not be entitled to receive interest and principal payments on the securities that have been sold.  It is possible that the market value of the securities the Fund sells may decline below the price at which the Fund is obligated to repurchase securities.

         |X| Loans of Portfolio Securities.  To raise cash for liquidity or income purposes, the Fund can lend its portfolio securities to brokers, dealers and other types of financial institutions approved by the Fund's Board of Trustees.  These loans are limited to not more than 25% of the value of the Fund's total assets.  The Fund currently does not intend to lend securities, but if it does so, such loans will not likely exceed 5% of the Fund's total assets.

         There are some risks in connection with securities lending.  The Fund might experience a delay in receiving additional collateral to secure a loan, or a delay in recovery of the loaned securities if the borrower defaults. The Fund must receive collateral for a loan.  Under current applicable regulatory requirements (which are subject to change), on each business day the loan collateral must be at least equal to the value of the loaned securities.  It must consist of cash, bank letters of credit, securities of the U.S. government or its agencies or instrumentalities, or other cash equivalents in which the Fund is permitted to invest.  To be acceptable as collateral, letters of credit must obligate a bank to pay amounts demanded by the Fund if the demand meets the terms of the letter.  The terms of the letter of credit and the issuing bank both must be satisfactory to the Fund.

         When it lends securities, the Fund receives amounts equal to the dividends or interest on loaned securities.  It also receives one or more of (a) negotiated loan fees, (b) interest on securities used as collateral, and (c) interest on any short-term debt securities purchased with such loan collateral. Either type of interest may be shared with the borrower. The Fund may also pay reasonable finders', custodian and administrative fees in connection with these loans.  The terms of the
Fund's loans must meet applicable tests under the Internal Revenue Code and must permit the Fund to reacquire loaned securities on five days' notice or in time to vote on any important matter.

         |X|  Borrowing for Leverage.  The Fund has the ability to borrow from banks on an unsecured basis to invest the borrowed funds in portfolio securities.  This speculative technique is known as "leverage." The Fund may borrow only from banks.
Under current regulatory requirements, borrowings can be made only to the extent that the value of the Fund's assets, less its liabilities other than borrowings, is equal to at least 300% of all borrowings (including the proposed borrowing).  If the value of the Fund's assets fails to meet this 300% asset coverage requirement, the Fund will reduce its bank debt within three days to meet the requirement.  To do so, the Fund might have to sell a portion of its investments at a disadvantageous time.

         The Fund will pay interest on these loans, and that interest expense will raise the overall expenses of the Fund and reduce its returns.  If it does borrow, its expenses will be greater than comparable funds that do not borrow for leverage.
Additionally, the Fund's net asset value per share might fluctuate more than that of funds that do not borrow. Currently, the Fund does not contemplate using this technique in the next year but if it does so, it will not likely be to a substantial degree.

         |X| Asset-Backed Securities.  Asset-backed securities are fractional interests in pools of assets, typically accounts receivable or consumer loans.  They are issued by trusts or special-purpose corporations.  They are similar to mortgage-backed securities, described above, and are backed by a pool of assets that consist of obligations of individual borrowers.  The income from the pool is passed through to the holders of participation interests in the pools.  The pools may offer a credit enhancement, such as a bank letter of credit, to try to reduce the risks that the underlying debtors will not pay their obligations when due.  However, the enhancement, if any, might not be for the full par value of the security.  If the enhancement is exhausted and any required payments of interest or repayments of principal are not made, the Fund could suffer losses on its investment or delays in receiving payment.

         The value of an asset-backed security is affected by changes in the market's perception of the asset backing the security, the creditworthiness of the servicing agent for the loan pool, the originator of the loans, or the financial institution providing any credit enhancement, and is also affected if any credit enhancement has been exhausted.  The risks of investing in asset-backed securities are ultimately related to payment of consumer loans by the individual borrowers.  As a purchaser of an asset-backed security, the Fund would generally have no recourse to the entity that originated the loans in the event of default by a borrower.  The underlying loans are subject to prepayments, which may shorten the weighted average life of asset-backed securities and may lower their return, in the same manner as in the case of mortgage-backed securities and CMOs, described above.  Unlike mortgage-backed securities, asset-backed securities typically do not have the benefit of a security interest in the underlying collateral.

         |X|  Derivatives.  The Fund can invest in a variety of derivative investments to seek income or for hedging purposes.  Some derivative investments the Fund can use are the hedging instruments described below in this Statement of Additional
Information.

         Among the derivative investments the Fund can invest in are structured notes called "index-linked" or "currency-linked" notes.  Principal and/or interest payments on index-linked notes depend on the performance of an underlying index.
Currency-indexed securities are typically short-term or intermediate-term debt securities.  Their value at maturity or the rates at which they pay income are determined by the change in value of the U.S. dollar against one or more foreign currencies or an index.  In some cases, these securities may pay an amount at maturity based on a multiple of the amount of the relative currency movements.  This type of index security offers the potential for increased income or principal payments but at a greater risk of loss than a typical debt security of the same maturity and credit quality.

         Other derivative investments the Fund can use include "debt exchangeable for common stock" of an issuer or "equity-linked debt securities" of an issuer.  At maturity, the debt security is exchanged for common stock of the issuer or it is payable in an amount based on the price of the issuer's common stock at the time of maturity.  Both alternatives present a risk that the amount payable at maturity will be less than the principal amount of the debt because the price of the issuer's common stock might not be as high as the Manager expected.

         |X| Hedging.  Although the Fund does not anticipate the extensive use of hedging instruments, the Fund can use hedging instruments.  It is not obligated to use them in seeking its objective.  To attempt to protect against declines in the market value of the Fund's portfolio, to permit the Fund to retain unrealized gains in the value of portfolio securities that have appreciated, or to facilitate selling securities for investment reasons, the Fund could:

o        sell futures contracts,
o        buy puts on such futures or on securities, or
o        write covered calls on securities or futures.  Covered calls may also be used to increase the Fund's income, but the Manager does not expect to engage extensively in that practice.

         The Fund can use hedging to establish a position in the securities market as a temporary substitute for purchasing particular securities.  In that case, the Fund would normally seek to purchase the securities and then terminate that hedging position.  The Fund might also use this type of hedge to attempt to protect against the possibility that its portfolio securities would not be fully included in a rise in value of the market.  To do so the Fund could:

o        buy futures, or
o        buy calls on such futures or on securities.

         The Fund is not obligated to use hedging instruments, even though it is permitted to use them in the Manager's discretion, as described below.  The Fund's strategy of hedging with futures and options on futures will be incidental to the
Fund's activities in the underlying cash market.  The particular hedging instruments the Fund can use are described below.  The Fund may employ new hedging instruments and strategies when they are developed, if those investment methods are consistent with the Fund's investment objective and are permissible under applicable regulations governing the Fund.

         |_|  Futures.  The Fund can buy and sell futures contracts that relate to (1)
broadly-based securities indices (these are referred to as "financial futures"), (2)
commodities (these are referred to as "commodity index futures"), (3) debt securities
(these are referred to as "interest rate futures"), and (4) foreign currencies (these are referred to as "forward contracts").

         A broadly-based bond index is used as the basis for trading bond index futures.  They may in some cases be based on bonds of issuers in a particular industry or group of industries.  A bond index assigns relative values to the securities included in the index and its value fluctuates in response to the changes in value of the underlying securities.  A bond index cannot be purchased or sold directly. These contracts obligate the seller to deliver, and the purchaser to take, cash to settle the futures transaction.  There is no delivery made of the underlying securities to settle the futures obligation. Either party may also settle the transaction by entering into an offsetting contract.

         An interest rate future obligates the seller to deliver (and the purchaser to take) cash or a specified type of debt security to settle the futures transaction.
Either party could also enter into an offsetting contract to close out the position.

         The Fund can invest a portion of its assets in commodity futures contracts.
Commodity futures may be based upon commodities within five main commodity groups: (1)
energy, which includes crude oil, natural gas, gasoline and heating oil; (2)
livestock, which includes cattle and hogs; (3) agriculture, which includes wheat, corn, soybeans, cotton, coffee, sugar and cocoa; (4) industrial metals, which includes aluminum, copper, lead, nickel, tin and zinc; and (5) precious metals, which includes gold, platinum and silver.  The Fund may purchase and sell commodity futures contracts, options on futures contracts and options and futures on commodity indices with respect to these five main commodity groups and the individual commodities within each group, as well as other types of commodities.

         No money is paid or received by the Fund on the purchase or sale of a future.
Upon entering into a futures transaction, the Fund will be required to deposit an initial margin payment with the futures commission merchant (the "futures broker").
Initial margin payments will be deposited with the Fund's custodian bank in an account registered in the futures broker's name.  However, the futures broker can gain access to that account only under specified conditions.  As the future is marked to market
(that is, its value on the Fund's books is changed) to reflect changes in its market value, subsequent margin payments, called variation margin, will be paid to or by the futures broker daily.

         At any time prior to expiration of the future, the Fund may elect to close out its position by taking an opposite position, at which time a final determination of variation margin is made and any additional cash must be paid by or released to the
Fund.  Any loss or gain on the future is then realized by the Fund for tax purposes.
All futures transactions (other than forward contracts) are effected through a clearinghouse associated with the exchange on which the contracts are traded.

         |_| Put and Call Options.  The Fund may buy and sell certain kinds of put options ("puts") and call options ("calls").  The Fund can buy and sell exchange-traded and over-the-counter put and call options, including index options, securities options, currency options, commodities options, and options on the other types of futures described above.

                  |_|  Writing Covered Call Options.  The Fund can write (that is, sell) covered calls. If the Fund sells a call option, it must be covered.  That means the Fund must own the security subject to the call while the call is outstanding, or, for certain types of calls, the call may be covered by segregating liquid assets to enable the Fund to satisfy its obligations if the call is exercised.  There is no limit on the amount of the Fund's total assets that may be subject to covered calls the Fund writes.

         When the Fund writes a call on a security, it receives cash (a premium).  The
Fund agrees to sell the underlying security to a purchaser of a corresponding call on the same security during the call period at a fixed exercise price regardless of market price changes during the call period. The call period is usually not more than nine months. The exercise price may differ from the market price of the underlying security.  The Fund has the risk of loss that the price of the underlying security may decline during the call period. That risk may be offset to some extent by the premium the Fund receives.  If the value of the investment does not rise above the call price, it is likely that the call will lapse without being exercised. In that case the Fund would keep the cash premium and the investment.

         When the Fund writes a call on an index, it receives cash (a premium).  If the buyer of the call exercises it, the Fund will pay an amount of cash equal to the difference between the closing price of the call and the exercise price, multiplied by the specified multiple that determines the total value of the call for each point of difference.  If the value of the underlying investment does not rise above the call price, it is likely that the call will lapse without being exercised.  In that case the Fund would keep the cash premium.

         The Fund's custodian, or a securities depository acting for the custodian, will act as the Fund's escrow agent, through the facilities of the Options Clearing
Corporation ("OCC"), as to the investments on which the Fund has written calls traded on exchanges or as to other acceptable escrow securities.  In that way, no margin will be required for such transactions.  OCC will release the securities on the expiration of the option or when the Fund enters into a closing transaction.

         When the Fund writes an over-the-counter ("OTC") option, it will enter into an arrangement with a primary U.S. government securities dealer which will establish a formula price at which the Fund will have the absolute right to repurchase that OTC option.  The formula price will generally be based on a multiple of the premium received for the option, plus the amount by which the option is exercisable below the market price of the underlying security (that is, the option is "in the money"). When the Fund writes an OTC option, it will treat as illiquid (for purposes of its restriction on holding illiquid securities) the mark-to-market value of any OTC option it holds, unless the option is subject to a buy-back agreement by the executing broker.

         To terminate its obligation on a call it has written, the Fund may purchase a corresponding call in a  "closing purchase transaction."  The Fund will then realize a profit or loss, depending upon whether the net of the amount of the option transaction costs and the premium received on the call the Fund wrote is more or less than the price of the call the Fund purchases to close out the transaction.  The Fund may realize a profit if the call expires unexercised, because the Fund will retain the underlying security and the premium it received when it wrote the call.  Any such profits are considered short-term capital gains for federal income tax purposes, as are the premiums on lapsed calls.  When distributed by the Fund they are taxable as ordinary income.  If the Fund cannot effect a closing purchase transaction due to the lack of a market, it will have to hold the callable securities until the call expires or is exercised.

         The Fund may also write calls on a futures contract without owning the futures contract or securities deliverable under the contract.  To do so, at the time the call is written, the Fund must cover the call by segregating an equivalent dollar amount of liquid assets.  The Fund will segregate additional liquid assets if the value of the segregated assets drops below 100% of the current value of the future.  Because of this segregation requirement, in no circumstances would the Fund's receipt of an exercise notice as to that future require the Fund to deliver a futures contract. It would simply put the Fund in a short futures position, which is permitted by the
Fund's hedging policies.

                  |_| Writing Put Options.  The Fund can sell put options on
securities, broadly-based securities indices, foreign currencies and futures. A put option on securities gives the purchaser the right to sell, and the writer the obligation to buy, the underlying investment at the exercise price during the option period.  The Fund will not write puts if, as a result, more than 50% of the Fund's net assets would be required to be segregated to cover such put options.

         If the Fund writes a put, the put must be covered by segregated liquid assets.
The premium the Fund receives from writing a put represents a profit, as long as the price of the underlying investment remains equal to or above the exercise price of the put.  However, the Fund also assumes the obligation during the option period to buy the underlying investment from the buyer of the put at the exercise price, even if the value of the investment falls below the exercise price.

         If a put the Fund has written expires unexercised, the Fund realizes a gain in the amount of the premium less the transaction costs incurred.  If the put is exercised, the Fund must fulfill its obligation to purchase the underlying investment at the exercise price. That price will usually exceed the market value of the investment at that time.  In that case, the Fund may incur a loss if it sells the underlying investment. That loss will be equal to the sum of the sale price of the underlying investment and the premium received minus the sum of the exercise price and any transaction costs the Fund incurred.

         When writing a put option on a security, to secure its obligation to pay for the underlying security the Fund will deposit in escrow liquid assets with a value equal to or greater than the exercise price of the underlying securities.  The Fund therefore forgoes the opportunity of investing the segregated assets or writing calls against those assets.

         As long as the Fund's obligation as the put writer continues, it may be assigned an exercise notice by the broker-dealer through which the put was sold.  That notice will require the Fund to take delivery of the underlying security and pay the exercise price.  The Fund has no control over when it may be required to purchase the underlying security, since it may be assigned an exercise notice at any time prior to the termination of its obligation as the writer of the put.  That obligation terminates upon expiration of the put.  It may also terminate if, before it receives an exercise notice, the Fund effects a closing purchase transaction by purchasing a put of the same series as it sold.  Once the Fund has been assigned an exercise notice, it cannot effect a closing purchase transaction.

         The Fund may decide to effect a closing purchase transaction to realize a profit on an outstanding put option it has written or to prevent the underlying security from being put.  Effecting a closing purchase transaction will also permit the Fund to write another put option on the security, or to sell the security and use the proceeds from the sale for other investments.  The Fund will realize a profit or loss from a closing purchase transaction depending on whether the cost of the transaction is less or more than the premium received from writing the put option.
Any profits from writing puts are considered short-term capital gains for federal tax purposes, and when distributed by the Fund, are taxable as ordinary income.

                  |_| Purchasing Calls and Puts.  The Fund can purchase calls on
securities, broadly-based securities indices, foreign currencies and futures.  It may do so to protect against the possibility that the Fund's portfolio will not participate in an anticipated rise in the securities market.  When the Fund buys a call (other than in a closing purchase transaction), it pays a premium.  The Fund then has the right to buy the underlying investment from a seller of a corresponding call on the same investment during the call period at a fixed exercise price.

         The Fund benefits only if it sells the call at a profit or if, during the call period, the market price of the underlying investment is above the sum of the call price plus the transaction costs and the premium paid for the call and the Fund exercises the call.  If the Fund does not exercise the call or sell it (whether or not at a profit), the call will become worthless at its expiration date. In that case the
Fund will have paid the premium but lost the right to purchase the underlying investment.

         The Fund can buy puts on securities, broadly-based securities indices, foreign currencies and futures, whether or not it owns the underlying investment.  When the
Fund purchases a put, it pays a premium and, except as to puts on indices, has the right to sell the underlying investment to a seller of a put on a corresponding investment during the put period at a fixed exercise price.

         Buying a put on an investment the Fund does not own (such as an index or future) permits the Fund either to resell the put or to buy the underlying investment and sell it at the exercise price. The resale price will vary inversely to the price of the underlying investment.  If the market price of the underlying investment is above the exercise price and, as a result, the put is not exercised, the put will become worthless on its expiration date.

         Buying a put on securities or futures the Fund owns enables the Fund to attempt to protect itself during the put period against a decline in the value of the underlying investment below the exercise price by selling the underlying investment at the exercise price to a seller of a corresponding put.  If the market price of the underlying investment is equal to or above the exercise price and, as a result, the put is not exercised or resold, the put will become worthless at its expiration date.
In that case the Fund will have paid the premium but lost the right to sell the underlying investment. However, the Fund may sell the put prior to its expiration.
That sale may or may not be at a profit.

         When the Fund purchases a call or put on an index or future, it pays a premium, but settlement is in cash rather than by delivery of the underlying investment to the Fund.  Gain or loss depends on changes in the index in question (and thus on price movements in the securities market generally) rather than on price movements in individual securities or futures contracts.

         The Fund may also purchase calls and puts on spread options.  Spread options pay the difference between two interest rates, two exchange rates or two referenced assets.  Spread options are used to hedge the decline in the value of an interest rate, currency or asset compared to a reference or base interest rate, currency or asset.  The risks associated with spread options are similar to those of interest rate options, foreign exchange options and debt or equity options.

         The Fund may buy a call or put only if, after the purchase, the value of all call and put options held by the Fund will not exceed 5% of the Fund's total assets.

                  |_|  Buying and Selling Options on Foreign Currencies.  The Fund can
buy and sell calls and puts on foreign currencies.  They include puts and calls that trade on a securities or commodities exchange or in the over-the-counter markets or are quoted by major recognized dealers in such options.  The Fund could use these calls and puts to try to protect against declines in the dollar value of foreign securities and increases in the dollar cost of foreign securities the Fund wants to acquire.

         If the Manager anticipates a rise in the dollar value of a foreign currency in which securities to be acquired are denominated, the increased cost of those securities may be partially offset by purchasing calls or writing puts on that foreign currency.  If the Manager anticipates a decline in the dollar value of a foreign currency, the decline in the dollar value of portfolio securities denominated in that currency might be partially offset by writing calls or purchasing puts on that foreign currency. However, the currency rates could fluctuate in a direction adverse to the
Fund's position.  The Fund will then have incurred option premium payments and transaction costs without a corresponding benefit.

         A call the Fund writes on a foreign currency is "covered" if the Fund owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or it can do so for additional cash consideration held in a segregated account by its custodian bank) upon conversion or exchange of other foreign currency held in its portfolio.

         The Fund could write a call on a foreign currency to provide a hedge against a decline in the U.S. dollar value of a security which the Fund owns or has the right to acquire and which is denominated in the currency underlying the option.  That decline might be one that occurs due to an expected adverse change in the exchange rate.  This is known as a "cross-hedging" strategy.  In those circumstances, the Fund covers the option by maintaining cash, U.S. government securities or other liquid, high grade debt securities in an amount equal to the exercise price of the option, in a segregated account with the Fund's custodian bank.

         |_| Risks of Hedging with Options and Futures.  The use of hedging instruments requires special skills and knowledge of investment techniques that are different than what is required for normal portfolio management.  If the Manager uses a hedging instrument at the wrong time or judges market conditions incorrectly, hedging strategies may reduce the Fund's return.  The Fund could also experience losses if the prices of its futures and options positions were not correlated with its other investments.

         The Fund's option activities could affect its portfolio turnover rate and brokerage commissions.  The exercise of calls written by the Fund might cause the Fund to sell related portfolio securities, thus increasing its turnover rate.  The exercise by the Fund of puts on securities will cause the sale of underlying investments, increasing portfolio turnover.  Although the decision whether to exercise a put it holds is within the Fund's control, holding a put might cause the Fund to sell the related investments for reasons that would not exist in the absence of the put.

         The Fund could pay a brokerage commission each time it buys a call or put, sells a call or put, or buys or sells an underlying investment in connection with the exercise of a call or put.  Those commissions could be higher on a relative basis than the commissions for direct purchases or sales of the underlying investments.  Premiums paid for options are small in relation to the market value of the underlying investments.  Consequently, put and call options offer large amounts of leverage. The leverage offered by trading in options could result in the Fund's net asset value being more sensitive to changes in the value of the underlying investment.

         If a covered call written by the Fund is exercised on an investment that has increased in value, the Fund will be required to sell the investment at the call price.  It will not be able to realize any profit if the investment has increased in value above the call price.

         An option position may be closed out only on a market that provides secondary trading for options of the same series, and there is no assurance that a liquid secondary market will exist for any particular option.  The Fund might experience losses if it could not close out a position because of an illiquid market for the future or option.

         There is a risk in using short hedging by selling futures or purchasing puts on broadly-based indices or futures to attempt to protect against declines in the value of the Fund's portfolio securities. The risk is that the prices of the futures or the applicable index will correlate imperfectly with the behavior of the cash prices of the Fund's securities.  For example, it is possible that while the Fund has used hedging instruments in a short hedge, the market might advance and the value of the securities held in the Fund's portfolio might decline.  If that occurred, the Fund would lose money on the hedging instruments and also experience a decline in the value of its portfolio securities. However, while this could occur for a very brief period or to a very small degree, over time the value of a diversified portfolio of securities will tend to move in the same direction as the indices upon which the hedging instruments are based.

         The risk of imperfect correlation increases as the composition of the Fund's portfolio diverges from the securities included in the applicable index. To compensate for the imperfect correlation of movements in the price of the portfolio securities being hedged and movements in the price of the hedging instruments, the Fund might use hedging instruments in a greater dollar amount than the dollar amount of portfolio securities being hedged. It might do so if the historical volatility of the prices of the portfolio securities being hedged is more than the historical volatility of the applicable index.

         The ordinary spreads between prices in the cash and futures markets are subject to distortions, due to differences in the nature of those markets.  First, all participants in the futures market are subject to margin deposit and maintenance requirements.  Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets.  Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery.  To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion.  Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities markets.  Therefore, increased participation by speculators in the futures market may cause temporary price distortions.

         The Fund can use hedging instruments to establish a position in the securities markets as a temporary substitute for the purchase of individual securities (long hedging) by buying futures and/or calls on such futures, broadly-based indices or on securities.  It is possible that when the Fund does so the market might decline.  If the Fund then concludes not to invest in securities because of concerns that the market might decline further or for other reasons, the Fund will realize a loss on the hedging instruments that is not offset by a reduction in the price of the securities purchased.

         |_|  Forward Contracts.  Forward contracts are foreign currency exchange contracts.  They are used to buy or sell foreign currency for future delivery at a fixed price.  The Fund uses them to "lock in" the U.S. dollar price of a security denominated in a foreign currency that the Fund has bought or sold, or to protect against possible losses from changes in the relative values of the U.S. dollar and a foreign currency.  The Fund limits its exposure in foreign currency exchange contracts in a particular foreign currency to the amount of its assets denominated in that currency or a closely-correlated currency.  The Fund may also use "cross-hedging"
where the Fund hedges against changes in currencies other than the currency in which a security it holds is denominated.

         Under a forward contract, one party agrees to purchase, and another party agrees to sell, a specific currency at a future date.  That date may be any fixed number of days from the date of the contract agreed upon by the parties.  The transaction price is set at the time the contract is entered into.  These contracts are traded in the inter-bank market conducted directly among currency traders (usually large commercial banks) and their customers.

         The Fund may use forward contracts to protect against uncertainty in the level of future exchange rates.  The use of forward contracts does not eliminate the risk of fluctuations in the prices of the underlying securities the Fund owns or intends to acquire, but it does fix a rate of exchange in advance.  Although forward contracts may reduce the risk of loss from a decline in the value of the hedged currency, at the same time they limit any potential gain if the value of the hedged currency increases.

         When the Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, or when it anticipates receiving dividend payments in a foreign currency, the Fund might desire to "lock-in" the U.S. dollar price of the security or the U.S. dollar equivalent of the dividend payments.  To do so, the Fund could enter into a forward contract for the purchase or sale of the amount of foreign currency involved in the underlying transaction, in a fixed amount of U.S. dollars per unit of the foreign currency.  This is called a "transaction hedge."  The transaction hedge will protect the Fund against a loss from an adverse change in the currency exchange rates during the period between the date on which the security is purchased or sold or on which the payment is declared, and the date on which the payments are made or received.

         The Fund could also use forward contracts to lock in the U.S. dollar value of portfolio positions.  This is called a "position hedge."  When the Fund believes that foreign currency might suffer a substantial decline against the U.S. dollar, it could enter into a forward contract to sell an amount of that foreign currency approximating the value of some or all of the Fund's portfolio securities denominated in that foreign currency.  When the Fund believes that the U.S. dollar might suffer a substantial decline against a foreign currency, it could enter into a forward contract to buy that foreign currency for a fixed dollar amount.  Alternatively, the Fund could enter into a forward contract to sell a different foreign currency for a fixed U.S.
dollar amount if the Fund believes that the U.S. dollar value of the foreign currency to be sold pursuant to its forward contract will fall whenever there is a decline in the U.S. dollar value of the currency in which portfolio securities of the Fund are denominated.  That is referred to as a "cross hedge."

         The Fund will cover its short positions in these cases by identifying to its custodian bank assets having a value equal to the aggregate amount of the Fund's commitment under forward contracts.  The Fund will not enter into forward contracts or maintain a net exposure to such contracts if the consummation of the contracts would obligate the Fund to deliver an amount of foreign currency in excess of the value of the Fund's portfolio securities or other assets denominated in that currency or another currency that is the subject of the hedge.

         However, to avoid excess transactions and transaction costs, the Fund may maintain a net exposure to forward contracts in excess of the value of the Fund's portfolio securities or other assets denominated in foreign currencies if the excess amount is "covered" by liquid securities denominated in any currency.  The cover must be at least equal at all times to the amount of that excess.  As one alternative, the
Fund may purchase a call option permitting the Fund to purchase the amount of foreign currency being hedged by a forward sale contract at a price no higher than the forward contract price.  As another alternative, the Fund may purchase a put option permitting the Fund to sell the amount of foreign currency subject to a forward purchase contract at a price as high or higher than the forward contact price.

         The precise matching of the amounts under forward contracts and the value of the securities involved generally will not be possible because the future value of securities denominated in foreign currencies will change as a consequence of market movements between the date the forward contract is entered into and the date it is sold.  In some cases the Manager might decide to sell the security and deliver foreign currency to settle the original purchase obligation. If the market value of the security is less than the amount of foreign currency the Fund is obligated to deliver, the Fund might have to purchase additional foreign currency on the "spot" (that is, cash) market to settle the security trade. If the market value of the security instead exceeds the amount of foreign currency the Fund is obligated to deliver to settle the trade, the Fund might have to sell on the spot market some of the foreign currency received upon the sale of the security.  There will be additional transaction costs on the spot market in those cases.

         The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain.
Forward contracts involve the risk that anticipated currency movements will not be accurately predicted, causing the Fund to sustain losses on these contracts and to pay additional transactions costs. The use of forward contracts in this manner might reduce the Fund's performance if there are unanticipated changes in currency prices to a greater degree than if the Fund had not entered into such contracts.

         At or before the maturity of a forward contract requiring the Fund to sell a currency, the Fund might sell a portfolio security and use the sale proceeds to make delivery of the currency. In the alternative the Fund might retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract.  Under that contract the Fund will obtain, on the same maturity date, the same amount of the currency that it is obligated to deliver.  Similarly, the Fund might close out a forward contract requiring it to purchase a specified currency by entering into a second contract entitling it to sell the same amount of the same currency on the maturity date of the first contract.  The Fund would realize a gain or loss as a result of entering into such an offsetting forward contract under either circumstance.  The gain or loss will depend on the extent to which the exchange rate or rates between the currencies involved moved between the execution dates of the first contract and offsetting contract.

         The costs to the Fund of engaging in forward contracts varies with factors such as the currencies involved, the length of the contract period and the market conditions then prevailing. Because forward contracts are usually entered into on a principal basis, no brokerage fees or commissions are involved.  Because these contracts are not traded on an exchange, the Fund must evaluate the credit and performance risk of the counterparty under each forward contract.

         Although the Fund values its assets daily in terms of U.S. dollars, it does not intend to convert its holdings of foreign currencies into U.S. dollars on a daily basis.  The Fund may convert foreign currency from time to time, and will incur costs in doing so. Foreign exchange dealers do not charge a fee for conversion, but they do seek to realize a profit based on the difference between the prices at which they buy and sell various currencies.  Thus, a dealer might offer to sell a foreign currency to the Fund at one rate, while offering a lesser rate of exchange if the Fund desires to resell that currency to the dealer.

         |_| Interest Rate Swap Transactions.  The Fund can enter into interest rate swap agreements. In an interest rate swap, the Fund and another party exchange their right to receive or their obligation to pay interest on a security.  For example, they might swap the right to receive floating rate payments for fixed rate payments.  The
Fund can enter into swaps only on securities that it owns. The Fund will not enter into swaps with respect to more than 25% of its total assets. Also, the Fund will segregate liquid assets (such as cash or U.S. government securities) to cover any amounts it could owe under swaps that exceed the amounts it is entitled to receive, and it will adjust that amount daily, as needed.

         Swap agreements entail both interest rate risk and credit risk.  There is a risk that, based on movements of interest rates in the future, the payments made by the Fund under a swap agreement will be greater than the payments it received.  Credit risk arises from the possibility that the counterparty will default.  If the counterparty defaults, the Fund's loss will consist of the net amount of contractual interest payments that the Fund has not yet received.  The Manager will monitor the creditworthiness of counterparties to the Fund's interest rate swap transactions on an ongoing basis.

         The Fund can enter into swap transactions with certain counterparties pursuant to master netting agreements.  A master netting agreement provides that all swaps done between the Fund and that counterparty shall be regarded as parts of an integral agreement.  If amounts are payable on a particular date in the same currency in respect of one or more swap transactions, the amount payable on that date in that currency shall be the net amount.  In addition, the master netting agreement may provide that if one party defaults generally or on one swap, the counterparty can terminate all of the swaps with that party.  Under these agreements, if a default results in a loss to one party, the measure of that party's damages is calculated by reference to the average cost of a replacement swap for each swap.  It is measured by the mark-to-market value at the time of the termination of each swap.  The gains and losses on all swaps are then netted, and the result is the counterparty's gain or loss on termination.  The termination of all swaps and the netting of gains and losses on termination is generally referred to as "aggregation."

         |_| Regulatory Aspects of Hedging Instruments.  When using futures and options on futures, the Fund is required to operate within certain guidelines and restrictions with respect to the use of futures as established by the Commodities Futures Trading
Commission (the "CFTC").  In particular, the Fund is exempted from registration with the CFTC as a "commodity pool operator" if the Fund complies with the requirements of
Rule 4.5 adopted by the CFTC.  The Rule does not limit the percentage of the Fund's assets that may be used for futures margin and related options premiums for a bona fide hedging position.  However, under the Rule, the Fund must limit its aggregate initial futures margin and related options premiums to not more than 5% of the Fund's net assets for hedging strategies that are not considered bona fide hedging strategies under the Rule.  Under the Rule, the Fund must also use short futures and options on futures solely for bona fide hedging purposes within the meaning and intent of the applicable provisions of the Commodity Exchange Act.

         Transactions in options by the Fund are subject to limitations established by the option exchanges.  The exchanges limit the maximum number of options that may be written or held by a single investor or group of investors acting in concert.  Those limits apply regardless of whether the options were written or purchased on the same or different exchanges or are held in one or more accounts or through one or more different exchanges or through one or more brokers.  Thus, the number of options that the Fund may write or hold may be affected by options written or held by other entities, including other investment companies having the same advisor as the Fund (or an advisor that is an affiliate of the Fund's advisor).  The exchanges also impose position limits on futures transactions.  An exchange may order the liquidation of positions found to be in violation of those limits and may impose certain other sanctions.

         Under the Investment Company Act, when the Fund purchases a future, it must maintain cash or readily marketable short-term debt instruments in an amount equal to the market value of the securities underlying the future, less the margin deposit applicable to it.

         |_| Tax Aspects of Certain Hedging Instruments. Certain foreign currency exchange contracts in which the Fund may invest are treated as "Section 1256 contracts" under the Internal Revenue Code.  In general, gains or losses relating to
Section 1256 contracts are characterized as 60% long-term and 40% short-term capital gains or losses under the Code.  However, foreign currency gains or losses arising from Section 1256 contracts that are forward contracts generally are treated as ordinary income or loss.  In addition, Section 1256 contracts held by the Fund at the end of each taxable year are "marked-to-market," and unrealized gains or losses are treated as though they were realized.  These contracts also may be marked-to-market for purposes of determining the excise tax applicable to investment company distributions and for other purposes under rules prescribed pursuant to the Internal
Revenue Code.  An election can be made by the Fund to exempt those transactions from this marked-to-market treatment.

         Certain forward contracts the Fund enters into may result in "straddles" for federal income tax purposes.  The straddle rules may affect the character and timing of gains (or losses) recognized by the Fund on straddle positions.  Generally, a loss sustained on the disposition of a position making up a straddle is allowed only to the extent that the loss exceeds any unrecognized gain in the offsetting positions making up the straddle.  Disallowed loss is generally allowed at the point where there is no unrecognized gain in the offsetting positions making up the straddle, or the offsetting position is disposed of.

         Under the Internal Revenue Code, the following gains or losses are treated as ordinary income or loss:

(1)      gains or losses attributable to fluctuations in exchange rates that occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities, and
(2)      gains or losses attributable to fluctuations in the value of a foreign currency between the date of acquisition of a debt security denominated in a foreign currency or foreign currency forward contracts and the date of disposition.

         Currency gains and losses are offset against market gains and losses on each trade before determining a net "Section 988" gain or loss under the Internal Revenue
Code for that trade, which may increase or decrease the amount of the Fund's investment income available for distribution to its shareholders.

         |X|  Temporary Defensive and Interim Investments.  When market conditions are unstable, or the Manager believes it is otherwise appropriate to reduce the Fund's duration, the Fund can invest in a variety of debt securities for defensive purposes.
The Fund can also purchase these securities for liquidity purposes to meet cash needs due to the redemption of Fund shares, or to hold while waiting to reinvest cash received from the sale of other portfolio securities.  The Fund's temporary defensive investments can include the following short-term (maturing in one year or less)
dollar-denominated debt obligations:
o        obligations issued or guaranteed by the U. S. government or its instrumentalities or agencies,
o        commercial paper (short-term, unsecured promissory notes) of domestic or foreign companies,
o        debt obligations of domestic or foreign corporate issuers,
o        certificates of deposit and bankers' acceptances of domestic and foreign banks  having total assets in excess of $1 billion, and
o        repurchase agreements.

         Short-term debt securities would normally be selected for defensive or cash management purposes because they can normally be disposed of quickly, are not generally subject to significant fluctuations in principal value and their value will be less subject to interest rate risk than longer-term debt securities.

Investment Restrictions

|X|      What Are "Fundamental Policies?"  Fundamental policies are those policies that the Fund has adopted to govern its investments that can be changed only by the vote of a "majority" of the Fund's outstanding voting securities.  Under the Investment
Company Act, a "majority" vote is defined as the vote of the holders of the lesser of:

o        67% or more of the shares present or represented by proxy at a shareholder meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
o        more than 50% of the outstanding shares.

         The Fund's investment objectives are a fundamental policy. Other policies described in the Prospectus or this Statement of Additional Information are
"fundamental" only if they are identified as such.  The Fund's Board of Trustees can change non-fundamental policies without shareholder approval.  However, significant changes to investment policies will be described in supplements or updates to the
Prospectus or this Statement of Additional Information, as appropriate. The Fund's most significant investment policies are described in the Prospectus.

         |X| Does the Fund Have Additional Fundamental Policies?  The following investment restrictions are fundamental policies of the Fund.

o        The Fund cannot concentrate investments.  That means the Fund cannot invest
                  25% or more of its total assets in any single industry.  However, there is no limitation on investments in affiliated funds and obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities;
o        The Fund cannot buy securities issued or guaranteed by any one issuer if more than 5% of its total assets would be invested in securities of that issuer or if it would then own more than 10% of that issuer's voting securities.  This limitation applies to 75% of the Fund's total assets.  The limit does not apply to securities issued by the U.S.
                  government or any of its agencies or instrumentalities;
o        The Fund cannot purchase or sell real estate, commodities or commodity contracts; however, the Fund may use hedging instruments approved by its Board whether or not such hedging instruments are considered commodities or commodity contracts;
o        The Fund cannot underwrite securities except to the extent the Fund may be deemed to be an underwriter in connection with the sale of securities held in its portfolio;
o        The Fund cannot lend money, except that the Fund may (a) lend its portfolio securities, (b) purchase debt securities which are permitted by the
                  Fund's investment policies and restrictions, (c) enter into repurchase agreements, and (d) lend money to other affiliated funds provided that no such loan may be made if, as a result, the aggregate of such loans would exceed 33 1/3% of the value of its total assets
                  (taken at market value at the time of such loans) subject to obtaining all required authorizations and regulatory approvals;
o        The Fund cannot borrow money in excesss of one-third of the value of its total assets. The Fund can borrow only from other affiliated funds and from banks for temporary or emergency purposes, and the Fund can borrow only from banks for investment purposes.  The Fund can borrow only if it maintains a 300% ratio of assets to borrowings at all times in the manner set forth in the Investment Company Act of 1940;
o        The Fund cannot issue "senior securities," but this does not prohibit certain investment activities for which assets of the Fund are designated as segregated, or margin, collateral or escrow arrangements are established, to cover the related obligations.  Examples of those activities include borrowing money, reverse repurchase agreements, delayed-delivery and when-issued arrangements for portfolio securities transactions, and contracts to buy or sell derivatives, hedging instruments, options or futures.

Non-Fundamental Investment Restrictions.  The following operating policies of the Fund are not fundamental policies and, as such, may be changed by vote of a majority of the
Fund's Board of Trustees without shareholder approval.  These additional restrictions provide that the Fund cannot:

o        purchase securities on margin.  However, the Fund can make margin deposits when using hedging instruments permitted by any of its other policies.
o        invest in companies for the purpose of acquiring control or management of those companies.

         Unless the Prospectus or this Statement of Additional Information states that a percentage restriction applies on an ongoing basis, it applies only at the time the
Fund makes an investment.  The Fund need not sell securities to meet the percentage limits if the value of the investment increases in proportion to the size of the Fund.

         For purposes of the Fund's policy not to concentrate its investments, the Fund has adopted the industry classifications set forth in Appendix A to this Statement of
Additional Information.  That is not a fundamental policy.

How the Fund is Managed

Organization and History.  The Fund is an open-end, diversified management investment company with an unlimited number of authorized shares of beneficial interest.  The
Fund was organized on June 2, 1998 as a Massachusetts business trust.

         |X|  Classes of Shares. The Trustees are authorized, without shareholder approval, to create new series and classes of shares. .  The Trustees may reclassify unissued shares of the Fund into additional series or classes of shares.  The Trustees also may divide or combine the shares of a class into a greater or lesser number of shares without changing the proportionate beneficial interest of a shareholder in the
Fund.  Shares do not have cumulative voting rights or preemptive or subscription rights.  Shares may be voted in person or by proxy at shareholder meetings.

         The Fund currently has five classes of shares: Class A, Class B, Class C,
Class N and Class Y.  All classes invest in the same investment portfolio.  Only retirement plans may purchase Class N shares. Only certain institutional investors may
elect to purchase Class Y shares.   Each class of shares:
o        has its own dividends and distributions,
o        pays certain expenses which may be different for the different classes,
o        may have a different net asset value,
o        may have separate voting rights on matters in which interests of one class are different from interests of another class, and
o        votes as a class on matters that affect that class alone.

         Shares are freely transferable, and each share of each class has one vote at shareholder meetings, with fractional shares voting proportionally on matters submitted to the vote of shareholders.  Each share of the Fund represents an interest in the Fund proportionately equal to the interest of each other share of the same class.

         |X| Meetings of Shareholders.  As a Massachusetts business trust, the Fund is not required to hold, and does not plan to hold, regular annual meetings of shareholders. The Fund will hold meetings when required to do so by the Investment
Company Act or other applicable law. It will also do so when a shareholder meeting is called by the Trustees or upon proper request of the shareholders.

         Shareholders have the right, upon the declaration in writing or vote of two-thirds of the outstanding shares of the Fund, to remove a Trustee.  The Trustees will call a meeting of shareholders to vote on the removal of a Trustee upon the written request of the record holders of 10% of its outstanding shares.  If the
Trustees receive a request from at least 10 shareholders stating that they wish to communicate with other shareholders to request a meeting to remove a Trustee, the
Trustees will then either make the Fund's shareholder list available to the applicants or mail their communication to all other shareholders at the applicants' expense. The shareholders making the request must have been shareholders for at least six months and must hold shares of the Fund valued at $25,000 or more or constituting at least 1%
of the Fund's outstanding shares, whichever is less. The Trustees may also take other action as permitted by the Investment Company Act.

         |X|  Shareholder and Trustee Liability.  The Fund's Declaration of Trust
contains an express disclaimer of shareholder or Trustee liability for the Fund's obligations. It also provides for indemnification and reimbursement of expenses out of the Fund's property for any shareholder held personally liable for its obligations.
The Declaration of Trust also states that upon request, the Fund shall assume the defense of any claim made against a shareholder for any act or obligation of the Fund and shall satisfy any judgment on that claim.  Massachusetts law permits a shareholder of a business trust (such as the Fund) to be held personally liable as a "partner"
under certain circumstances. However, the risk that a Fund shareholder will incur financial loss from being held liable as a "partner" of the Fund is limited to the relatively remote circumstances in which the Fund would be unable to meet its obligations.

The Fund's contractual arrangements state that any person doing business with the Fund
(and each shareholder of the Fund) agrees under its Declaration of Trust to look solely to the assets of the Fund for satisfaction of any claim or demand that may arise out of any dealings with the Fund. Additionally, the Trustees shall have no personal liability to any such person, to the extent permitted by law.

Board of Trustees. The Fund is governed by a Board of Trustees, which is responsible for protecting the interests of shareholders under Massachusetts law. The Trustees meet periodically throughout the year to oversee the Fund's activities, review its performance, and review the actions of the Manager.  Although the Fund will not normally hold annual meetings of its shareholders, it may hold shareholder meetings from time to time on important matters, and shareholders have the right to call a meeting to remove a Trustee or to take other action described in the Fund's
Declaration of Trust.

         The Board of Trustees has an Audit Committee, a Study Committee and a Proxy
Committee.  The members of the Audit Committee are Kenneth Randall (Chairman),
Benjamin Lipstein and Edward Regan.  The Audit Committee held four meetings during the
Fund's fiscal year ended October 31, 2001. The Audit Committee provides the Board with recommendations regarding the selection of the Fund's independent auditor. The Audit
Committee also reviews the scope and results of audits and the audit fees charged, reviews reports from the Fund's independent auditor concerning the Fund's internal accounting procedures, and controls and reviews reports of the Manager's internal auditor, among other duties as set forth in the Committee's charter.

         The members of the Study Committee are Benjamin Lipstein (Chairman), Robert
Galli and Elizabeth Moynihan.  The Study Committee held seven meetings during the
Fund's fiscal year ended October 31, 2001. The Study Committee evaluates and reports to the Board on the Fund's contractual arrangements, including the Investment Advisory and Distribution Agreements, transfer and shareholder service agreements and custodian agreements as well as the policies and procedures adopted by the Fund to comply with the Investment Company Act of 1940 and other applicable law, among other duties as set forth in the Committee's charter.

         The members of the Proxy Committee are Edward Regan (Chairman), Russell
Reynolds and Clayton Yeutter.  The Proxy Committee held one meeting during the fiscal year ended October 31, 2001.  The Proxy Committee provides the Board with recommendations for proxy voting and monitors proxy voting by the Fund.

Trustees and Officers of the Fund. The Fund's Trustees and officers and their positions held with the Fund and length of service in such position(s) and their principal occupations and business affiliations during the past five years are listed below.  Each of the Trustees except Mr. Murphy in an independent trustee, as defined in the Investment Company Act.  Mr. Murphy is an "interested trustee," because he is affiliated with the Manager by virtue of his positions as an officer and director of the Manager, and as a shareholder of its parent company.  Mr. Murphy was elected as a
Trustee of the Fund with the understanding that in the event his affiliation with the
Manager is terminated, he will resign as a trustee of the Fund and the other Board I
Funds for which he is a trustee or director. All information is as of December 31,
2001.  All of the Trustees are Trustees or Directors of the following Oppenheimer funds1 (referred to as "Board I Funds"):

Oppenheimer California Municipal Fund                     Oppenheimer International Growth Fund
Oppenheimer Capital Appreciation Fund                     Oppenheimer International Small Company Fund
Oppenheimer Capital Preservation Fund                     Oppenheimer Money Market Fund, Inc.
Oppenheimer Concentrated Growth Fund                      Oppenheimer Multiple Strategies Fund
Oppenheimer Developing Markets Fund                       Oppenheimer Multi-Sector Income Trust
Oppenheimer Discovery Fund                                Oppenheimer Multi-State Municipal Trust
Oppenheimer Emerging Growth Fund                          Oppenheimer Municipal Bond Fund
Oppenheimer Emerging Technologies Fund                    Oppenheimer New York Municipal Fund
Oppenheimer Enterprise Fund                               Oppenheimer Series Fund, Inc.
Oppenheimer Europe Fund                                   Oppenheimer Special Value Fund
Oppenheimer Global Fund                                   Oppenheimer Trinity Core Fund
Oppenheimer Global Growth & Income Fund                   Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer Gold & Special Minerals Fund                  Oppenheimer Trinity Value Fund
Oppenheimer Growth Fund                                   Oppenheimer U.S. Government Trust

         In addition to being a trustee or director of the Board I Funds, Mr. Galli is also a director or trustee of 10 other portfolios in the OppenheimerFunds complex.
Messrs. Spiro, Murphy, Zack, Molleur, Wixted, Bishop, Kowalik and Farrar and Mses.
Feld and Ives respectively hold the same offices with the other Board I Funds as with the Fund.  As of February 5th, 2002, the Trustees and officers of the Fund as a group owned of record or beneficially less than 1% of each class of shares of the Fund The foregoing statement does not reflect ownership of shares of the Fund held of record by an employee benefit plan for employees of the Manager, other than the shares beneficially owned under the plan by the officers of the Fund listed above. In addition, each Independent Trustee, and his or her family members, do not own securities of either the Manager or Distributor of the Board I Funds or any person directly or indirectly controlling, controlled by or under common control with the
Manager or Distributor. Mr. Reynolds has reported that he has a controlling interest in The Directorship Search Group, Inc., a director recruiting firm that provided consulting services to Massachusetts Mutual Life Insurance Company (which controls the
Manager and the Distributor) aggregating $100,000 for the calendar year ended December
31, 2001, an amount representing less than 5% of the firm's annual revenues.  The
Independent Trustees have unanimously (except for Mr. Reynolds' abstention) determined that the consulting arrangements between The Directorship Group, Inc. and
Massachusetts Mutual Life Insurance Company were not material business or professional relationships that would compromise Mr. Reynolds' status as an Independent Trustee.

Independent Trustees

-------------------------- ------------------------------------------------------ ----------------- ------------------
Name, Address,2 Age,                                                                                Aggregate Dollar
Position(s) Held with      Principal Occupation(s) During Past 5 Years / Other    Dollar Range of    Range of Shares
Fund and Length of Time    Trusteeships Held by Trustee / Number of Portfolios    Shares Owned in    Owned in any of
Served3                    in Fund Complex Overseen by Trustee                        the Fund      the Board I Funds
-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------
Leon Levy, Chairman of     General Partner of Odyssey Partners, L.P.                     $0                $0
the Board of Trustees      (investment partnership) (since 1982) and Chairman
Trustee since September    of the Board of Avatar Holdings, Inc. (real estate
1999                       development) (since 1981). Director/trustee of 31
Age: 76                    investment companies in the OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------
Robert G. Galli,           A Trustee or Director of other Oppenheimer funds.
Trustee since September    Formerly Vice Chairman of the Manager (October 1995
1999                       - December 1997). Director/trustee of 41 investment           $0         Over $100,0004
Age: 68                    companies in the OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------
Phillip A. Griffiths,      The Director of the Institute for Advanced Study,
Trustee since September    Princeton, N.J. (since 1991), director of GSI
1999                       Lumonics (since 2001) and a member of the National
Age: 63                    Academy of Sciences (since 1979); formerly (in
                           descending chronological order) a director of
                           Bankers Trust Corporation, Provost and Professor of           $0           Over $100,000
                           Mathematics at Duke University, a director of
                           Research Triangle Institute, Raleigh, N.C., and a
                           Professor of Mathematics at Harvard University.
                           Director/trustee of 30 investment companies in the
                           OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------
Benjamin Lipstein,         Professor Emeritus of Marketing, Stern Graduate
Trustee since September    School of Business Administration, New York
1999                       University. Director/trustee of 31 investment                 $0           Over $100,000
Age: 78                    companies in the OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------
Elizabeth B. Moynihan,     Author and architectural historian; a trustee of the
Trustee since September    Freer Gallery of Art and Arthur M. Sockler Gallery
1999                       (Smithsonian Institute), Trustees Council of the
Age: 72                    National Building Museum; a member of the Trustees            $0             $50,001 -
                           Council, Preservation League of New York State.                              $100,000
                           Director/trustee of 31 investment companies in the
                           OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------
Kenneth A. Randall,        A director of Dominion Resources, Inc. (electric
Trustee since September    utility holding company) and Prime Retail, Inc.
1999                       (real estate investment trust); formerly a director
Age: 74                    of Dominion Energy, Inc. (electric power and oil &
                           gas producer), President and Chief Executive Officer
                           of The Conference Board, Inc. (international
                           economic and business research) and a director of             $0           Over $100,000
                           Lumbermens Mutual Casualty Company, American
                           Motorists Insurance Company and American
                           Manufacturers Mutual Insurance Company.
                           Director/trustee of 31 investment companies in the
                           OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------
Edward V. Regan,           President, Baruch College, CUNY; a director of
Trustee since September    RBAsset (real estate manager); a director of
1999                       OffitBank; formerly Trustee, Financial Accounting
Age: 71                    Foundation (FASB and GASB); Senior Fellow of Jerome
                           Levy Economics Institute, Bard College; Chairman of                          $50,001 -
                           Municipal Assistance Corporation for the City of New          $0             $100,000
                           York; New York State Comptroller and Trustee of New
                           York State and Local Retirement Fund.
                           Director/trustee of 31 investment companies in the
                           OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------
Russell S. Reynolds, Jr.,  Chairman of The Directorship Search Group, Inc.
Trustee since September    (corporate governance consulting and executive
1999                       recruiting) (since 1993); a director of Professional
Age: 70                    Staff Limited (a U.K. temporary staffing company)
                           (since 1995); a life trustee of International House           $0         $10,001 - $50,000
                           (non-profit educational organization), and a trustee
                           of the Greenwich Historical Society (since 1996).
                           Director/trustee of 31 investment companies in the
                           OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------
Donald W. Spiro, Vice      Chairman Emeritus of the Manager (since 1991).
Chairman of the Board of   Formerly he held the following positions: Chairman
Trustees,                  (November 1987 - January 1991) and a director
Trustee since September    (January 1969 - August 1999) of the Manager;
1999                       President and Director of OppenheimerFunds                    $0           Over $100,000
Age: 76                    Distributor, Inc., a subsidiary of the Manager and
                           the Fund's Distributor (July 1978 - January 1992).
                           Director/trustee of 31 investment companies in the
                           OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------
Clayton K. Yeutter,        Of Counsel, Hogan & Hartson (a law firm) (since               $0             $50,001 -
Trustee since September    1993). Other directorships: Caterpillar, Inc. (since
1999                       1993) and Weyerhaeuser Co. (since 1999).
Age: 71                    Director/trustee of 31 investment companies in the                           $100,000
                           OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- ------------------

Interested Trustee and Officer

-------------------------- ------------------------------------------------------ ----------------- ------------------
Name, Address,5 Age,       Principal Occupation(s) During Past 5 Years / Other    Dollar Range of   Aggregate Dollar
                                                                                                     Range of Shares
Position(s) Held with                                                                                Owned in any of
Fund and Length of Time    Trusteeships Held by Trustee / Number of Portfolios    Shares Owned in    the Oppenheimer
Served6                    in Fund Complex Overseen by Trustee                        the Fund      Funds7
-------------------------- ------------------------------------------------------ ----------------- ------------------
-------------------------- ------------------------------------------------------ ----------------- ------------------
John V. Murphy,            Chairman, Chief Executive Officer and director                $0             $50,001 -
President and Trustee      (since June 30, 2001) and President (since September
Trustee since October      2000) of the Manager; President and a trustee of
2001                       other Oppenheimer funds; President and a director
Age: 52                    (since July 2001) of Oppenheimer Acquisition Corp.,
                           the Manager's parent holding company, and of
                           Oppenheimer Partnership Holdings, Inc. (since July
                           2001), a holding company subsidiary of the Manager;
                           Chairman and a director (since July 2001) of
                           Shareholder Services, Inc. and of Shareholder
                           Financial Services, Inc., transfer agent
                           subsidiaries of the Manager; President (since
                           November 1, 2001) and a director (since July 2001)
                           of Oppenheimer Real Asset Management, Inc., an
                           investment advisor subsidiary of the Manager;
                           President and a director (since July 2001) of
                           OppenheimerFunds Legacy Program, a charitable trust
                           program established by the Manager; a director
                           (since November 2001) of Trinity Investment
                           Management Corp. and Tremont Advisers, Inc.,
                           investment advisory affiliates of the Manager, and
                           of OAM Institutional, Inc. (since November 2001), an
                           investment advisory subsidiary of the Manager, and
                           of HarbourView Asset Management Corporation and OFI
                           Private Investments, Inc. (since July 2001),
                           investment advisor subsidiaries of the Manager;
                           formerly President and trustee (from November 1999                           $100,000
                           to November 2001) of MML Series Investment Fund and
                           MassMutual Institutional Funds, open-end investment
                           companies; Chief Operating Officer (from September
                           2000 to July 2001) of the Manager; Executive Vice
                           President of Massachusetts Mutual Life Insurance
                           Company (from February 1997 to August 2000); a
                           director (from 1999 to 2000) of C.M. Life Insurance
                           Company; President, Chief Executive Officer and a
                           director (from 1999 to 2000) of MML Bay State Life
                           Insurance Company; Executive Vice President,
                           director and Chief Operating Officer (from 1995 to
                           1997) of David L. Babson & Company, Inc., an
                           investment advisor; Senior Vice President and
                           director (from 1995 to 1997) of Potomac Babson Inc.,
                           an investment advisor subsidiary of David L. Babson
                           & Company, Inc.; Senior Vice President (from 1995 to
                           1997) and director (from 1995 to 1999) of DBL
                           Acquisition Corporation, a holding company for
                           investment advisers; a director (from 1989 to 1998)
                           of Emerald Isle Bancorp and Hibernia Savings Bank,
                           wholly-owned subsidiary of Emerald Isle Bancorp; and
                           Chief Operating Officer (from 1993 to 1996) of
                           Concert Capital Management, Inc., an investment
                           advisor. Director/trustee of 62 investment companies
                           in the OppenheimerFunds complex.
-------------------------- ------------------------------------------------------ ----------------- ------------------

Officers of the Fund

------------------------------------------------ ---------------------------------------------------------------------
Name, Address,8 Age, Position(s) Held with       Principal Occupation(s) During Past 5 Years
Fund and Length of Time Served9
------------------------------------------------ ---------------------------------------------------------------------
------------------------------------------------ ---------------------------------------------------------------------
John S. Kowalik,  Vice  President and Portfolio  Senior Vice President of the Manager (since July 1998) and of
Manager since September 1999                     HarbourView Asset Management Corporation (since April 2000); an
Age: 44                                          officer and portfolio manager of other Oppenheimer funds; formerly
8                                                Managing Director and Senior Portfolio Manager at Prudential Global
                                                 Advisors (June 1989 - June 1998).
------------------------------------------------ ---------------------------------------------------------------------
------------------------------------------------ ---------------------------------------------------------------------
Brian W. Wixted, Treasurer, Principal            Senior Vice President and Treasurer (since March 1999) of the
Financial and Accounting Officer since           Manager; Treasurer (since March 1999) of HarbourView Asset
September 1999                                   Management Corporation, Shareholder Services, Inc., Oppenheimer
Age: 42                                          Real Asset Management Corporation, Shareholder Financial Services,
                                                 Inc. and Oppenheimer Partnership Holdings, Inc., of OFI Private
                                                 Investments, Inc. (since March 2000) and of OppenheimerFunds
                                                 International Ltd. and Oppenheimer Millennium Funds plc (since May
                                                 2000); Treasurer and Chief Financial Officer (since May 2000) of
                                                 Oppenheimer Trust Company; Assistant Treasurer (since March 1999)
                                                 of Oppenheimer Acquisition Corp.; an officer of other Oppenheimer funds; formerly Principal and Chief Operating Officer, Bankers
                                                 Trust Company - Mutual Fund Services Division (March 1995 - March
                                                 1999); Vice President and Chief Financial Officer of CS First
                                                 Boston Investment Management Corp. (September 1991 - March 1995).
------------------------------------------------ ---------------------------------------------------------------------
------------------------------------------------ ---------------------------------------------------------------------
Robert J. Bishop, Assistant Treasurer since      Vice  President of the  Manager/Mutual  Fund  Accounting  (since May
September 1999                                   1996); an officer of other
Age: 42                                          Oppenheimer funds; formerly an Assistant Vice President of the
                                                 Manager/Mutual Fund Accounting (April 1994 - May 1996) and a Fund
                                                 Controller of the Manager.
------------------------------------------------ ---------------------------------------------------------------------
------------------------------------------------ ---------------------------------------------------------------------
Scott T. Farrar, Assistant Treasurer since       Vice President of the Manager/Mutual Fund Accounting (since May
September 1999                                   1996); Assistant Treasurer of Oppenheimer Millennium Funds plc
Age: 36                                          (since October 1997); an officer of other Oppenheimer Funds;
                                                 formerly an Assistant Vice President of the Manager/Mutual Fund
                                                 Accounting (April 1994 - May 1996), and a Fund Controller of the
                                                 Manager.
------------------------------------------------ ---------------------------------------------------------------------
------------------------------------------------ ---------------------------------------------------------------------
Robert G. Zack, Secretary since November 2001    Senior Vice President (since May 1985) and General Counsel (since
Age: 53                                          February 2002) of the Manager; Assistant Secretary of Shareholder
                                                 Services, Inc. (since May 1985), Shareholder Financial Services,
                                                 Inc. (since November 1989); OppenheimerFunds International Ltd. and
                                                 Oppenheimer Millennium Funds plc (since October 1997); an officer of other Oppenheimer funds; formerly, Acting General Counsel
                                                 (November 2001 -February 2002) and Assistant General Counsel
                                                 (          -October 2001) of the Manager.
------------------------------------------------ ---------------------------------------------------------------------
------------------------------------------------ ---------------------------------------------------------------------
Denis R. Molleur, Assistant Secretary since      Vice President and Senior Counsel of the Manager (since July 1999);
November 2001                                    an officer of other Oppenheimer funds; formerly a Vice President
Age: 44                                          and Associate Counsel of the Manager (September 1995 - July 1999).
------------------------------------------------ ---------------------------------------------------------------------
------------------------------------------------ ---------------------------------------------------------------------
Katherine P. Feld, Assistant Secretary since     Vice President and Senior Counsel of the Manager (since July 1999);
November 2001                                    an officer of other Oppenheimer funds; formerly a Vice President
Age: 43                                          and Associate Counsel of the Manager (June 1990 - July 1999).
------------------------------------------------ ---------------------------------------------------------------------
------------------------------------------------ ---------------------------------------------------------------------
Kathleen T. Ives, Assistant Secretary since      Vice President and Assistant Counsel of the Manager (since June
November 2001                                    1998); an officer of other Oppenheimer funds; formerly an Assistant
Age: 36                                          Vice President and Assistant Counsel of the Manager (August 1997 -
                                                 June 1998); and Assistant Counsel of the Manager (August
                                                 1994-August 1997).
------------------------------------------------ ---------------------------------------------------------------------

|X|      Remuneration of Trustees.  The officers of the Fund and one Trustee of the
Fund who are affiliated with the Manager (Mr. Murphy) receives no salary or fee from the Fund. The remaining Trustees of the Fund received the compensation shown below.
The compensation from the Fund was paid during its fiscal period ended October 31,
2001.  The compensation from all of the Board I Oppenheimer funds (including the Fund)
was received as a director, trustee or member of a committee of the boards of those funds during the calendar year 2001.

---------------------------------------- ------------------------ ------------------------ --------------------------
                                                                                           Total
                                                                  Retirement               Compensation
                                                                  Benefits                 from all
Trustee's Name                           Aggregate Compensation   Accrued as Part          Board I Oppenheimer
And Position                             From Fund 1              of Fund                  Funds (33 Funds)2
                                                                  Expenses
---------------------------------------- ------------------------ ------------------------ --------------------------
---------------------------------------- ------------------------ ------------------------ --------------------------
Leon Levy                                $1,065                   $831                     $173,700
Chairman
---------------------------------------- ------------------------ ------------------------ --------------------------
---------------------------------------- ------------------------ ------------------------ --------------------------
Robert G. Galli3                         $179                     $37                      $202,886
Study Committee Member
---------------------------------------- ------------------------ ------------------------ --------------------------
---------------------------------------- ------------------------ ------------------------ --------------------------
Phillip A. Griffiths4                    $84                      $10                      $54,889

---------------------------------------- ------------------------ ------------------------ --------------------------
---------------------------------------- ------------------------ ------------------------ --------------------------
Benjamin Lipstein                        $839                     $637                     $150,152
Study Committee Chairman,
Audit Committee Member
---------------------------------------- ------------------------ ------------------------ --------------------------
---------------------------------------- ------------------------ ------------------------ --------------------------
Elizabeth B. Moynihan                    $442                     $300                     $105,760
Study Committee Member
---------------------------------------- ------------------------ ------------------------ --------------------------
---------------------------------------- ------------------------ ------------------------ --------------------------
Kenneth A. Randall                       $600                     $470                     $97,012
Audit Committee Chairman
---------------------------------------- ------------------------ ------------------------ --------------------------
---------------------------------------- ------------------------ ------------------------ --------------------------
Edward V. Regan                          $306                     $177                     $95,960
Proxy Committee Chairman,
Audit Committee Member
---------------------------------------- ------------------------ ------------------------ --------------------------
---------------------------------------- ------------------------ ------------------------ --------------------------
Russell S. Reynolds, Jr.                 $277                     $180                     $71,792
Proxy Committee Member
---------------------------------------- ------------------------ ------------------------ --------------------------
---------------------------------------- ------------------------ ------------------------ --------------------------
Donald Spiro                             $98                      $12                      $64,080

---------------------------------------- ------------------------ ------------------------ --------------------------
---------------------------------------- ------------------------ ------------------------ --------------------------
Clayton K. Yeutter 5                     $230                     $133                     $71,792
Proxy Committee Member
---------------------------------------- ------------------------ ------------------------ --------------------------
1.   Aggregate   compensation  includes  fees,  deferred   compensation,   if  any,  and
     retirement  plan  benefits  accrued for a Trustee for the fiscal year ended October
     31, 2001.
2.   For the 2001 calendar year.
3.   Total  compensation for the 2001 calendar year includes  compensation  received for serving as a Trustee or Director of 10 additional Oppenheimer funds.
4.   Includes $74 deferred under Deferred Compensation Plan described below.
5.   Includes $24 deferred under Deferred Compensation Plan described below.

|X|      Retirement Plan for Trustees.  The Fund has adopted a retirement plan that provides for payments to retired Trustees.  Payments are up to 80% of the average compensation paid during a Trustee's five years of service in which the highest compensation was received.  A Trustee must serve as trustee for any of the Board I
Funds for at least 15 years to be eligible for the maximum payment.  Each Trustee's retirement benefits will depend on the amount of the Trustee's future compensation and length of service.  Therefore the amount of those benefits cannot be determined at this time, nor can we estimate the number of years of credited service that will be used to determine those benefits.

|X|      Deferred Compensation Plan for Trustees.  The Board of Trustees has adopted a
Deferred Compensation Plan for disinterested trustees that enables them to elect to defer receipt of all or a portion of the annual fees they are entitled to receive from the Fund. Under the plan, the compensation deferred by a Trustee is periodically adjusted as though an equivalent amount had been invested in shares of one or more
Oppenheimer funds selected by the Trustee.  The amount paid to the Trustee under the plan will be determined based upon the performance of the selected funds.

         Deferral of Trustees' fees under the plan will not materially affect the
Fund's assets, liabilities or net income per share.  The plan will not obligate the
Fund to retain the services of any Trustee or to pay any particular level of compensation to any Trustee.  Pursuant to an Order issued by the Securities and
Exchange Commission, the Fund may invest in the funds selected by the Trustee under the plan without shareholder approval for the limited purpose of determining the value of the Trustee's deferred fee account.

         |X| Major Shareholders.  As of February 5th, 2002, the only persons who owned of record or were known by the Fund to own beneficially 5% or more of the Fund's outstanding Class A shares were:

         RPSS TR Tecto Inc 401K Employees Savings Plan, P.O. Box 171720 San Antonio,
Texas 78217, which owned 827,296.331 Class A shares (representing approximately 14.11%
of the Fund's then outstanding Class A shares).

         RPSS TR UMG Manufacturing & Logistics Inc. 401K, 700 S Battleground Ave,
Grover, North Carolina 28073, which owned 603,553.035 Class A shares (representing approximately 10.29% of the Fund's then outstanding Class A shares).

         RPSS TR Footlocker, Inc. 401(K) Plan, 112 W 34th Street, New York, New York
10120, which owned 508,890.999 Class A shares (representing approximately 8.68% of the
Fund's then outstanding Class A shares).

         RPSS TR KDI Precision Products 401K Plan, 3975 MCMann Road, Cincinnati, Ohio
45245, which owned 488,612.241Class A shares (representing approximately 8.33% of the
Fund's then outstanding Class A shares).

         RPSS TR Sterling Precision LLC 401K PSP Plan, 55 Sterling Street, Clinton,
Massachusetts, which owned 35,621.464 Class B shares (representing approximately
13.20% of the Fund's then outstanding shares).

         RPSS TR Urban Stitching Assoc. Inc. 401K Plan, 135 W 36th Street, Floor 14,
New York, New York 10018, which owned 29,938.358 Class B shares (representing approximately 11.10% of the Fund's then outstanding shares).

         RPSS TR Browning Timber of Alaska 401K, 1300 E 68th Ave STE 210, Anchorage,
Alaska 99518, which owned 27,026.573 Class B shares (representing approximately 10.02%
of the Fund's then outstanding shares).

         RPSS TR Canteen of Fresno Inc. 401K PLAN PSP, 575 L. Street Fresno, California
93721, which owned 18,598.706 Class B shares (representing approximately 6.89% of the
Fund's then outstanding shares).

         Sterling Trust Co TR FBO Advanced Instrument Development Inc. 401K Plan, 1380
Lawrence Street STE 1400, Denver, Colorado 80204, which owned 32,389.652 Class C shares (representing approximately 7.52% of the Fund's then outstanding shares).

         Reliance Trust Co TR Kennedy Covington Lobdell & Hickman LLC 401K, 3300 NE
Expressway STE 200, Atlanta, Georgia 30341, which owned 423,774.637 Class N shares
(representing approximately 11.61% of the Fund's then outstanding shares).

         Carn & Co 930394010 TR Fremont Rideout Health, Att: Mutual Funds Star GR
Pension Plan, P.O. Box 96211, Washington DC 20090, which owned 402,294.869 Class N shares (representing approximately 11.02% of the Fund's then outstanding shares).

         RPSS TR Peco Foods Inc. 401 (K) Plan, P.O. Box 1760, Tuscaloosa, Alabama
35403, which owned 393,734.453 Class N shares (representing approximately 10.78% of the Fund's then outstanding shares).

         Reliance Trust Co TR Ward & Smith PA, 3300 Northeast Expy NE STE 200, Atlanta,
Georgia 30341, which owned 386,075.802 Class N shares (representing approximately
10.57% of the Fund's then outstanding shares).

         Reliance Trust Co Cust FBO Nebraska Methodist Hlth Sys 403(B) Plan, PO Box
48449, Atlanta, Georgia, which owned 324,205.981 Class N shares (representing approximately 8.88% of the Fund's then outstanding shares).

         A J Della Volpe & G Kelly TR Tomra of North America Inc. 401K, 480 Lordship
Blvd, Stratford, Connecticut 06615, which owned 270,457.365 Class N shares
(representing approximately 7.40% of the Fund's then outstanding shares).

         OppenheimerFunds Inc.  C/O VP Financial Analysis 6803 South Tucson Way
Englewood, Colorado 80112, which owned 115.466 Class Y shares (representing approximately 51.90% of the Fund's then outstanding shares).

         Mass Mutual Life Insurance CO, Separate Investment Account, 1295 State Street
Springfield, Massachusetts  01111, which owned 106.970 Class Y shares (representing approximately 48.08% of the Fund's then outstanding shares).

The Manager.  The Manager is wholly-owned by Oppenheimer Acquisition Corp., a holding company controlled by Massachusetts Mutual Life Insurance Company.

|X|      Code of Ethics.  The Fund, the Manager and the Distributor have a Code of
           Ethics.  It is
designed to detect and prevent improper personal trading by certain employees, including portfolio managers, that would compete with or take advantage of the Fund's portfolio transactions.  Covered persons include persons with knowledge of the investments and investment intentions of the Fund and other Funds advised by the
Manager.  The Code of Ethics does permit personnel subject to the Code to invest in securities, including securities that may be purchased or held by the Fund, subject to a number of restrictions and controls.  Compliance with the Code of Ethics is carefully monitored and enforced by the Manager.

         The Code of Ethics is an exhibit to the Fund's registration statement filed with the Securities and Exchange Commission and can be reviewed and copied at the
SEC's Public Reference Room in Washington, D.C.  You can obtain information about the hours of operation of the Public Reference Room by calling the SEC at 1.202.942.8090.
The Code of Ethics can also be viewed as part of the Fund's registration statement on the SEC's EDGAR database at the SEC's Internet website at www.sec.gov. Copies may be obtained, after paying a duplicating fee, by electronic request at the following
E-mail address: publicinfo@sec.gov., or by writing to the SEC's Public Reference
Section, Washington, D.C. 20549-0102.

|X|      The Investment Advisory Agreement.  The Manager provides investment advisory and management services to the Fund under an investment advisory agreement between the
Manager and the Fund.  The Manager selects securities for the Fund's portfolio and handles its day-to-day business. The portfolio manager of the Fund is employed by the
Manager and is the person who is principally responsible for the day-to-day management of the Fund's portfolio.  Other members of the Manager's fixed-income Portfolio Team provide the portfolio manager with counsel and support in managing the Fund's portfolio.

         The agreement requires the Manager, at its expense, to provide the Fund with adequate office space, facilities and equipment.  It also requires the Manager to provide and supervise the activities of all administrative and clerical personnel required to provide effective administration for the Fund. Those responsibilities include the compilation and maintenance of records with respect to its operations, the preparation and filing of specified reports, and composition of proxy materials and registration statements for continuous public sale of shares of the Fund.

         The Fund pays expenses not expressly assumed by the Manager under the advisory agreement. The advisory agreement lists examples of expenses paid by the Fund.  The major categories relate to interest, taxes, brokerage commissions, fees to certain
Trustees, legal and audit expenses, custodian and transfer agent expenses, share issuance costs, certain printing and registration costs and non-recurring expenses, including litigation costs.  The management fees paid by the Fund to the Manager are calculated at the rates described in the Prospectus, which are applied to the assets of the Fund as a whole.  The fees are allocated to each class of shares based upon the relative proportion of the Fund's net assets represented by that class.

      --------------------------------------- ------------------------------------------------------------------
            Fiscal Period ended 10/31:                 Management Fees Paid to OppenheimerFunds, Inc.
      --------------------------------------- ------------------------------------------------------------------
      --------------------------------------- ------------------------------------------------------------------
                       1999                                                  $74
      --------------------------------------- ------------------------------------------------------------------
      --------------------------------------- ------------------------------------------------------------------
                       2000                                                $54,382
      --------------------------------------- ------------------------------------------------------------------
      --------------------------------------- ------------------------------------------------------------------
                       2001                                               $278,833
      --------------------------------------- ------------------------------------------------------------------

         The investment advisory agreement states that in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the investment advisory agreement, the
Manager is not liable for any loss the Fund sustains for any investment, adoption of any investment policy, or the purchase, sale or retention of any security.

         The agreement permits the Manager to act as investment advisor for any other person, firm or corporation and to use the name "Oppenheimer" in connection with other investment companies for which it may act as investment advisor or general distributor.  If the Manager shall no longer act as investment advisor to the Fund, the Manager may withdraw the right of the Fund to use the name "Oppenheimer" as part of its name.

                  |X|      Annual Approval of Investment Advisory Agreement. Each year, the Board of Trustees, including a majority of the Independent Trustees, is required to approve the renewal of the investment advisory agreement. The Investment Company
Act requires that the Board request and evaluate and the Manager provide such information as may be reasonably necessary to evaluate the terms of the investment advisory agreement.  The board employs an independent consultant to prepare a report that provides such information as the Board requests for this purpose.

         The Board also receives information about the 12b-1 distribution fees the Fund pays.  These distribution fees are reviewed and approved at a different time of the year.

         The Board reviewed the foregoing information in arriving at its decision to renew the investment advisory agreement.  Among other factors, the Board considered:
o        The nature, cost, and quality of the services provided to the Fund and its shareholders;
o        The profitability of the Fund to the Manager;
o        The investment performance of the Fund in comparison to regular market indices
o        Economies of scale that may be available to the Fund from the Manager;
o        Fees paid by other mutual funds for similar services;
o        The value and quality of any other benefits or services received by the Fund from its relationship with the Manager, and
o        The direct and indirect benefits the Manager received from its relationship with the Fund.  These include services provided by the General
         Distributor and the Transfer Agent, and brokerage and soft dollar arrangements permissible under Section 28(e) of the Securities
         Exchange Act.

         The Board considered that the Manager must be able to pay and retain high quality personnel at competitive rates to provide services to the Fund.  The Board also considered that maintaining the financial viability of the Manager is important so that the Manager will be able to continue to provide quality services to the Fund and its shareholders in adverse times.  The Board also considered the investment performance of other mutual funds advised by the Manager. The Board is aware that there are alternatives to the use of the Manager.

         These matters were also considered by the Independent Trustees meeting separately from the full Board with experienced Counsel to the Fund who assisted the
Board in its deliberations.  The Fund's Counsel is independent of the Manager within the meaning and intent of the SEC Rules regarding the independence of counsel.

         In arriving at a decision, the Board did not single out any one factor or group of factors as being more important than other factors, but considered all factors together.  The Board judged the terms and conditions of the Agreement, including the investment advisory fee, in light of all of the surrounding circumstances.
Brokerage Policies of the Fund

Brokerage Provisions of the Investment Advisory Agreement.  One of the duties of the
Manager under the investment advisory agreement is to arrange the portfolio transactions for the Fund. The advisory agreement contains provisions relating to the employment of broker-dealers to effect the Fund's portfolio transactions.  The Manager is authorized by the advisory agreement to employ broker-dealers, including
"affiliated" brokers, as that term is defined in the Investment Company Act. The
Manager may employ broker-dealers that the Manager thinks, in its best judgment based on all relevant factors, will implement the policy of the Fund to obtain, at reasonable expense, the "best execution" of the Fund's portfolio transactions.  "Best execution" means prompt and reliable execution at the most favorable price obtainable.
The Manager need not seek competitive commission bidding.  However, it is expected to be aware of the current rates of eligible brokers and to minimize the commissions paid to the extent consistent with the interests and policies of the Fund as established by its Board of Trustees.

         Under the investment advisory agreement, the Manager may select brokers (other than affiliates) that provide brokerage and/or research services for the Fund and/or the other accounts over which the Manager or its affiliates have investment discretion. The commissions paid to such brokers may be higher than another qualified broker would charge, if the Manager makes a good faith determination that the commission is fair and reasonable in relation to the services provided. Subject to those considerations, as a factor in selecting brokers for the Fund's portfolio transactions, the Manager may also consider sales of shares of the Fund and other investment companies for which the Manager or an affiliate serves as investment advisor.

Brokerage Practices Followed by the Manager.  The Manager allocates brokerage for the
Fund subject to the provisions of the investment advisory agreement and the procedures and rules described above.  Generally, the Manager's portfolio traders allocate brokerage based upon recommendations from the Manager's portfolio managers.  In certain instances, portfolio managers may directly place trades and allocate brokerage.  In either case, the Manager's executive officers supervise the allocation of brokerage.

         Transactions in securities other than those for which an exchange is the primary market are generally done with principals or market makers.  In transactions on foreign exchanges, the Fund may be required to pay fixed brokerage commissions and therefore would not have the benefit of negotiated commissions available in U.S.
markets.  Brokerage commissions are paid primarily for transactions in listed securities or for certain fixed-income agency transactions in the secondary market.
Otherwise brokerage commissions are paid only if it appears likely that a better price or execution can be obtained by doing so.  In an option transaction, the Fund ordinarily uses the same broker for the purchase or sale of the option and any transaction in the securities to which the option relates.  Other funds advised by the
Manager have investment policies similar to those of the Fund. Those other funds may purchase or sell the same securities as the Fund at the same time as the Fund, which could affect the supply and price of the securities.  If two or more funds advised by the Manager purchase the same security on the same day from the same dealer, the transactions under those combined orders are averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each account.

         Most purchases of debt obligations are principal transactions at net prices.
Instead of using a broker for those transactions, the Fund normally deals directly with the selling or purchasing principal or market maker unless the Manager determines that a better price or execution can be obtained by using the services of a broker.
Purchases of portfolio securities from underwriters include a commission or concession paid by the issuer to the underwriter.  Purchases from dealers include a spread between the bid and asked prices.  The Fund seeks to obtain prompt execution of these orders at the most favorable net price.  Purchases of shares of other Oppenheimer funds do not require the payment of a commission, concession or spread.

         The investment advisory agreement permits the Manager to allocate brokerage for research services.  The research services provided by a particular broker may be useful only to one or more of the advisory accounts of the Manager and its affiliates.  The investment research received for the commissions of those other accounts may be useful both to the Fund and one or more of the Manager's other accounts.  Investment research may be supplied to the Manager by a third party at the instance of a broker through which trades are placed.

         Investment research services include information and analysis on particular companies and industries as well as market or economic trends and portfolio strategy, market quotations for portfolio evaluations, information systems, computer hardware and similar products and services.  If a research service also assists the Manager in a non-research capacity (such as bookkeeping or other administrative functions), then only the percentage or component that provides assistance to the Manager in the investment decision-making process may be paid in commission dollars.

         The Board of Trustees permits the Manager to use stated commissions on secondary fixed-income agency trades to obtain research if the broker represents to the Manager that: (i) the trade is not from or for the broker's own inventory, (ii)
the trade was executed by the broker on an agency basis at the stated commission, and
(iii) the trade is not a riskless principal transaction.  The Board of Trustees permits the Manager to use concessions on fixed-price offerings to obtain research, in the same manner as is permitted for agency transactions.

         The research services provided by brokers broadens the scope and supplements the research activities of the Manager.  That research provides additional views and comparisons for consideration, and helps the Manager to obtain market information for the valuation of securities that are either held in the Fund's portfolio or are being considered for purchase.  The Manager provides information to the Board about the commissions paid to brokers furnishing such services, together with the Manager's representation that the amount of such commissions was reasonably related to the value or benefit of such services.

---------------------------------------- -----------------------------------------------------------------------------

       Fiscal Year Ended 10/31:                         Total Brokerage Commissions Paid by the Fund1
---------------------------------------- -----------------------------------------------------------------------------
---------------------------------------- -----------------------------------------------------------------------------
                 1999                                                        None
---------------------------------------- -----------------------------------------------------------------------------
---------------------------------------- -----------------------------------------------------------------------------
                 2000                                                        None
---------------------------------------- -----------------------------------------------------------------------------
---------------------------------------- -----------------------------------------------------------------------------
                 2001                                                        None
---------------------------------------- -----------------------------------------------------------------------------
1.        Amounts do not include  spreads or commissions on principal  transactions on a net trade basis

Distribution and Service Plans

The Distributor.  Under its General Distributor's Agreement with the Fund, the
Distributor acts as the Fund's principal underwriter in the continuous public offering of the Fund's classes of shares. The Distributor is not obligated to sell a specific number of shares.  Expenses normally attributable to sales, including advertising and the cost of printing and mailing prospectuses, other than those furnished to existing shareholders, are borne by the Distributor.

      The sales charges and concessions paid to (or retained by) the Distributor from the sale of shares or on the redemption of shares during the Fund's past three fiscal years are shown in the table below.

--------------- ----------------------- -----------------------
 Fiscal Year     Aggregate Front-End      Class A Front-End
                                            Sales Charges
 Ended 10/31:      Sales Charges on          Retained by
                    Class A Shares           Distributor1
--------------- ----------------------- -----------------------
--------------- ----------------------- -----------------------
     1999                None                    None
--------------- ----------------------- -----------------------
--------------- ----------------------- -----------------------
     2000              $21,305                 $ 1,390
--------------- ----------------------- -----------------------
--------------- ----------------------- -----------------------
     2001              $111,927                 $3,417
--------------- ----------------------- -----------------------
1.       Includes amounts  retained by a broker-dealer  that is an affiliate or a parent of the Distributor.

-------------- ------------------------ ------------------------ ----------------------- ------------------------
 Fiscal Year   Concessions on Class A   Concessions on Class B    Concessions on Class   Concessions on Class N
Ended 10/31:     Shares Advanced by       Shares Advanced by      C Shares Advanced by     Shares Advanced by
                     Distributor              Distributor             Distributor             Distributor1
-------------- ------------------------ ------------------------ ----------------------- ------------------------
-------------- ------------------------ ------------------------ ----------------------- ------------------------
    1999                None                     None                     None                    None
-------------- ------------------------ ------------------------ ----------------------- ------------------------
-------------- ------------------------ ------------------------ ----------------------- ------------------------
    2000               $21,305                  $9,701                   $ 655                     N/A
-------------- ------------------------ ------------------------ ----------------------- ------------------------
-------------- ------------------------ ------------------------ ----------------------- ------------------------
    2001              $121,032                  $38,645                 $19,846                  16,3762
-------------- ------------------------ ------------------------ ----------------------- ------------------------
1.   The Distributor  advances  concession  payments to dealers for certain sales of
     Class A shares and for sales of Class B and Class C shares  from its own  resources at the time of sale.
2.   The inception date of Class N shares was March 1, 2001

Distribution and Service Plans.  The Fund has adopted a Service Plan for Class A shares and Distribution and Service Plans for Class B, Class C and Class N shares under Rule 12b-1 of the Investment Company Act.  Under those plans the Fund pays the
Distributor for all or a portion of its costs incurred in connection with the distribution and/or servicing of the shares of the particular class.

         Under the plans, the Manager and the Distributor may make payments to affiliates and, in their sole discretion, from time to time, may use their own resources (at no direct cost to the Fund) to make payments to brokers, dealers or other financial institutions for distribution and administrative services they perform.  The Manager may use its profits from the advisory fee it receives from the
Fund.  In their sole discretion, the Distributor and the Manager may increase or decrease the amount of payments they make from their own resources to plan recipients.

         Unless a plan is terminated as described below, the plan continues in effect from year to year but only if the Fund's Board of Trustees and its Independent
Trustees specifically vote annually to approve its continuance.  Approval must be by a vote cast in person at a meeting called for the purpose of voting on continuing the plan.  A plan may be terminated at any time by the vote of a majority of the
Independent Trustees or by the vote of the holders of a "majority" (as defined in the
Investment Company Act) of the outstanding shares of that class.

         The Board of Trustees and the Independent Trustees must approve all material amendments to a plan. An amendment to increase materially the amount of payments to be made under a plan must be approved by shareholders of the class affected by the amendment.  Because Class B shares of the Fund automatically convert into Class A shares after six years, the Fund must obtain the approval of both Class A and Class B shareholders for a proposed material amendment to the Class A Plan that would materially increase payments under the Plan.  That approval must be by a "majority"
(as defined in the Investment Company Act) of the shares of each Class, voting separately by class.

         While the Plans are in effect, the Treasurer of the Fund shall provide separate written reports on the plans to the Board of Trustees at least quarterly for its review.  The Reports shall detail the amount of all payments made under a plan and the purpose for which the payments were made.  Those reports are subject to the review and approval of the Independent Trustees.

         Each Plan states that while it is in effect, the selection and nomination of those Trustees of the Fund who are not "interested persons" of the Fund is committed to the discretion of the Independent Trustees. This does not prevent the involvement of others in the selection and nomination process as long as the final decision as to selection or nomination is approved by a majority of the Independent Trustees.

         Under the plan for a class, no payment will be made to any recipient in any quarter in which the aggregate net asset value of all Fund shares of that class held by the recipient for itself and its customers does not exceed a minimum amount, if any, that may be set from time to time by a majority of the Independent Trustees.  The
Board of Trustees has set no minimum amount of assets to qualify for payments under the plans.

|X|      Class A Service Plan Fees.  Under the Class A Service Plan, the Distributor
currently uses the fees it receives from the Fund to pay brokers, dealers and other financial institutions (they are referred to as "recipients") for personal services and account maintenance services they provide for their customers who hold Class A shares.  The services include, among others, answering customer inquiries about the
Fund, assisting in establishing and maintaining accounts in the Fund, making the
Fund's investment plans available and providing other services at the request of the
Fund or the Distributor.  While the plan permits the Board to authorize payments to the Distributor to reimburse itself for services under the plan, the Board has not yet done so.  The Distributor makes payments to plan recipients quarterly at an annual rate not to exceed 0.25% of the average annual net assets consisting of Class A shares held in the accounts of the recipients or their customers.

         For the fiscal period ended October 31, 2001, payments under the Class A plan totaled $82,987.  Any unreimbursed expenses the Distributor incurs with respect to
Class A shares in any fiscal year cannot be recovered in subsequent years.  The
Distributor may not use payments received under the Class A Plan to pay any of its interest expenses, carrying charges, or other financial costs, or allocation of overhead, of which none was retained by the Distributor and included $4,098 paid to an affiliate of the Distributor's parent company.

|X|      Class B, Class C and Class N Service and Distribution Plan Fees.  Under the
Class B and Class C plans, service fees and distribution fees, and with respect to the
Class N plan the distribution fees, are computed on the average of the net asset value of shares in the respective class, determined as of the close of each regular business day during the period.  The Class B, Class C and Class N plans provide for the
Distributor to be compensated at a flat rate, whether the Distributor's distribution expenses are more or less than the amounts paid by the Fund under the plan during the period for which the fee is paid. The types of services that Recipients provide are similar to the services provided under the Class A service plan, described above.

         Each Plan permits the Distributor to retain both the asset-based sales charges and the service fees or to pay recipients the service fee on a quarterly basis, without payment in advance.  However, the Distributor currently intends to pay the service fee to recipients in advance for the first year after the shares are purchased.  After the first year shares are outstanding, the Distributor makes service fee payments quarterly on those shares.  The advance payment is based on the net asset value of shares sold.  Shares purchased by exchange do not qualify for the advance service fee payment.  If Class B or Class C shares are redeemed during the first year after their purchase, the recipient of the service fees on those shares will be obligated to repay the Distributor a pro rata portion of the advance payment of the service fee made on those shares.

         The asset-based sales charge and service fees increase Class B and Class C expenses by 1.00% and effective November 1, 2001 the asset-based sales charge and service fees increases Class N expenses by 0.50% of the net assets per year of the respective class. The Distributor retains the asset-based sales charge on Class B and
Class N shares.  The Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding.  It pays the asset-based sales charge as an ongoing concession to the recipient on Class C shares outstanding for a year or more.  If a dealer has a special agreement with the Distributor, the
Distributor will pay the Class B and/or Class C service fee and the asset-based sales charge to the dealer quarterly in lieu of paying the sales concessions and service fee in advance at the time of purchase.

         The asset-based sales charges on Class B, Class C and Class N shares allow investors to buy shares without a front-end sales charge while allowing the
Distributor to compensate dealers that sell those shares.  The Fund pays the asset-based sales charges to the Distributor for its services rendered in distributing
Class B, Class C and Class N shares.  The payments are made to the Distributor in recognition that the Distributor:

         o   pays sales concessions to authorized brokers and dealers at the time of sale and pays service fees as described above,
         o   may finance payment of sales concessions and/or the advance of the service fee payment to recipients under the plans, or may provide such financing from its own resources or from the resources of an affiliate,
         o   employs personnel to support distribution of Class B, Class C and Class N shares,
         o   bears the costs of sales literature, advertising and prospectuses (other than those furnished to current shareholders) and state "blue sky"
             registration fees and certain other distribution expenses,
o        may not be able to adequately compensate dealers that sell Class B, Class C and Class N shares without receiving payment under the plans and therefore may not be able to offer such Classes for sale absent the plans,
o        receives payments under the plans consistent with the service fees and asset-bases sales charges paid by other non-proprietary funds that charge
              12b-1 fees,
o        may use the payments under the plan to include the Fund in various third-party distribution programs that may increase sales of Fund shares,
o        may experience increased difficulty selling the Fund's shares if payments under the plan are discontinued because most competitor funds have plans that pay dealers for rendering distribution services as much or more than the amounts currently being paid by the Fund, and
o        may not be able to continue providing, at the same or at a lesser cost, the same quality distribution sales efforts and services, or to obtain such services from brokers and dealers, if the plan payments were to be discontinued.

         When Class B, Class C or Class N shares are sold without the designation of a broker-dealer, the Distributor is automatically designated as the broker-dealer of record.  In those cases, the Distributor retains the service fee paid on Class B and
Class C shares and retains the asset-based sales charge paid on Class B, Class C and
Class N shares.

         The Distributor's actual expenses in selling Class B, Class C and Class N shares may be more than the payments it receives from the contingent deferred sales charges collected on redeemed shares and from the Fund under the plans.  If either the
Class B, Class C or Class N plan is terminated by the Fund, the Board of Trustees may allow the Fund to continue payments of the asset-based sales charge to the Distributor for distributing shares before the plan was terminated.

--------------------------------------------------------------------------------------------------------------------
                   Distribution Fees Paid to the Distributor in the Fiscal Year Ended 10/31/01*
--------------------------------------------------------------------------------------------------------------------
------------------------ -------------------- --------------------- ------------------------- ----------------------
                                                                         Distributor's            Distributor's
                                                                           Aggregate              Unreimbursed
                                Total                Amount               Unreimbursed            Expenses as %
                              Payments            Retained by               Expenses              of Net Assets
         Class               Under Plan           Distributor              Under Plan               of Class
------------------------ -------------------- --------------------- ------------------------- ----------------------
------------------------ -------------------- --------------------- ------------------------- ----------------------
Class B Plan                   $6,721                $6,273                 $41,638                   2.34%
------------------------ -------------------- --------------------- ------------------------- ----------------------
------------------------ -------------------- --------------------- ------------------------- ----------------------
Class C Plan                   $6,468               $6,0301                 $27,884                   1.51%
------------------------ -------------------- --------------------- ------------------------- ----------------------
------------------------ -------------------- --------------------- ------------------------- ----------------------
Class N Plan                   $4,989                 $535                  $44,870                   0.61%
------------------------ -------------------- --------------------- ------------------------- ----------------------
1.       Includes $36 paid to an affiliate of the Distributor's parent company.

         All payments under the Class B and the Class C plans are subject to the limitations imposed by the Conduct Rules of the National Association of Securities
Dealers, Inc. on payments of asset-based sales charges and service fees.

Performance of the Fund

Explanation of Performance Terminology. The Fund uses a variety of terms to illustrate its performance.  These terms include "standardized yield," "dividend yield," "average annual total return," "cumulative total return," "average annual total return at net asset value" and "total return at net asset value."  An explanation of how yields and total returns are calculated is set forth below. The charts below show the Fund's performance as of the Fund's most recent fiscal period.  You can obtain current performance information by calling the Fund's Transfer Agent at 1.800.525.7048 or by visiting the OppenheimerFunds Internet website at www.oppenheimerfunds.com.

         The Fund's illustrations of its performance data in advertisements must comply with rules of the Securities and Exchange Commission.  Those rules describe the types of performance data that may be used and how it is to be calculated. In general, any advertisement by the Fund of its performance data must include the average annual total returns for the advertised class of shares of the Fund.  Those returns must be shown for the 1-, 5- and 10-year periods (or the life of the class, if less) ending as of the most recently ended calendar quarter prior to the publication of the advertisement (or its submission for publication).  Certain types of yields may also be shown, provided that they are accompanied by standardized average annual total returns.

         Use of standardized performance calculations enables an investor to compare the Fund's performance to the performance of other funds for the same periods.
However, a number of factors should be considered before using the Fund's performance information as a basis for comparison with other investments:

o        Yields and total returns measure the performance of a hypothetical account in the Fund over various periods and do not show the performance of each shareholder's account.  Your account's performance will vary from the model performance data if your dividends are received in cash, or you buy or sell shares during the period, or you bought your shares at a different time and price than the shares used in the model.
o        The Fund's performance returns do not reflect the effect of taxes on dividends and capital gains distributions.

o        An investment in the Fund is not insured by the FDIC or any other government agency.

o        The principal value of the Fund's shares, and its yields and total returns are not guaranteed and normally will fluctuate on a daily basis.

o        When an investor's shares are redeemed, they may be worth more or less than their original cost.

o        Yields and total returns for any given past period represent historical performance information and are not, and should not be considered, a prediction of future yields or returns.

         The performance of each class of shares is shown separately, because the performance of each class of shares will usually be different.  That is because of the different kinds of expenses each class bears.  The yields and total returns of each class of shares of the Fund are affected by market conditions, the quality of the
Fund's investments, the maturity of those investments, the types of investments the
Fund holds, and its operating expenses that are allocated to the particular class.

         |X|  Yields.  The Fund uses a variety of different yields to illustrate its current returns. Each class of shares calculates its yield separately because of the different expenses that affect each class.

                  |_| Standardized Yield.  The "standardized yield" (sometimes referred to just as "yield") is shown for a class of shares for a stated 30 day period.  It is not based on actual distributions paid by the Fund to shareholders in the 30 day period, but is a hypothetical yield based upon the net investment income from the
Fund's portfolio investments for that period.  It may therefore differ from the
"dividend yield" for the same class of shares, described below.

         Standardized yield is calculated using the following formula set forth in rules adopted by the Securities and Exchange Commission, designed to assure uniformity in the way that all funds calculate their yields:

                Standardized Yield = 2[(a-b     6
                                        --- + 1) - 1]
                                        cd

         The symbols above represent the following factors:

         a =   dividends and interest earned during the 30 day period.
         b =   expenses accrued for the period (net of any expense assumptions).
         c =   the average daily number of shares of that class  outstanding  during the
               30 day period that were entitled to receive dividends.
         d =   the  maximum  offering  price per share of that  class on the last day of the period, adjusted for undistributed net investment income.

         The standardized yield for a particular 30 day period may differ from the yield for other periods.  The SEC formula assumes that the standardized yield for a 30 day period occurs at a constant rate for a six month period and is annualized at the
end of the six month period.   Additionally, because each class of shares is subject
to different expenses, it is likely that the standardized yields of the Fund's classes of shares will differ for any 30 day period.

                  |_| Dividend Yield.  The Fund may quote a "dividend yield" for each class of its shares.  Dividend yield is based on the dividends paid on a class of shares during the actual dividend period.  To calculate dividend yield, the dividends of a class declared during a stated period are added together, and the sum is multiplied by 12 (to annualize the yield) and divided by the maximum offering price on the last day of the dividend period.  The formula is shown below:

       Dividend Yield = dividends paid x 12/maximum offering price (payment date)

         The maximum offering price for Class A shares includes the current maximum initial sales charge.  The maximum offering price for Class B and Class C shares is the net asset value per share, without considering the effect of contingent deferred sales charges.  There is no sales charge on Class Y shares.  The Class A dividend yield may also be quoted without deducting the maximum initial sales charge.

   -----------------------------------------------------------------------------------------------------------------
                               The Fund's Yields for the 30-Day Periods Ended 10/31/01
   -----------------------------------------------------------------------------------------------------------------
   ---------------- ------------------------------------------ -----------------------------------------------------

                               Standardized Yield                                 Dividend Yield

   Class of Shares
   ---------------- ------------------------------------------ -----------------------------------------------------
   ---------------- ------------------- ---------------------- ---------------------- ------------------------------
                         Without                After                 Without                     After
                          Sales                 Sales                  Sales                      Sales
                       Charge(NAV)          Charge(MOP) 1           Charge(NAV)               Charge(MOP) 1
   ---------------- ------------------- ---------------------- ---------------------- ------------------------------
   ---------------- ------------------- ---------------------- ---------------------- ------------------------------
   Class A                5.04%                 4.86%                  5.40%                      5.21%
   ---------------- ------------------- ---------------------- ---------------------- ------------------------------
   ---------------- ------------------- ---------------------- ---------------------- ------------------------------
   Class B                4.28%                  N/A                   4.78%                       N/A
   ---------------- ------------------- ---------------------- ---------------------- ------------------------------
   ---------------- ------------------- ---------------------- ---------------------- ------------------------------
   Class C                4.32%                  N/A                   4.78%                       N/A
   ---------------- ------------------- ---------------------- ---------------------- ------------------------------
   ---------------- ------------------- ---------------------- ---------------------- ------------------------------
   Class N                5.07%                  N/A                   5.40%                       N/A
   ---------------- ------------------- ---------------------- ---------------------- ------------------------------
   ---------------- ------------------- ---------------------- ---------------------- ------------------------------
   Class Y                5.05%                  N/A                   5.64%                       N/A
   ---------------- ------------------- ---------------------- ---------------------- ------------------------------
1. Maximum Offering Price.

         |X| Total Return Information.  There are different types of "total returns" to measure the Fund's performance.  Total return is the change in value of a hypothetical investment in the Fund over a given period, assuming that all dividends and capital gains distributions are reinvested in additional shares and that the investment is redeemed at the end of the period.  Because of differences in expenses for each class of shares, the total returns for each class are separately measured. The cumulative total return measures the change in value over the entire period (for example, 10 years).  An average annual total return shows the average rate of return for each year in a period that would produce the cumulative total return over the entire period.
However, average annual total returns do not show actual year-by-year performance.
The Fund uses standardized calculations for its total returns as prescribed by the
SEC.  The methodology is discussed below.

         In calculating total returns for Class A shares, the current maximum sales charge of 3.50% (as a percentage of the offering price) is deducted from the initial investment ("P") (unless the return is shown without sales charge, as described below).  For Class B shares, payment of the applicable contingent deferred sales charge is applied, depending on the period for which the return is shown: 4.0% in the first year, 3.0% in the second year, 2.0% in the third and fourth years, 1.0% in the fifth year and none thereafter.  For Class C shares, the 1% contingent deferred sales charge is deducted for returns for the one year period. For Class N shares, the 1%
contingent deferred sales charge is deducted for returns for the one year period as applicable.  Class Y shares are not subject to a sales charge.

                  |_| Average Annual Total Return.  The "average annual total return"
of each class is an average annual compounded rate of return for each year in a specified number of years.  It is the rate of return based on the change in value of a hypothetical initial investment of $1,000 ("P" in the formula below) held for a number of years ("n" in the formula) to achieve an Ending Redeemable Value ("ERV" in the formula) of that investment, according to the following formula:

                                ERV-P
                                ----- = Total Return
                                  P

                  |_| Cumulative Total Return.  The "cumulative total return"
calculation measures the change in value of a hypothetical investment of $1,000 over an entire period of years.  Its calculation uses some of the same factors as average annual total return, but it does not average the rate of return on an annual basis.
Cumulative total return is determined as follows:

                                    1/n
                                ERV
                                --- - 1 = Average Annual Total Return
                                 P

                  |_| Total Returns at Net Asset Value.  From time to time the Fund may also quote a cumulative or an average annual total return "at net asset value"
(without deducting sales charges) for Class A, Class B, Class C or Class N shares.
There is no sales charge on Class Y.  Each is based on the difference in net asset value per share at the beginning and the end of the period for a hypothetical investment in that class of shares (without considering front-end or contingent deferred sales charges) and takes into consideration the reinvestment of dividends and capital gains distributions.

----------------------------------------------------------------------------------------------------------------------

                               The Fund's Total Returns for the Periods Ended 10/31/01
----------------------------------------------------------------------------------------------------------------------
-------------- ------------------------- -----------------------------------------------------------------------------
               Cumulative Total                                  Average Annual Total Returns
Class      of  Returns (10 years or
Shares         Life of Class)
-------------- ------------------------- -----------------------------------------------------------------------------
-------------- ------------------------- --------------------------------------- -------------------------------------
                                                         1-Year                             life-of-class
                                                   (or life-of-class)
-------------- ------------------------- --------------------------------------- -------------------------------------
-------------- ------------ ------------ ------------------- ------------------- ------------------ ------------------
               After        Without      After Sales Charge  Without Sales       After Sales        Without Sales
               Sales        Sales        (MOP) 1             Charge              Charge             Charge
               Charge       Charge                           (NAV)               (MOP) 1            (NAV)
               (MOP) 1      (NAV)
-------------- ------------ ------------ ------------------- ------------------- ------------------ ------------------
-------------- ------------ ------------ ------------------- ------------------- ------------------ ------------------
Class A          9.21%(1)     13.17%           2.29%               6.00%              4.30%(1)           6.08%(1)
-------------- ------------ ------------ ------------------- ------------------- ------------------ ------------------
-------------- ------------ ------------ ------------------- ------------------- ------------------ ------------------
Class B          9.56%1       11.56%1          1.31%               5.31%              4.45%(1)           5.36%(1)
-------------- ------------ ------------ ------------------- ------------------- ------------------ ------------------
-------------- ------------ ------------ ------------------- ------------------- ------------------ ------------------
Class C          11.56%1      11.56%1          4.31%               5.31%              5.36%(1)           5.36%(1)
-------------- ------------ ------------ ------------------- ------------------- ------------------ ------------------
-------------- ------------ ------------ ------------------- ------------------- ------------------ ------------------
Class N          2.88%2       3.88%2            N/A                 N/A                 N/A                N/A
-------------- ------------ ------------ ------------------- ------------------- ------------------ ------------------
-------------- ------------ ------------ ------------------- ------------------- ------------------ ------------------
Class Y            N/A        13.72%1           N/A                6.25%                N/A              6.33%(1)
-------------- ------------ ------------ ------------------- ------------------- ------------------ ------------------
1.       Maximum Offering Price
2.       Inception of Class A, Class B, Class C and Class Y: 9/27/99.
3.       Inception of Class N: 3/1/01
..

Other Performance Comparisons.  The Fund compares its performance annually to that of an appropriate broadly-based market index in its Annual Report to shareholders. You can obtain that information by contacting the Transfer Agent at the addresses or telephone numbers shown on the cover of this Statement of Additional Information.  The
Fund may also compare its performance to that of other investments, including other mutual funds, or use rankings of its performance by independent ranking entities.
Examples of these performance comparisons are set forth below.

         |X| Lipper Rankings.  From time to time the Fund may publish the ranking of the performance of its classes of shares by Lipper, Inc. ("Lipper").  Lipper is a widely-recognized independent mutual fund monitoring service. Lipper monitors the performance of regulated investment companies, including the Fund, and ranks their performance for various periods based on categories based on investment styles.  The
Lipper performance rankings are based on total returns that include the reinvestment of capital gain distributions and income dividends but do not take sales charges or taxes into consideration.  Lipper also publishes "peer-group" indices of the performance of all mutual funds in a category that it monitors and averages of the performance of the funds in particular categories.

         |X|  Morningstar Ratings and Rankings.  From time to time the Fund may publish the ranking and/or star rating of the performance of its classes of shares by
Morningstar, Inc. ("Morningstar"), an independent mutual fund monitoring service.
Morningstar rates and ranks mutual funds in broad investment categories: domestic stock funds, international stock funds, taxable bond funds and municipal bond funds.
The Fund is included in the taxable bond funds category.

         Morningstar proprietary star rankings reflect historical risk-adjusted total investment return.  For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM metric each month by subtracting the return on a
90-day U.S. Treasury Bill from the fund's load-adjusted return for the same period, and then adjusting this excess return for risk.  The top 10% of funds in each broad asset class receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star.  The Overall
Morningstar Rating for a fund is derived from a weighted average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar
Ratings metrics.

         The Fund may also compare its total return ranking to that of other funds in its Morningstar category, in addition to its star ratings.  Those total return rankings are percentages from one percent to one hundred percent and are not risk adjusted.  For example, if a fund is in the 94th percentile, that means that 94% of the funds in the same category performed better than it did.

         |X|  Performance Rankings and Comparisons by Other Entities and Publications.
From time to time the Fund may include in its advertisements and sales literature performance information about the Fund cited in newspapers and other periodicals such as The New York Times, The Wall Street Journal, Barron's, or similar publications.
That information may include performance quotations from other sources, including
Lipper and Morningstar.  The performance of the Fund's classes of shares may be compared in publications to the performance of various market indices or other investments, and averages, performance rankings or other benchmarks prepared by recognized mutual fund statistical services.

         Investors may also wish to compare the returns on the Fund's share classes to the return on fixed-income investments available from banks and thrift institutions.
Those include certificates of deposit, ordinary interest-paying checking and savings accounts, and other forms of fixed or variable time deposits, and various other instruments such as Treasury bills.  However, the Fund's returns and share price are not guaranteed or insured by the FDIC or any other agency and will fluctuate daily, while bank depository obligations may be insured by the FDIC and may provide fixed rates of return. Repayment of principal and payment of interest on Treasury securities is backed by the full faith and credit of the U.S. government.

         From time to time, the Fund may publish rankings or ratings of the Manager or
Transfer Agent, and of the investor services provided by them to shareholders of the
Oppenheimer funds, other than performance rankings of the Oppenheimer funds themselves.  Those ratings or rankings of shareholder and investor services by third parties may include comparisons of their services to those provided by other mutual fund families selected by the rating or ranking services.  They may be based upon the opinions of the rating or ranking service itself, using its research or judgment, or based upon surveys of investors, brokers, shareholders or others.

          From time to time the Fund may include in its advertisements and sales literature the total return performance of a hypothetical investment account that includes shares of the fund and other Oppenheimer funds. The combined account may be part of an illustration of an asset allocation model or similar presentation. The account performance may combine total return performance of the fund and the total return performance of other Oppenheimer funds included in the account. Additionally, from time to time, the Fund's advertisements and sales literature may include, for illustrative or comparative purposes, statistical data or other information about general or specific market and economic conditions. That may include, for example:
o        information about the performance of certain securities or commodities markets or segments of those markets,
o        information about the performance of the economies of particular countries or regions,
o        the earnings of companies included in segments of particular industries, sectors, securities markets, countries or regions,
o        the availability of different types of securities or offerings of securities,
o        information relating to the gross national or gross domestic product of the
                   United States or other countries or regions,
o        comparisons of various market sectors or indices to demonstrate performance, risk, or other characteristics of the Fund.

 -----------------------------------------------------------------------------------------------------------------
 A B O U T   Y O U R   A C C O U N T
 -----------------------------------------------------------------------------------------------------------------

How to Buy Shares

         Additional information is presented below about the methods that can be used to buy shares of the Fund.  Appendix B contains more information about the special sales charge arrangements offered by the Fund, and the circumstances in which sales charges may be reduced or waived for certain classes of investors.

AccountLink.  When shares are purchased through AccountLink, each purchase must be at least $25.  Shares will be purchased on the regular business day the Distributor is instructed to initiate the Automated Clearing House ("ACH") transfer to buy the shares. That instruction must be received prior to the close of The New York Stock
Exchange that day.  Dividends will begin to accrue on shares purchased with the proceeds of ACH transfers on the business day the Fund received Federal Funds for the purchase through the ACH system.  The Exchange normally closes at 4:00 P.M., but may close earlier on certain days.  The proceeds of ACH transfers are normally received by the Fund three days after the transfers are initiated.  If the proceeds of the ACH transfer are not received on a timely basis, the Distributor reserves the right to cancel the purchase order.  The Distributor and the Fund are not responsible for any delays in purchasing shares resulting from delays in ACH transmissions.

Reduced Sales Charges.  As discussed in the Prospectus, a reduced sales charge rate may be obtained for Class A shares under Right of Accumulation and Letters of Intent because of the economies of sales efforts and reduction in expenses realized by the
Distributor, dealers and brokers making such sales.  No sales charge is imposed in certain other circumstances described in Appendix B to this Statement of Additional
Information because the Distributor or dealer or broker incurs little or no selling expenses.

         |X|  Right of Accumulation.  To qualify for the lower sales charge rates that apply to larger purchases of Class A shares and Class B shares, you and your spouse can add together:

o        Class A and Class B shares you purchase for your individual accounts
                  (including IRAs and 403(b) plans), or for your joint accounts, or for trust or custodial accounts on behalf of your children who are minors, and
o        current purchases of Class A and Class B shares of the Fund and other
                  Oppenheimer funds to reduce the sales charge rate that applies to current purchases of Class A shares, and
o        Class A and Class B shares of Oppenheimer funds you previously purchased subject to an initial or contingent deferred sales charge to reduce the sales charge rate for current purchases of Class A shares, provided that you still hold your investment in one of the
                  Oppenheimer funds.

         A fiduciary can count all shares purchased for a trust, estate or other fiduciary account (including one or more employee benefit plans of the same employer)
that has multiple accounts.  The Distributor will add the value, at current offering price, of the shares you previously purchased and currently own to the value of current purchases to determine the sales charge rate that applies.  The reduced sales charge will apply only to current purchases.  You must request it when you buy shares.

         |X|  The Oppenheimer Funds.  The Oppenheimer funds are those mutual funds for which the Distributor acts as the distributor or the sub-distributor and currently include the following:

Oppenheimer Bond Fund                                         Oppenheimer Municipal Bond Fund
Oppenheimer California Municipal Fund                         Oppenheimer New York Municipal Fund
Oppenheimer Capital Appreciation Fund                         Oppenheimer New Jersey Municipal Fund
Oppenheimer Capital Preservation Fund                         Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Capital Income Fund                               Oppenheimer Quest Balanced Value Fund
Oppenheimer Champion Income Fund                              Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Concentrated Growth Fund                          Oppenheimer Quest Global Value Fund, Inc.
Oppenheimer Convertible Securities Fund                       Oppenheimer Quest Opportunity Value Fund
Oppenheimer Developing Markets Fund                           Oppenheimer Quest Value Fund, Inc.
Oppenheimer Disciplined Allocation Fund                       Oppenheimer Real Asset Fund
Oppenheimer Discovery Fund                                    Oppenheimer Rochester National Municipals Fund
Oppenheimer Emerging Growth Fund                              Oppenheimer Senior Floating Rate Fund
Oppenheimer Emerging Technologies Fund                        Oppenheimer Small Cap Value Fund
Oppenheimer Enterprise Fund                                   Oppenheimer Special Value Fund
Oppenheimer Europe Fund                                       Oppenheimer Strategic Income Fund
Oppenheimer Global Fund                                       Oppenheimer Total Return Fund, Inc.
Oppenheimer Global Growth & Income Fund                       Oppenheimer Trinity Core Fund
Oppenheimer Gold & Special Minerals Fund                      Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer Growth Fund                                       Oppenheimer Trinity Value Fund
Oppenheimer High Yield Fund                                   Oppenheimer U.S. Government Trust
Oppenheimer Intermediate Municipal Fund                       Oppenheimer Value Fund
Oppenheimer International Bond Fund                           Limited-Term New York Municipal Fund
Oppenheimer International Growth Fund                         Rochester Fund Municipals
Oppenheimer International Small Company Fund                  OSM1- Gartmore Millennium Growth Fund II
Oppenheimer Limited-Term Government Fund                      OSM1 - Jennison Growth Fund
Oppenheimer Main Street Growth & Income Fund                  OSM1 - Mercury Advisors S&P 500 Index
Oppenheimer Main Street Opportunity Fund                      OSM1 - Mercury Advisors Focus Growth Fund
Oppenheimer Main Street Small Cap Fund                        OSM1 - QM Active Balanced Fund
Oppenheimer MidCap Fund                                       OSM1 - Salomon Brothers Capital Fund
Oppenheimer Multiple Strategies Fund
and the following money market funds:

              Centennial America Fund, L. P.                                Centennial New York Tax Exempt Trust
              Centennial California Tax Exempt Trust                        Centennial Tax Exempt Trust
              Centennial Government Trust                                   Oppenheimer Cash Reserves
              Centennial Money Market Trust                                 Oppenheimer Money Market Fund, Inc.

1 - "OSM" stands for Oppenheimer Select Managers

         There is an initial sales charge on the purchase of Class A shares of each of the Oppenheimer funds except the money market funds.  Under certain circumstances described in this Statement of Additional Information, redemption proceeds of certain money market fund shares may be subject to a contingent deferred sales charge.

Letters of Intent.  Under a Letter of Intent, if you purchase Class A shares or Class
A and Class B shares of the Fund and other Oppenheimer funds during a 13 month period, you can reduce the sales charge rate that applies to your purchases of Class A shares.  The total amount of your intended purchases of both Class A and Class B shares will determine the reduced sales charge rate for the Class A shares purchased during that period.  You can include purchases made up to 90 days before the date of the Letter.

         A Letter of Intent is an investor's statement in writing to the Distributor of the intention to purchase Class A shares or Class A and Class B shares of the Fund
(and other Oppenheimer funds) during a 13 month period (the "Letter of Intent period").  At the investor's request, this may include purchases made up to 90 days prior to the date of the Letter.  The Letter states the investor's intention to make the aggregate amount of purchases of shares which, when added to the investor's holdings of shares of those funds, will equal or exceed the amount specified in the
Letter.  Purchases made by reinvestment of dividends or distributions of capital gains and purchases made at net asset value without sales charge do not count toward satisfying the amount of the Letter.
         A Letter enables an investor to count the Class A and Class B shares purchased under the Letter to obtain the reduced sales charge rate on purchases of Class A shares of the Fund (and other Oppenheimer funds) that applies under the Right of
Accumulation to current purchases of Class A shares.  Each purchase of Class A shares under the Letter will be made at the offering price (including the sales charge) that applies to a single lump-sum purchase of shares in the amount intended to be purchased under the Letter.

         In submitting a Letter, the investor makes no commitment to purchase shares.
However, if the investor's purchases of shares within the Letter of Intent period, when added to the value (at offering price) of the investor's holdings of shares on the last day of that period, do not equal or exceed the intended purchase amount, the investor agrees to pay the additional amount of sales charge applicable to such purchases.  That amount is described in "Terms of Escrow," below (those terms may be amended by the Distributor from time to time).  The investor agrees that shares equal in value to 5% of the intended purchase amount will be held in escrow by the Transfer
Agent subject to the Terms of Escrow.  Also, the investor agrees to be bound by the terms of the Prospectus, this Statement of Additional Information and the Application used for a Letter of Intent. If those terms are amended, as they may be from time to time by the Fund, the investor agrees to be bound by the amended terms and that those amendments will apply automatically to existing Letters of Intent.

         If the total eligible purchases made during the Letter of Intent period do not equal or exceed the intended purchase amount, the concessions previously paid to the dealer of record for the account and the amount of sales charge retained by the
Distributor will be adjusted to the rates applicable to actual total purchases.  If total eligible purchases during the Letter of Intent period exceed the intended purchase amount and exceed the amount needed to qualify for the next sales charge rate reduction set forth in the Prospectus, the sales charges paid will be adjusted to the lower rate.  That adjustment will be made only if and when the dealer returns to the
Distributor the excess of the amount of concessions allowed or paid to the dealer over the amount of concessions that apply to the actual amount of purchases.  The excess concessions returned to the Distributor will be used to purchase additional shares for the investor's account at the net asset value per share in effect on the date of such purchase, promptly after the Distributor's receipt thereof.

         The Transfer Agent will not hold shares in escrow for purchases of shares of the Fund and other Oppenheimer funds by OppenheimerFunds prototype 401(k) plans under a Letter of Intent. If the intended purchase amount under a Letter of Intent entered into by an OppenheimerFunds prototype 401(k) plan is not purchased by the plan by the end of the Letter of Intent period, there will be no adjustment of concessions paid to the broker-dealer or financial institution of record for accounts held in the name of that plan.

         In determining the total amount of purchases made under a Letter, shares redeemed by the investor prior to the termination of the Letter of Intent period will be deducted.  It is the responsibility of the dealer of record and/or the investor to advise the Distributor about the Letter in placing any purchase orders for the investor during the Letter of Intent period.  All of such purchases must be made through the Distributor.

         |X|  Terms of Escrow That Apply to Letters of Intent.

         1.    Out of the initial purchase (or subsequent purchases if necessary) made pursuant to a Letter, shares of the Fund equal in value up to 5% of the intended purchase amount specified in the Letter shall be held in escrow by the Transfer
Agent.  For example, if the intended purchase amount is $50,000, the escrow shall be shares valued in the amount of $2,500 (computed at the offering price adjusted for a
$50,000 purchase).  Any dividends and capital gains distributions on the escrowed shares will be credited to the investor's account.

         2.    If the total minimum investment specified under the Letter is completed within the 13 month Letter of Intent period, the escrowed shares will be promptly released to the investor.

         3.    If, at the end of the 13 month Letter of Intent period the total purchases pursuant to the Letter are less than the intended purchase amount specified in the Letter, the investor must remit to the Distributor an amount equal to the difference between the dollar amount of sales charges actually paid and the amount of sales charges which would have been paid if the total amount purchased had been made at a single time.  That sales charge adjustment will apply to any shares redeemed prior to the completion of the Letter.  If the difference in sales charges is not paid within 20 days after a request from the Distributor or the dealer, the Distributor will, within 60 days of the expiration of the Letter, redeem the number of escrowed shares necessary to realize such difference in sales charges.  Full and fractional shares remaining after such redemption will be released from escrow.  If a request is received to redeem escrowed shares prior to the payment of such additional sales charge, the sales charge will be withheld from the redemption proceeds.

         4.    By signing the Letter, the investor irrevocably constitutes and appoints the Transfer Agent as attorney-in-fact to surrender for redemption any or all escrowed shares.

5.       The shares eligible for purchase under the Letter (or the holding of which may be counted toward completion of a Letter) include:
(a)      Class A shares sold with a front-end sales charge or subject to a Class A contingent deferred sales charge,
(b)      Class B shares of other Oppenheimer funds acquired subject to a contingent deferred sales charge, and
(c)      Class A or Class B shares acquired by exchange of either (1) Class A shares of one of the other Oppenheimer funds that were acquired subject to a
                   Class A initial or contingent deferred sales charge or (2) Class B shares of one of the other Oppenheimer funds that were acquired subject to a contingent deferred sales charge.

         6.    Shares held in escrow hereunder will automatically be exchanged for shares of another fund to which an exchange is requested, as described in the section of the Prospectus entitled "How to Exchange Shares" and the escrow will be transferred to that other fund.

Retirement Plans.  Certain types of retirement plans are entitled to purchase shares of the Fund without sales charge or at reduced sales charge rates, as described in
Appendix B to this Statement of Additional Information.  Certain special sales charge arrangements described in that Appendix apply to retirement plans whose records are maintained on a daily valuation basis by Merrill Lynch Pierce Fenner & Smith, Inc.
("Merrill Lynch") or an independent record keeper that has a contract or special arrangement with Merrill Lynch.  If on the date the plan sponsor signed the Merrill
Lynch record keeping service agreement the plan has less than $3 million in assets
(other than assets invested in money market funds) invested in applicable investments, then the retirement plan may purchase only Class B shares of the Oppenheimer funds.
Any retirement plans in that category that currently invest in Class B shares of the
Fund will have their Class B shares converted to Class A shares of the Fund when the plan's applicable investments reach $5 million.

Cancellation of Purchase Orders.  Cancellation of purchase orders for the Fund's shares (for example, when a purchase check is returned to the Fund unpaid) causes a loss to be incurred when the net asset value of the Fund's shares on the cancellation date is less than on the purchase date.  That loss is equal to the amount of the decline in the net asset value per share multiplied by the number of shares in the purchase order.  The investor is responsible for that loss.  If the investor fails to compensate the Fund for the loss, the Distributor will do so.  The Fund may reimburse the Distributor for that amount by redeeming shares from any account registered in that investor's name, or the Fund or the Distributor may seek other redress.

Classes of Shares.  Each class of shares of the Fund represents an interest in the same portfolio of investments of the Fund.  However, each class has different shareholder privileges and features.  The net income attributable to Class B, Class C or Class N shares and the dividends payable on Class B, Class C or Class N shares will be reduced by incremental expenses borne solely by that class.  Those expenses include the asset-based sales charges to which Class B, Class C and Class N shares are subject.

         The availability of different classes of shares permits an investor to choose the method of purchasing shares that is more appropriate for the investor.  That may depend on the amount of the purchase, the length of time the investor expects to hold shares, and other relevant circumstances. Class A shares normally are sold subject to an initial sales charge.  While Class B, Class C and Class N shares have no initial sales charge, the purpose of the deferred sales charge and asset-based sales charge on
Class B, Class C and Class N shares is the same as that of the initial sales charge on
Class A shares - to compensate the Distributor and brokers, dealers and financial institutions that sell shares of the Fund.  A salesperson who is entitled to receive compensation from his or her firm for selling Fund shares may receive different levels of compensation for selling one class of shares rather than another.

         The Distributor will not accept any order in the amount of $500,000 or more for Class B shares or $1 million or more for Class C shares on behalf of a single investor (not including dealer "street name" or omnibus accounts).  That is because generally it will be more advantageous for that investor to purchase Class A shares of the Fund.

|X|      Class B Conversion.  Under current interpretations of applicable federal income tax law by the Internal Revenue Service, the conversion of Class B shares to
Class A shares after six years is not treated as a taxable event for the shareholder.
If those laws or the IRS interpretation of those laws should change, the automatic conversion feature may be suspended.  In that event, no further conversion of Class B shares would occur while that suspension remained in effect.  Although Class B shares could then be exchanged for Class A shares on the basis of relative net asset value of the two classes, without the imposition of a sales charge or fee, such exchange could constitute a taxable event for the shareholder, and absent such exchange, Class B shares might continue to be subject to the asset-based sales charge for longer than five years.

      |X|  Availability of Class N Shares.  In addition to the description of the types of retirement plans which may purchase Class N shares contained in the prospectus,
Class N shares also are offered to the following:
o        to all rollover IRAs,
o        to all direct rollovers from OppenheimerFunds-sponsored Pinnacle and Ascender retirement plans,
o        to all trustee-to-trustee IRA transfers,
o        to all 90-24 type 403(b) transfers,
o        to Group Retirement Plans (as defined in Appendix B to this Statement of
                      Additional Information) which have entered into a special
                      agreement with the Distributor for that purpose,
o        to Retirement Plans qualified under Sections 401(a) or 401(k) of the Internal
                      Revenue Code, the recordkeeper or the plan sponsor for which has entered into a special agreement with the Distributor,
o        to Retirement Plans of a plan sponsor where the aggregate assets of all such plans invested in the Oppenheimer funds is $500,000 or more,
o        to OppenheimerFunds-sponsored Ascender 401(k) plans that pay for the purchase with the redemption proceeds of Class A shares of one or more
                      Oppenheimer funds.

         |X|  Allocation of Expenses. The Fund pays expenses related to its daily operations, such as custodian fees, Trustees' fees, transfer agency fees, legal fees and auditing costs.  Those expenses are paid out of the Fund's assets and are not paid directly by shareholders.  However, those expenses reduce the net asset value of shares, and therefore are indirectly borne by shareholders through their investment.

         The methodology for calculating the net asset value, dividends and distributions of the Fund's share classes recognizes two types of expenses.  General expenses that do not pertain specifically to any one class are allocated pro rata to the shares of all classes.  The allocation is based on the percentage of the Fund's total assets that is represented by the assets of each class, and then equally to each outstanding share within a given class.  Such general expenses include management fees, Wrap Agreement fees, legal, bookkeeping and audit fees, printing and mailing costs of shareholder reports, Prospectuses, Statements of Additional Information and
other materials for current shareholders, fees to unaffiliated Trustees, custodian expenses, share issuance costs, organization and start-up costs, interest, taxes and brokerage commissions, and non-recurring expenses, such as litigation costs.

         Other expenses that are directly attributable to a particular class are allocated equally to each outstanding share within that class.  Examples of such expenses include distribution and  service plan (12b-1) fees, transfer and shareholder servicing agent fees and expenses, and shareholder meeting expenses (to the extent that such expenses pertain only to a specific class).

Determination of Net Asset Values Per Share.  The net asset values per share of each class of shares of the Fund are determined as of the close of business of The New York
Stock Exchange on each day that the Exchange is open.  The calculation is done by dividing the value of the Fund's net assets attributable to a class by the number of shares of that class that are outstanding.  The Exchange normally closes at 4:00 P.M.,
New York time, but may close earlier on some other days (for example, in case of weather emergencies or on days falling before a U.S. holiday).  The Exchange's most recent annual announcement (which is subject to change) states that it will close on
New Year's Day, Presidents' Day, Martin Luther King, Jr. Day, Good Friday, Memorial
Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.  It may also close on other days.

         Dealers other than Exchange members may conduct trading in certain securities on days on which the Exchange is closed (including weekends and U.S. holidays) or after 4:00 P.M. and a regular business day.  Because the Fund's net asset values will not be calculated on those days, the Fund's net asset values per share may be significantly affected on those days, when shareholders may not purchase or redeem shares.  Additionally, trading on European and Asian stock exchanges and over-the-counter markets normally is completed before the close of The New York Stock
Exchange.

         Changes in the values of securities traded on foreign exchanges or markets as a result of events that occur after the prices of those securities are determined, but before the close of The New York Stock Exchange, will not be reflected in the Fund's calculation of its net asset values that day unless the Manager determines that the event is likely to effect a material change in the value of the security. If such determination is made, the Manager, acting through an internal valuation committee, will establish a valuation for such security subject to the approval, ratification and confirmation by the Board at its next ensuing meeting.

         |X|  Securities Valuation.  The Fund's Board of Trustees has established procedures for the valuation of the Fund's securities.  In general those procedures are as follows:

o        Equity securities traded on a U.S. securities exchange or on NASDAQ are valued as follows:

(1)      if last sale information is regularly reported, they are valued at the last reported sale price on the principal exchange on which they are traded or on NASDAQ, as applicable, on that day, or
(2)      if last sale information is not available on a valuation date, they are valued at the last reported sale price preceding the valuation date if it is within the spread of the closing "bid" and "asked" prices on the valuation date or, if not,  at the closing "bid" price on the valuation date.

o        Equity securities traded on a foreign securities exchange generally are valued in one of the following ways:
(1)      at the last sale price available to the pricing service approved by the Board of Trustees, or
(2)      at the last sale price obtained by the Manager from the report of the principal exchange on which the security is traded at its last trading session on or immediately before the valuation date, or
(3)      at the mean between the "bid" and "asked" prices obtained from the principal exchange on which the security is traded or, on the basis of reasonable inquiry, from two market makers in the security.

o        Long-term debt securities having a remaining maturity in excess of 60 days are valued based on the mean between the "bid" and "asked" prices determined by a portfolio pricing service approved by the Fund's Board of Trustees or obtained by the Manager from two active market makers in the security on the basis of reasonable inquiry.

o        The following securities are valued at the mean between the "bid" and "asked"
              prices determined by a pricing service approved by the Fund's Board of
              Trustees or obtained by the Manager from two active market makers in the security on the basis of reasonable inquiry:

(1)      debt instruments that have a maturity of more than 397 days when issued,
(2)      debt instruments that had a maturity of 397 days or less when issued and have a remaining maturity of more than 60 days, and
(3)      non-money market debt instruments that had a maturity of 397 days or less when issued and which have a remaining maturity of 60 days or less.

o        The following securities are valued at cost, adjusted for amortization of premiums and accretion of discounts:

(1)      money market debt securities held by a non-money market fund that had a maturity of less than 397 days when issued that have a remaining maturity of 60 days or less, and
(2)      debt instruments held by a money market fund that have a remaining maturity of
                      397 days or less.

o        Securities (including restricted securities) not having readily-available market quotations are valued at fair value determined under the Board's procedures.  If the Manager is unable to locate two market makers willing to give quotes, a security may be priced at the mean between the "bid"
              and "asked" prices provided by a single active market maker (which in certain cases may be the "bid" price if no "asked" price is available).

         In the case of U.S. government securities, mortgage-backed securities, corporate bonds and foreign government securities, when last sale information is not generally available, the Manager may use pricing services approved by the Board of
Trustees.  The pricing service may use "matrix" comparisons to the prices for comparable instruments on the basis of quality, yield, and maturity. Other special factors may be involved (such as the tax-exempt status of the interest paid by municipal securities).  The Manager will monitor the accuracy of the pricing services.  That monitoring may include comparing prices used for portfolio valuation to actual sales prices of selected securities.

         The closing prices in the London foreign exchange market on a particular business day that are provided to the Manager by a bank, dealer or pricing service that the Manager has determined to be reliable are used to value foreign currency, including forward contracts, and to convert to U.S. dollars securities that are denominated in foreign currency.

         Puts, calls, and futures are valued at the last sale price on the principal exchange on which they are traded or on NASDAQ, as applicable, as determined by a pricing service approved by the Board of Trustees or by the Manager.  If there were no sales that day, they shall be valued at the last sale price on the preceding trading day if it is within the spread of the closing "bid" and "asked" prices on the principal exchange or on NASDAQ on the valuation date.  If not, the value shall be the closing bid price on the principal exchange or on NASDAQ on the valuation date.  If the put, call or future is not traded on an exchange or on NASDAQ, it shall be valued by the mean between "bid" and "asked" prices obtained by the Manager from two active market makers.  In certain cases that may be at the "bid" price if no "asked" price is available.

         When the Fund writes an option, an amount equal to the premium received is included in the Fund's Statement of Assets and Liabilities as an asset.  An equivalent credit is included in the liability section.  The credit is adjusted
("marked-to-market") to reflect the current market value of the option.  In determining the Fund's gain on investments, if a call or put written by the Fund is exercised, the proceeds are increased by the premium received.  If a call or put written by the Fund expires, the Fund has a gain in the amount of the premium.  If the Fund enters into a closing purchase transaction, it will have a gain or loss, depending on whether the premium received was more or less than the cost of the closing transaction.  If the
Fund exercises a put it holds, the amount the Fund receives on its sale of the underlying investment is reduced by the amount of premium paid by the Fund.

         Pursuant to procedures adopted by the Fund's Board of Trustees, fair value of a Wrap Agreement generally will be equal to the difference between the Book Value and the market value of the Covered Assets.  If the market value of the Covered Assets is greater than their Book Value, the value of the Wrap Agreement will be reflected as a liability of the Fund for valuation purposes in the amount of the difference, i.e., a negative value, reflecting the potential liability of the Fund to the provider of the
Wrap Agreement.  The Fund will identify on its books assets equal to the amount of such potential liability.  If, upon liquidation of all Covered Assets the value of the
Wrap Agreements is zero or less, then the Wrap Providers will have no payment obligation to the Fund under the Wrap Agreements.  If the market value of the Covered
Assets is less than their Book Value, the value of the Wrap Agreement will be reflected as an asset of the Fund in the amount of the difference, i.e., a positive value, reflecting the potential liability of the provider of the Wrap Agreement to the
Fund. In performing its fair value determination, the Fund's Board expects to consider the creditworthiness, willingness and ability of a provider of a Wrap Agreement to pay amounts due under the Wrap Agreements.  If the Board determines that a provider of
Wrap Agreements is unable to make such payments, the Board may assign a fair value to the Wrap Agreement that is less than the difference between the Book Value and the market value of the applicable Covered Assets.  If the Board were to materially discount the value of a Wrap Agreement, the Fund may be unable to maintain a stable net asset value.

How to Sell Shares

         The information below supplements the terms and conditions for redeeming shares set forth in the Prospectus.

Reinvestment Privilege.  Within six months of a redemption, a shareholder may reinvest all or part of the redemption proceeds of:

o        Class A shares purchased subject to an initial sales charge or Class A shares on which a contingent deferred sales charge was paid, or
o        Class B shares that were subject to the Class B contingent deferred sales charge when redeemed.

         The reinvestment may be made without sales charge only in Class A shares of the Fund or any of the other Oppenheimer funds into which shares of the Fund are exchangeable as described in "How to Exchange Shares" below.  Reinvestment will be at the net asset value next computed after the Transfer Agent receives the reinvestment order.  The shareholder must ask the Transfer Agent for that privilege at the time of reinvestment.  This privilege does not apply to Class C, Class N or Class Y shares.
The Fund may amend, suspend or cease offering this reinvestment privilege at any time as to shares redeemed after the date of such amendment, suspension or cessation.

Payments "In Kind".  The Prospectus states that payment for shares tendered for redemption is ordinarily made in cash.  However, under certain circumstances, the
Board of Trustees of the Fund may determine that it would be detrimental to the best interests of the remaining shareholders of the Fund to make payment of a redemption order wholly or partly in cash.  In that case, the Fund may pay the redemption proceeds in whole or in part by a distribution "in kind" of liquid securities from the portfolio of the Fund and Wrap Agreements, in lieu of cash.

         The Fund has elected to be governed by Rule 18f-1 under the Investment Company
Act. Under that rule, the Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of the net assets of the Fund during any 90 day period for any one shareholder.  If shares are redeemed in kind, the redeeming shareholder might incur brokerage or other costs in selling the securities for cash.  The Fund will value securities and Wrap Agreements used to pay redemptions in kind using the same method the Fund uses to value its portfolio securities described above under
"Determination of Net Asset Values Per Share."  That valuation will be made as of the time the redemption price is determined.

         To the extent that a redemption in-kind includes Wrap Agreements, the Fund will assign to the redeeming Plan one or more Wrap Agreements issued by the Wrap
Providers covering the securities of the underlying funds that are distributed in-kind.  The terms and conditions of Wrap Agreements provided to a redeeming Plan will be the same or substantially similar to the terms and conditions of the Wrap
Agreements held by the Fund.  Wrap Agreements are not liquid securities and may impose restrictions on termination or withdrawal, including notice periods of one year or more for non-participant directed withdrawals.  The maintenance of Wrap Agreements distributed in-kind may also require that a Plan pay fees to the Wrap Provider directly, rather than through the Fund.  Such fees are anticipated to be comparable to the fees paid by the Fund with respect to Covered Assets (typically 0.10% to 0.25% per dollar of Covered Assets).  And, in most circumstances the Wrap Agreements will be of value to the Plan only as long as the Plan holds shares of the underlying funds.

         A Wrap Provider, prior to the assignment of a Wrap Agreement to a Plan, may require the Plan to represent and warrant that such assignment does not violate any applicable laws.  Moreover, the Wrap Provider may require the Plan to obtain at its own expense the services of a qualified professional asset manager acceptable to the
Wrap Provider to manage the Covered Assets distributed in-kind in conformity with the
Wrap Agreement provisions.  In the event a Wrap Agreement cannot be assigned to the shareholder, the Fund in its discretion may satisfy the redemption request through (a)
a cash payment, (b) a redemption in-kind consisting entirely of Covered Assets, (c) a combination of cash and Covered Assets, or (d) the Fund may give the redeeming shareholder the opportunity to choose between one of the foregoing options or providing the Fund with 12 months notice of its request for such redemption (which 12 month notice option would cause the redemption not to be subject to the redemption fee).

Involuntary Redemptions.  The Fund's Board of Trustees has the right to cause the involuntary redemption of the shares held in any account if the aggregate net asset value of those shares is less than $1,000 or such lesser amount as the Board may fix.
The Board will not cause the involuntary redemption of shares in an account if the aggregate net asset value of such shares has fallen below the stated minimum solely as a result of market fluctuations.  If the Board exercises this right, it may also fix the requirements for any notice to be given to the shareholders in question (not less than 30 days).  The Board may alternatively set requirements for the shareholder to increase the investment, or set other terms and conditions so that the shares would not be involuntarily redeemed.

Redemption Fee.  As described in the prospectus, any redemption of Fund shares by the plan sponsor without first providing the Fund's transfer agent at least 12 months prior written notice, will be subject to a 2% redemption fee in addition to any applicable contingent deferred sales charge.  If a plan (or group of affiliated plans)
holds less than 1% of the outstanding shares of the Fund, and if any decision or action of an employer or plan sponsor which affects a significant number of plan participants, such as, but not limited to, plant closings, divestitures, partial plan termination, bankruptcy, layoff or early retirement incentive programs, results in redemption of Fund shares without 12 months notice, then those redemptions may be subject to a redemption fee. However, the redemption fee will not be assessed against any such redemptions if, as a direct result of such decision or action by the employer or plan sponsor, the affected Plan participants suffer an immediate, involuntary loss of employment.

Transfers of Shares.  A transfer of shares to a different registration is not an event that triggers the payment of sales charges.  Therefore, shares are not subject to the payment of a contingent deferred sales charge of any class at the time of transfer to the name of another person or entity.  It does not matter whether the transfer occurs by absolute assignment, gift or bequest, as long as it does not involve, directly or indirectly, a public sale of the shares.  When shares subject to a contingent deferred sales charge are transferred, the transferred shares will remain subject to the contingent deferred sales charge.  It will be calculated as if the transferee shareholder had acquired the transferred shares in the same manner and at the same time as the transferring shareholder.

         If less than all shares held in an account are transferred, and some but not all shares in the account would be subject to a contingent deferred sales charge if redeemed at the time of transfer, the priorities described in the Prospectus under
"How to Buy Shares" for the imposition of the Class B, Class C or Class N contingent deferred sales charge will be followed in determining the order in which shares are transferred.

Distributions From Retirement Plans.  Requests for distributions from
OppenheimerFunds-sponsored 403(b)(7) custodial plans, 401(k) plans or pension or profit-sharing plans should be addressed to "Trustee, OppenheimerFunds Retirement
Plans," c/o the Transfer Agent at its address listed in "How to Sell Shares" in the
Prospectus or on the back cover of this Statement of Additional Information.  The request must:

(1)      state the reason for the distribution;
(2)      state the owner's awareness of tax penalties if the distribution is premature;
                  and
(3)      conform to the requirements of the plan and the Fund's other redemption requirements.

         Participants (other than self-employed persons) in OppenheimerFunds-sponsored pension or profit-sharing plans with shares of the Fund held in the name of the plan or its fiduciary may not directly request redemption of their accounts.  The plan administrator or fiduciary must sign the request.

         Distributions from pension and profit sharing plans are subject to special requirements under the Internal Revenue Code and certain documents (available from the
Transfer Agent) must be completed and submitted to the Transfer Agent before the distribution may be made.  Distributions from retirement plans are subject to withholding requirements under the Internal Revenue Code, and IRS Form W-4P (available from the Transfer Agent) must be submitted to the Transfer Agent with the distribution request, or the distribution may be delayed.  Unless the shareholder has provided the
Transfer Agent with a certified tax identification number, the Internal Revenue Code requires that tax be withheld from any distribution even if the shareholder elects not to have tax withheld.  The Fund, the Manager, the Distributor, and the Transfer Agent
assume no responsibility to determine whether a distribution satisfies the conditions of applicable tax laws and will not be responsible for any tax penalties assessed in connection with a distribution.

Special Arrangements for Repurchase of Shares from Dealers and Brokers.  The
Distributor is the Fund's agent to repurchase its shares from authorized dealers or brokers on behalf of their customers.  Shareholders should contact their broker or dealer to arrange this type of redemption. The repurchase price per share will be the net asset value next computed after the Distributor receives an order placed by the dealer or broker.  However, if the Distributor receives a repurchase order from a dealer or broker after the close of The New York Stock Exchange on a regular business day, it will be processed at that day's net asset value if the order was received by the dealer or broker from its customers prior to the time the Exchange closes.
Normally, the Exchange closes at 4:00 P.M., but may do so earlier on some days.
Additionally, the order must have been transmitted to and received by the Distributor prior to its close of business that day (normally 5:00 P.M.).

         Ordinarily, for accounts redeemed by a broker-dealer under this procedure, payment will be made within three business days after the shares have been redeemed upon the Distributor's receipt of the required redemption documents in proper form.
The signature(s) of the registered owners on the redemption documents must be guaranteed as described in the Prospectus.

Automatic Withdrawal and Exchange Plans.  Plans owning shares of the Fund valued at
$5,000 or more can authorize the Transfer Agent to redeem shares (having a value of at least $50) automatically on a monthly, quarterly, semi-annual or annual basis under an
Automatic Withdrawal Plan.  Shares will be redeemed three business days prior to the date requested by the Plan for receipt of the payment.  Automatic withdrawals of up to
$1,500 per month may be requested by telephone if payments are to be made by check payable to all shareholders of record.  Payments must also be sent to the address of record for the account and the address must not have been changed within the prior 30 days.  Required minimum distributions from OppenheimerFunds-sponsored retirement plans may not be arranged on this basis.

         Payments are normally made by check, Plans having AccountLink privileges (see
"How to Buy Shares") may arrange to have Automatic Withdrawal Plan payments transferred to the bank account designated on the account application or by signature-guaranteed instructions sent to the Transfer Agent.  Shares are normally redeemed pursuant to an
Automatic Withdrawal Plan three business days before the payment transmittal date you select in the account application.  If a contingent deferred sales charge applies to the redemption, the amount of the check or payment will be reduced accordingly.

         The Fund cannot guarantee receipt of a payment on the date requested. The Fund reserves the right to amend, suspend or discontinue offering these plans at any time without prior notice. Because of the sales charge assessed on Class A share purchases,
Plans should not make regular additional Class A share purchases while participating in an Automatic Withdrawal Plan. Class B and Class C shareholders should not establish automatic withdrawal plans, because of the potential imposition of the contingent deferred sales charge on such withdrawals (except where the contingent deferred sales charge is waived as described in Appendix C, below).

         By requesting an Automatic Withdrawal or Exchange Plan, the shareholder agrees to the terms and conditions that apply to such plans, as stated below.  These provisions may be amended from time to time by the Fund and/or the Distributor.  When adopted, any amendments will automatically apply to existing Plans.

Automatic Exchange Plans.  Plans can authorize the Transfer Agent to exchange a pre-determined amount of shares of the Fund for shares (of the same class) of other
Oppenheimer funds automatically on a monthly, quarterly, semi-annual or annual basis under an Automatic Exchange Plan.  The minimum amount that may be exchanged to each other fund account is $25. Instructions should be provided on the OppenheimerFunds application or signature-guaranteed instructions.  Exchanges made under these plans are subject to the restrictions that apply to exchanges as set forth in "How to
Exchange Shares" in the Prospectus and below in this Statement of Additional
Information.

Automatic Withdrawal Plans.  Fund shares will be redeemed as necessary to meet withdrawal payments.  Shares acquired without a sales charge will be redeemed first.
Shares acquired with reinvested dividends and capital gains distributions will be redeemed next, followed by shares acquired with a sales charge, to the extent necessary to make withdrawal payments.  Depending upon the amount withdrawn, the investor's principal may be depleted.  Payments made under these plans should not be considered as a yield or income on your investment.

         The Transfer Agent will administer the Plan's Automatic Withdrawal Plan as agent for the shareholder(s) (the "Planholder") who executed the Plan authorization and application submitted to the Transfer Agent.  Neither the Fund nor the Transfer
Agent shall incur any liability to the Planholder for any action taken or not taken by the Transfer Agent in good faith to administer the Plan.  Share certificates will not be issued for shares of the Fund purchased for and held under the Plan, but the
Transfer Agent will credit all such shares to the account of the Planholder on the records of the Fund. Any share certificates held by a Planholder may be surrendered unendorsed to the Transfer Agent with the Plan application so that the shares represented by the certificate may be held under the Plan.

         Shares will be redeemed to make withdrawal payments at the net asset value per share determined on the redemption date.  Checks or AccountLink payments representing the proceeds of Plan withdrawals will normally be transmitted three business days prior to the date selected for receipt of the payment, according to the choice specified in writing by the Planholder.  Receipt of payment on the date selected cannot be guaranteed.

         The amount and the interval of disbursement payments and the address to which checks are to be mailed or AccountLink payments are to be sent may be changed at any time by the Planholder by writing to the Transfer Agent.  The Planholder should allow at least two weeks' time after mailing such notification for the requested change to be put in effect.  The Planholder may, at any time, instruct the Transfer Agent by written notice to redeem all, or any part of, the shares held under the Plan.  That notice must be in proper form in accordance with the requirements of the then-current
Prospectus of the Fund.  In that case, the Transfer Agent will redeem the number of shares requested at the net asset value per share in effect and will mail a check for the proceeds to the Planholder.

         The Planholder may terminate a Plan at any time by writing to the Transfer
Agent.  The Fund may also give directions to the Transfer Agent to terminate a Plan.
The Transfer Agent will also terminate a Plan upon its receipt of evidence satisfactory to it that the Planholder has died or is legally incapacitated.  Upon termination of a Plan by the Transfer Agent or the Fund, shares that have not been redeemed will be held in uncertificated form in the name of the Planholder.  The account will continue as a dividend-reinvestment, uncertificated account unless and until proper instructions are received from the Planholder, his or her executor or guardian, or another authorized person.

         If the Transfer Agent ceases to act as transfer agent for the Fund, the
Planholder will be deemed to have appointed any successor transfer agent to act as agent in administering the Plan.

How to Exchange Shares

         As stated in the Prospectus, shares of a particular class of Oppenheimer funds having more than one class of shares may be exchanged only for shares of the same class of other Oppenheimer funds.  Shares of Oppenheimer funds that have a single class without a class designation are deemed "Class A" shares for this purpose. You can obtain a current list showing which funds offer which classes by calling the
Distributor at 1.800.525.7048.
o        All of the Oppenheimer funds currently offer Class A, B and C shares except
     Oppenheimer Money Market Fund, Inc., Centennial Money Market Trust, Centennial Tax
     Exempt Trust, Centennial Government Trust, Centennial New York Tax Exempt Trust,
     Centennial California Tax Exempt Trust, and Centennial America Fund, L.P., which only offer Class A shares.
o        Class B, Class C and Class N shares of Oppenheimer Cash Reserves are generally available only by exchange from the same class of shares of other Oppenheimer funds or through OppenheimerFunds-sponsored 401(k) plans.
o        Only certain Oppenheimer funds currently offer Class Y shares. Class Y shares of Oppenheimer Real Asset Fund may not be exchanged for shares of any other fund.
o        Only certain Oppenheimer funds currently offer Class N shares, which are only offered to retirement plans as described in the Prospectus. Class N shares can be exchanged only for Class N shares of other Oppenheimer funds.
o        Class M shares of Oppenheimer Convertible Securities Fund may be exchanged only for Class A shares of other Oppenheimer funds. They may not be acquired by exchange of shares of any class of any other Oppenheimer funds except Class A shares of Oppenheimer Money Market Fund or Oppenheimer Cash Reserves acquired by exchange of Class M shares.
o        Class X shares of Limited Term New York Municipal Fund can be exchanged only for Class B shares of other Oppenheimer funds and no exchanges may be made to
     Class X shares.
o        Shares of Oppenheimer Capital Preservation Fund may not be exchanged for shares of Oppenheimer Money Market Fund, Inc., Oppenheimer Cash Reserves or
     Oppenheimer Limited-Term Government Fund.  Only participants in certain retirement plans may purchase shares of Oppenheimer Capital Preservation Fund, and only those participants may exchange shares of other Oppenheimer funds for shares of
     Oppenheimer Capital Preservation Fund.
o        Class A shares of Oppenheimer Senior Floating Rate Fund are not available by exchange of shares of Oppenheimer Money Market Fund or Class A shares of
     Oppenheimer Cash Reserves. If any Class A shares of another Oppenheimer fund that are exchanged for Class A shares of Oppenheimer Senior Floating Rate Fund are subject to the Class A contingent deferred sales charge of the other Oppenheimer fund at the time of exchange, the holding period for that Class A contingent deferred sales charge will carry over to the Class A shares of Oppenheimer Senior
     Floating Rate Fund acquired in the exchange. The Class A shares of Oppenheimer
     Senior Floating Rate Fund acquired in that exchange will be subject to the Class A
     Early Withdrawal Charge of Oppenheimer Senior Floating Rate Fund if they are repurchased before the expiration of the holding period.
o        Shares of Oppenheimer Select Managers Mercury Advisors S&P Index Fund and
     Oppenheimer Select Managers QM Active Balanced Fund are only available to retirement plans and are available only by exchange from the same class of shares of other Oppenheimer funds held by retirement plans.

              Class A shares of  Oppenheimer  funds may be  exchanged at net asset value for shares of any money  market  fund  offered by the  Distributor.  Shares of any money
market  fund  purchased   without  a  sales  charge  may  be  exchanged  for  shares  of
Oppenheimer  funds  offered with a sales charge upon payment of the sales  charge.  They may  also  be  used  to  purchase  shares  of  Oppenheimer  funds  subject  to an  early withdrawal charge or contingent deferred sales charge.

         Shares of Oppenheimer Money Market Fund, Inc. purchased with the redemption proceeds of shares of other mutual funds (other than funds managed by the Manager or its subsidiaries) redeemed within the 30 days prior to that purchase may subsequently be exchanged for shares of other Oppenheimer funds without being subject to an initial sales charge or contingent deferred sales charge. To qualify for that privilege, the investor or the investor's dealer must notify the Distributor of eligibility for this privilege at the time the shares of Oppenheimer Money Market Fund, Inc. are purchased.  If requested, they must supply proof of entitlement to this privilege.

         Shares of the Fund acquired by reinvestment of dividends or distributions from any of the other Oppenheimer funds or from any unit investment trust for which reinvestment arrangements have been made with the Distributor may be exchanged at net asset value for shares of any of the Oppenheimer funds.

         The Fund may amend, suspend or terminate the exchange privilege at any time.
Although the Fund may impose these changes at any time, it will provide you with notice of those changes whenever it is required to do so by applicable law.  It may be required to provide 60 days notice prior to materially amending or terminating the exchange privilege.  That 60 day notice is not required in extraordinary circumstances.

How Exchanges Affect Contingent Deferred Sales Charges.  No contingent deferred sales charge is imposed on exchanges of shares of any class purchased subject to a contingent deferred sales charge.  However, when Class A shares of the Fund are acquired by exchange of Class A shares of other Oppenheimer funds purchased subject to a Class A contingent deferred sales charge are redeemed within 18 months of the end of the calendar month of the initial purchase of the exchanged Class A shares, the Class
A contingent deferred sales charge is imposed on the redeemed shares.  The Class B contingent deferred sales charge is imposed on Class B shares acquired by exchange if they are redeemed within six years of the initial purchase of the exchanged Class B shares.  The Class C contingent deferred sales charge is imposed on Class C shares acquired by exchange if they are redeemed within 12 months of the initial purchase of the exchanged Class C shares.  With respect to Class N shares, a 1% contingent deferred sales charge will be imposed if the retirement plan (not including IRAs and
403(b) plan) is terminated or Class N shares of all Oppenheimer funds are terminated as an investment option of the plan and Class N shares are redeemed within 18 months after the plan's first purchase of Class N shares of any Oppenheimer fund or with respect to an individual retirement plan or 403(b) plan, Class N shares are redeemed within 18 months of the plan's first purchase of Class N shares of any Oppenheimer fund.

         When Class B or Class C shares are redeemed to effect an exchange, the priorities described in "How To Buy Shares" in the Prospectus for the imposition of the Class B or the Class C contingent deferred sales charge will be followed in determining the order in which the shares are exchanged.  Before exchanging shares, shareholders should take into account how the exchange may affect any contingent deferred sales charge that might be imposed in the subsequent redemption of remaining shares.

         If Class B shares of an Oppenheimer fund are exchanged for Class B shares of
Oppenheimer Limited-Term Government Fund, Limited-Term New York Municipal Fund or
Oppenheimer Senior Floating Rate Fund and those shares acquired by exchange are subsequently redeemed or repurchased by the fund, they will be subject to the contingent deferred sales charge of the Oppenheimer fund from which they were exchanged.  The contingent deferred sales charge rates of Class B shares of other
Oppenheimer funds are typically higher for the same holding period than for Class B shares of Oppenheimer Limited-Term Government Fund, Limited-Term New York Municipal
Fund and Oppenheimer Senior Floating Rate Fund.  They will not be subject to the contingent deferred sales charge of Oppenheimer Limited-Term Government Fund,
Limited-Term New York Municipal Fund or Oppenheimer Senior Floating Rate Fund.

         Shareholders owning shares of more than one class must specify which class of shares they wish to exchange.

Limits on Multiple Exchange Orders.  The Fund reserves the right to reject telephone or written exchange requests submitted in bulk by anyone on behalf of more than one account.  The Fund may accept requests for exchanges of up to 50 accounts per day from representatives of authorized dealers that qualify for this privilege.

Telephone Exchange Requests.  When exchanging shares by telephone, a shareholder must have an existing account in the fund to which the exchange is to be made.  Otherwise, the investors must obtain a Prospectus of that fund before the exchange request may be submitted.  If all telephone lines are busy (which might occur, for example, during periods of substantial market fluctuations), shareholders might not be able to request exchanges by telephone and would have to submit written exchange requests.

Processing Exchange Requests.  Shares to be exchanged are redeemed on the regular business day the Transfer Agent receives an exchange request in proper form (the
"Redemption Date").  Normally, shares of the fund to be acquired are purchased on the
Redemption Date, but such purchases may be delayed by either fund up to five business days if it determines that it would be disadvantaged by an immediate transfer of the redemption proceeds.  The Fund reserves the right, in its discretion, to refuse any exchange request that may disadvantage it.  For example, if the receipt of multiple exchange requests from a dealer might require the disposition of portfolio securities at a time or at a price that might be disadvantageous to the Fund, the Fund may refuse the request.  When you exchange some or all of your shares from one fund to another, any special account feature such as an Asset Builder Plan or Automatic Withdrawal
Plan, will be switched to the new fund account unless you tell the Transfer Agent not to do so.  However, special redemption and exchange features such as Automatic
Exchange Plans and Automatic Withdrawal Plans cannot be switched to an account in
Oppenheimer Senior Floating Rate Fund.

         In connection with any exchange request, the number of shares exchanged may be less than the number requested if the exchange or the number requested would include shares subject to a restriction cited in the Prospectus or this Statement of
Additional Information, or would include shares covered by a share certificate that is not tendered with the request.  In those cases, only the shares available for exchange without restriction will be exchanged.

         The different Oppenheimer funds available for exchange have different investment objectives, policies and risks.  A shareholder should assure that the fund selected is appropriate for his or her investment and should be aware of the tax consequences of an exchange.  For federal income tax purposes, an exchange transaction is treated as a redemption of shares of one fund and a purchase of shares of another.
"Reinvestment Privilege," above, discusses some of the tax consequences of reinvestment of redemption proceeds in such cases.  The Fund, the Distributor, and the
Transfer Agent are unable to provide investment, tax or legal advice to a shareholder in connection with an exchange request or any other investment transaction.

Dividends, Capital Gains and Taxes

Dividends and Distributions.  Dividends will be payable on shares held of record at the time of the previous determination of net asset value, or as otherwise described in "How to Buy Shares." Daily dividends will not be declared or paid on newly purchased shares until such time as Federal Funds (funds credited to a member bank's account at the Federal Reserve Bank) are available from the purchase payment for such shares.  Normally, purchase checks received from investors are converted to Federal
Funds on the next business day.  Shares purchased through dealers or brokers normally are paid for by the third business day following the placement of the purchase order.

         Shares redeemed through the regular redemption procedure will be paid dividends through and including the day on which the redemption request is received by the Transfer Agent in proper form.  Dividends will be declared on shares repurchased by a dealer or broker for three business days following the trade date (that is, up to and including the day prior to settlement of the repurchase).  If all shares in an account are redeemed, all dividends accrued on shares of the same class in the account will be paid together with the redemption proceeds.

         The Fund has no fixed dividend rate for each class of shares and the rate can change for Class A shares.  There can be no assurance as to the payment of any dividends or the realization of any capital gains.  The dividends and distributions paid by a class of shares will vary from time to time depending on market conditions, the composition of the Fund's portfolio, and expenses borne by the Fund or borne separately by a class.  Dividends are calculated in the same manner, at the same time, and on the same day for each class of shares.  However, dividends on Class B, Class C and Class N shares are expected to be lower than dividends on Class A shares.  That is because of the effect of the asset-based sales charge on Class B, Class C and Class N shares.  Those dividends will also differ in amount as a consequence of any difference in the net asset values of the different classes of shares.

         Dividends, distributions and proceeds of the redemption of Fund shares represented by checks returned to the Transfer Agent by the Postal Service as undeliverable will be reinvested in shares of the Fund.  Reinvestment will be made as promptly as possible after the return of such checks to the Transfer Agent, to enable the investor to earn a return on otherwise idle funds.  Unclaimed accounts may be subject to state escheatment laws, and the Fund and the Transfer Agent will not be liable to shareholders or their representatives for compliance with those laws in good faith.

Tax Status of the Fund's Dividends, Distributions and Redemptions of Shares.  The
federal tax treatment of the Fund's dividends and capital gains distributions is briefly highlighted in the Prospectus. The following is only a summary of certain additional tax considerations generally affecting the Fund and its shareholders.

         The  tax  discussion  in  the  Prospectus  and  this  Statement  of  Additional
Information  is  based  on tax law in  effect  on the  date of the  Prospectus  and this
Statement  of  Additional  Information.  Those  laws and  regulations  may be changed by legislative,  judicial,  or administrative  action,  sometimes with retroactive  effect.
State and local tax treatment of ordinary  income  dividends and capital gain  dividends from  regulated  investment  companies may differ from the treatment  under the Internal
Revenue Code described  below.  Potential  purchasers of shares of the Fund are urged to consult  their tax advisors with specific  reference to their own tax  circumstances  as well as the  consequences of federal,  state and local tax rules affecting an investment in the Fund.

         |X|  Qualification as a Regulated Investment Company.  The Fund has elected to be taxed as a regulated investment company under Subchapter M of the Internal Revenue
Code of 1986, as amended.  As a regulated investment company, the Fund is not subject to federal income tax on the portion of its investment company taxable income (that is, taxable interest, dividends, and other taxable ordinary income net of expenses and net short-term capital gain in excess of long-term capital loss) and capital gain net income (that is, the excess of net long-term capital gains over net short-term capital losses) that it distributes to shareholders. That qualification enables the Fund to
"pass through" its income and realized capital gains to shareholders without having to pay tax on them. This avoids a "double tax" on that income and capital gains, since shareholders normally will be taxed on the dividends and capital gains they receive from the Fund (unless their Fund shares are held in a retirement account or the shareholder is otherwise exempt from tax). The Internal Revenue Code contains a number of complex tests relating to qualification that the Fund might not meet in a particular year. If it did not qualify as a regulated investment company, the Fund would be treated for tax purposes as an ordinary corporation and would receive no tax deduction for payments made to shareholders.

         To qualify as a regulated investment company, the Fund must distribute at least 90% of its investment company taxable income (in brief, net investment income and the excess of net short-term capital gain over net long-term capital loss) for the taxable year. The Fund must also satisfy certain other requirements of the Internal
Revenue Code, some of which are described below.  Distributions by the Fund made during the taxable year or, under specified circumstances, within twelve months after the close of the taxable year, will be considered distributions of income and gains for the taxable year and will therefore count toward satisfaction of the above-mentioned requirement.

         To qualify as a regulated investment company, the Fund must derive at least
90% of its gross income from dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies (to the extent such currency gains are directly related to the regulated investment company's principal business of investing in stock or securities)
and certain other income.

         In addition to satisfying the requirements described above, the Fund must satisfy an asset diversification test in order to qualify as a regulated investment company.  Under that test, at the close of each quarter of the Fund's taxable year, at least 50% of the value of the Fund's assets must consist of cash and cash items, U.S.
government securities, securities of other regulated investment companies, and securities of other issuers. As to each of those issuers, the Fund must not have invested more than 5% of the value of the Fund's total assets in securities of each such issuer and the Fund must not hold more than 10% of the outstanding voting securities of each such issuer. No more than 25% of the value of its total assets may be invested in the securities of any one issuer (other than U.S. government securities and securities of other regulated investment companies), or in two or more issuers which the Fund controls and which are engaged in the same or similar trades or businesses. For purposes of this test, obligations issued or guaranteed by certain agencies or instrumentalities of the U.S. government are treated as U.S. government securities.

              |X| Excise  Tax on  Regulated  Investment  Companies.  Under the  Internal
Revenue  Code,  by December 31 each year,  the Fund must  distribute  98% of its taxable investment  income  earned  from  January 1 through  December 31 of that year and 98% of its  capital  gains  realized in the period  from  November 1 of the prior year  through
October 31 of the current  year.  If it does not, the Fund must pay an excise tax on the amounts  not  distributed.  It is  presently  anticipated  that the Fund will meet those requirements.  To meet this  requirement,  in  certain  circumstances  the Fund might be required to liquidate  portfolio  investments to make sufficient  distributions to avoid excise tax  liability.  However,  the Board of Trustees and the Manager might  determine in a  particular  year that it would be in the best  interests of  shareholders  for the
Fund not to make such  distributions  at the  required  levels and to pay the excise tax on the  undistributed  amounts.  That would reduce the amount of income or capital gains available for  distribution to  shareholders.  If prior  distributions  made by the Fund must be  re-characterized  a s a non-taxable  return of capital at the end of the fiscal year  as a  result  of the  effect  of the  Fund's  investment  policies,  they  will be identified as such in notices sent to Plans.

Dividend Reinvestment in Another Fund.  Shareholders of the Fund may elect to reinvest all dividends and/or capital gains distributions in shares of the same class of any of the other Oppenheimer funds listed above, except for Oppenheimer Money Market Fund,
Inc., Oppenheimer Cash Reserves or Oppenheimer Limited-Term Government Fund.
Reinvestment will be made without sales charge at the net asset value per share in effect at the close of business on the payable date of the dividend or distribution.
To elect this option, the shareholder must notify the Transfer Agent in writing and must have an existing account in the fund selected for reinvestment.  Otherwise the shareholder first must obtain a prospectus for that fund and an application from the
Distributor to establish an account.  Dividends and/or distributions from shares of certain other Oppenheimer funds (other than Oppenheimer Cash Reserves) may be invested in shares of this Fund on the same basis.

Additional Information About the Fund

The Distributor.  The Fund's shares are sold through dealers, brokers and other financial institutions that have a sales agreement with OppenheimerFunds Distributor,
Inc., a subsidiary of the Manager that acts as the Fund's Distributor.  The
Distributor also distributes shares of the other Oppenheimer funds and is sub-distributor for funds managed by a subsidiary of the Manager.

The Transfer Agent. OppenheimerFunds Services, the Fund's Transfer Agent, is a
division of the Manager.  It is responsible for maintaining the Fund's shareholder registry and shareholder accounting records, and for paying dividends and distributions to shareholders.  It also handles shareholder servicing and administrative functions. It serves as the Transfer Agent for an annual per account fee.  It also acts as shareholder servicing agent for the other Oppenheimer funds.
Shareholders should direct inquiries about their accounts to the Transfer Agent at the address and toll-free numbers shown on the back cover.

The Custodian.  Citibank, N.A. is the custodian of the Fund's assets. The custodian's responsibilities include safeguarding and controlling the Fund's portfolio securities and handling the delivery of such securities to and from the Fund.  It will be the practice of the Fund to deal with the custodian in a manner uninfluenced by any banking relationship the custodian may have with the Manager and its affiliates.  The
Fund's cash balances with the custodian in excess of $100,000 are not protected by
Federal deposit insurance.  Those uninsured balances at times may be substantial.

Independent Auditors.  KPMG LLP are the independent auditors of the Fund. They audit the Fund's financial statements and perform other related audit services.  They also act as auditors for certain other funds advised by the Manager and its affiliates.

INDEPENDENT AUDITORS' REPORT

The Board of Trustees and Shareholders of Oppenheimer Capital Preservation Fund:

We have audited the accompanying statement of assets and liabilities of
Oppenheimer Capital Preservation Fund, including the statement of investments, as of October 31, 2001, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the two years in the period then ended, and the period from September 27, 1999 (inception of offering) to October 31, 1999. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 2001, by correspondence with the custodian.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of
Oppenheimer Capital Preservation Fund as of October 31, 2001, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the two years in the period then ended, and the period from September 27, 1999
(inception of offering) to October 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP
------------
KPMG LLP

Denver, Colorado
November 21, 2001

STATEMENT OF INVESTMENTS                          OCTOBER 31, 2001

                                                                                                                   MARKET VALUE
                                                                                                 SHARES            SEE NOTE 1

-------------------------------------------------------------------------------------------------------------------------------
INVESTMENTS IN AFFILIATED INVESTMENT COMPANIES - 99.7%
-------------------------------------------------------------------------------------------------------------------------------
FIXED INCOME FUNDS - 94.4%
-------------------------------------------------------------------------------------------------------------------------------
Oppenheimer Bond Fund, Cl. Y                                                                       297,451         $ 3,045,908
-------------------------------------------------------------------------------------------------------------------------------
Oppenheimer Limited-Term Government Fund, Cl. Y                                                  4,170,506          42,872,808
-------------------------------------------------------------------------------------------------------------------------------
Oppenheimer Strategic Income Fund, Cl. Y                                                         3,113,200          11,767,896
                                                                                                                 --------------
                                                                                                                    57,686,612

-------------------------------------------------------------------------------------------------------------------------------
MONEY MARKET FUND - 5.3%
-------------------------------------------------------------------------------------------------------------------------------
Oppenheimer Money Market Fund, Inc.                                                              3,277,898           3,277,898
                                                                                                                 --------------
Total Investments in Affiliated Investment Companies (Cost $60,503,506)                                             60,964,510

                                                                                                PRINCIPAL
                                                                                                AMOUNT
-------------------------------------------------------------------------------------------------------------------------------
REPURCHASE AGREEMENTS - 0.1%
-------------------------------------------------------------------------------------------------------------------------------
Repurchase agreement with Banc One Capital Markets, Inc., 2.54%, dated 10/31/01, to be repurchased at $57,004 on 11/1/01, collateralized by U.S. Treasury Nts., 7.875%, 11/15/04, with a value of $40,543 and
U.S. Treasury Bills, 1/3/02, with a value of $17,602 (Cost $57,000)                             $   57,000              57,000

-------------------------------------------------------------------------------------------------------------------------------
TOTAL INVESTMENTS, AT VALUE (COST $60,560,506)                                                        99.8%         61,021,510
-------------------------------------------------------------------------------------------------------------------------------
OTHER ASSETS NET OF LIABILITIES                                                                        0.2              92,851
                                                                                          -----------------   -----------------

NET ASSETS                                                                                           100.0%        $61,114,361
                                                                                          =================   =================

See accompanying Notes to Financial Statements.

7 Oppenheimer Capital Preservation Fund

STATEMENT OF ASSETS AND LIABILITIES                 OCTOBER 31, 2001

--------------------------------------------------------------------------------------------------------------------------------
ASSETS
Investments, at value - see accompanying statement:
  Affiliated companies (Cost $60,503,506)                                                                           $60,964,510
  Unaffiliated companies (Cost $57,000)                                                                                  57,000
                                                                                                             -------------------
                                                                                                                     61,021,510
--------------------------------------------------------------------------------------------------------------------------------
Cash                                                                                                                     23,837
--------------------------------------------------------------------------------------------------------------------------------
Receivables and other assets:
Interest and dividends                                                                                                  234,791
Shares of beneficial interest sold                                                                                      189,374
Other                                                                                                                       431
                                                                                                             -------------------
Total assets                                                                                                         61,469,943

--------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
Payables and other liabilities:
Wrapper agreement                                                                                                       234,398
Shares of beneficial interest redeemed                                                                                   60,162
Legal, auditing and other professional fees                                                                              36,287
Distribution and service plan fees                                                                                       12,408
Trustees' compensation                                                                                                    4,656
Shareholder reports                                                                                                       1,170
Transfer and shareholder servicing agent fees                                                                                30
Other                                                                                                                     6,471
                                                                                                             -------------------
Total liabilities                                                                                                       355,582

--------------------------------------------------------------------------------------------------------------------------------
NET ASSETS                                                                                                          $61,114,361
                                                                                                             ===================

--------------------------------------------------------------------------------------------------------------------------------
COMPOSITION OF NET ASSETS
Paid-in capital                                                                                                     $60,966,733
--------------------------------------------------------------------------------------------------------------------------------
Undistributed (overdistributed) net investment income                                                                    (4,605)
--------------------------------------------------------------------------------------------------------------------------------
Accumulated net realized gain (loss) on investment transactions                                                         (74,373)
--------------------------------------------------------------------------------------------------------------------------------
Net unrealized appreciation (depreciation) on investments and wrapper agreement                                         226,606
                                                                                                             -------------------
NET ASSETS                                                                                                          $61,114,361
                                                                                                             ===================

8  Oppenheimer Capital Preservation Fund

STATEMENT OF ASSETS AND LIABILITIES   CONTINUED

--------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE
Class A Shares:
Net asset value and redemption price per share (based on net assets of
$50,178,806 and 5,017,946 shares of beneficial interest outstanding)                                                     $10.00
Maximum offering price per share (net asset value plus sales charge
of 3.50% of offering price)                                                                                              $10.36

--------------------------------------------------------------------------------------------------------------------------------
Class B Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $1,777,073
and 177,728 shares of beneficial interest outstanding)                                                                   $10.00

--------------------------------------------------------------------------------------------------------------------------------
Class C Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $1,844,871
and 184,515 shares of beneficial interest outstanding)                                                                   $10.00

-------------------------------------------------------------------------------------------------------------------------------
Class N Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $7,311,421
and 731,027 shares of beneficial interest outstanding)                                                                   $10.00

--------------------------------------------------------------------------------------------------------------------------------
Class Y Shares:
Net asset value, redemption price and offering price per share (based on
net assets of $2,190 and 219 shares of beneficial interest outstanding)                                                  $10.00

See accompanying Notes to Financial Statements.

9  Oppenheimer Capital Preservation Fund

STATEMENT OF OPERATIONS      FOR THE YEAR ENDED OCTOBER 31, 2001

--------------------------------------------------------------------------------------------------------------------------------
INVESTMENT INCOME
Dividends from affiliated investment companies                                                                       $2,435,730
--------------------------------------------------------------------------------------------------------------------------------
Interest                                                                                                                  9,594
                                                                                                             -------------------
Total income                                                                                                          2,445,324

--------------------------------------------------------------------------------------------------------------------------------
EXPENSES
Management fees                                                                                                         278,833
--------------------------------------------------------------------------------------------------------------------------------
Distribution and service plan fees:
Class A                                                                                                                  82,987
Class B                                                                                                                   6,721
Class C                                                                                                                   6,468
Class N                                                                                                                   4,989
--------------------------------------------------------------------------------------------------------------------------------
Transfer and shareholder servicing agent fees:
Class A                                                                                                                  75,634
Class B                                                                                                                   1,550
Class C                                                                                                                   1,635
Class N                                                                                                                   5,531
Class Y                                                                                                                     838
--------------------------------------------------------------------------------------------------------------------------------
Legal, auditing and other professional fees                                                                              64,851
--------------------------------------------------------------------------------------------------------------------------------
Wrapper fees                                                                                                             51,664
--------------------------------------------------------------------------------------------------------------------------------
Shareholder reports                                                                                                       7,779
--------------------------------------------------------------------------------------------------------------------------------
Trustees' compensation                                                                                                    4,120
--------------------------------------------------------------------------------------------------------------------------------
Custodian fees and expenses                                                                                               2,932
--------------------------------------------------------------------------------------------------------------------------------
Other                                                                                                                    20,266
                                                                                                             -------------------
Total expenses                                                                                                          616,798
Less voluntary waiver of transfer and shareholder servicing agent fees-Class Y                                             (835)
Less reduction to custodian expenses                                                                                     (1,235)
Less reduction to excess expenses                                                                                      (167,531)
                                                                                                             -------------------
Net expenses                                                                                                            447,197

--------------------------------------------------------------------------------------------------------------------------------
NET INVESTMENT INCOME                                                                                                 1,998,127

--------------------------------------------------------------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS)
Net realized gain (loss) on investments                                                                                 (17,928)
--------------------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation) on:
Investments                                                                                                             519,476
Wrapper agreement                                                                                                      (381,967)
                                                                                                             -------------------
Net change                                                                                                              137,509
                                                                                                             -------------------
Net realized and unrealized gain (loss)                                                                                 119,581

--------------------------------------------------------------------------------------------------------------------------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS                                                                 $2,117,708
                                                                                                             ===================

See accompanying Notes to Financial Statements.

10  Oppenheimer Capital Preservation Fund

STATEMENTS OF CHANGES IN NET ASSETS

                                                                                               YEAR ENDED OCTOBER 31,
                                                                                             2001                   2000

--------------------------------------------------------------------------------------------------------------------------------
Operations
Net investment income (loss)                                                                 $ 1,998,127               $403,711
--------------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss)                                                                         (17,928)               (56,445)
--------------------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation)                                             137,509                 89,103
                                                                                     --------------------    -------------------
Net increase (decrease) in net assets resulting from operations                                2,117,708                436,369

--------------------------------------------------------------------------------------------------------------------------------
DIVIDENDS AND/OR DISTRIBUTIONS TO SHAREHOLDERS
Dividends from net investment income:
Class A                                                                                       (1,836,830)              (430,676)
Class B                                                                                          (31,203)                (4,331)
Class C                                                                                          (30,177)                (1,311)
Class N                                                                                         (102,592)                    --
Class Y                                                                                             (112)                   (65)

--------------------------------------------------------------------------------------------------------------------------------
Tax return of capital distribution:
Class A                                                                                         (107,664)                    --
Class B                                                                                           (2,115)                    --
Class C                                                                                           (1,836)                    --
Class N                                                                                           (5,172)                    --
Class Y                                                                                               (7)                    --

--------------------------------------------------------------------------------------------------------------------------------
BENEFICIAL INTEREST TRANSACTIONS
Net increase (decrease) in net assets resulting from
beneficial interest transactions:
Class A                                                                                       39,748,021             10,331,470
Class B                                                                                        1,446,083                330,195
Class C                                                                                        1,797,331                 46,813
Class N                                                                                        7,310,278                    --
Class Y                                                                                            1,120                     64

--------------------------------------------------------------------------------------------------------------------------------
NET ASSETS
Total increase                                                                                50,302,833             10,708,528
--------------------------------------------------------------------------------------------------------------------------------
Beginning of period                                                                           10,811,528                103,000
                                                                                     --------------------    -------------------
End of period [including undistributed (overdistributed) net investment
income of $(4,605) for the year ended October 31, 2001]                                      $61,114,361            $10,811,528
                                                                                     ====================    ===================

See accompanying Notes to Financial Statements.

11  Oppenheimer Capital Preservation Fund

FINANCIAL HIGHLIGHTS

                                                                      CLASS A
                                                                      -------------------------------------------------------
                                                                      YEAR ENDED OCTOBER 31,
                                                                      2001                   2000                     1999(1)

-----------------------------------------------------------------------------------------------------------------------------
Per Share Operating Data
Net asset value, beginning of period                                   $10.00                 $10.00                  $10.00
-----------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                                     .56                    .57                     .05
Net realized and unrealized gain (loss)                                   .02                    .03                      --
                                                           -------------------    -------------------     -------------------
Total income (loss) from investment operations                            .58                    .60                     .05
-----------------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                                     (.55)                  (.60)                   (.05)
Tax return of capital distribution                                       (.03)                    --                      --
                                                           -------------------    -------------------     -------------------
Total dividends and/or distributions
to shareholders                                                          (.58)                  (.60)                   (.05)
-----------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                         $10.00                 $10.00                  $10.00
                                                           ===================    ===================     ===================

-----------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE(2)                                     6.00%                  6.18%                   0.55%
-----------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)                              $50,179                $10,431                    $100
-----------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                                     $33,976                 $7,171                    $100
-----------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment income                                                   5.39%                  5.55%                   5.75%
Expenses                                                                1.58%                  1.96%                   1.55%
Expenses, net of reduction to excess expenses                           1.14%                  1.51%                   1.12%
-----------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                                   36%                    89%                      0%

1.  For the period from September 27, 1999 (inception of offering) to October
31, 1999.
2.  Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
3.  Annualized for periods of less than one full year.

See accompanying Notes to Financial Statements.

12  Oppenheimer Capital Preservation Fund

FINANCIAL HIGHLIGHTS    CONTINUED

                                                                       CLASS B
                                                                       -----------------------------------------------------
                                                                       YEAR ENDED OCTOBER 31,
                                                                       2001                   2000                   1999(1)

----------------------------------------------------------------------------------------------------------------------------
Per Share Operating Data
Net asset value, beginning of period                                   $10.00                 $10.00                 $10.00
----------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                                     .50                    .51                    .05
Net realized and unrealized gain (loss)                                   .02                    .02                     --
                                                           -------------------    -------------------    -------------------
Total income (loss) from investment operations                            .52                    .53                    .05
----------------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                                     (.49)                  (.53)                  (.05)
Tax return of capital distribution                                       (.03)                    --                     --
                                                           -------------------    -------------------    -------------------
Total dividends and/or distributions
to shareholders                                                          (.52)                  (.53)                  (.05)
----------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                         $10.00                 $10.00                 $10.00
                                                           ===================    ===================    ===================

----------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE(2)                                     5.31%                  5.43%                  0.48%
----------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)                               $1,777                   $331                     $1
----------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                                       $ 676                    $82                     $1
----------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment income                                                   4.61%                  4.55%                  5.10%
Expenses                                                                2.34%                  2.71%                  2.25%
Expenses, net of reduction to excess expenses                           1.90%                  2.26%                  1.81%
----------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                                   36%                    89%                     0%

1.  For the period from September 27, 1999 (inception of offering) to October
31, 1999.
2.  Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
3.  Annualized for periods of less than one full year.

See accompanying Notes to Financial Statements.

13  Oppenheimer Capital Preservation Fund

FINANCIAL HIGHLIGHTS        CONTINUED

                                                                       CLASS C
                                                                       ----------------------------------------------------
                                                                       YEAR ENDED OCTOBER 31,
                                                                       2001                 2000                    1999(1)

---------------------------------------------------------------------------------------------------------------------------
Per Share Operating Data
Net asset value, beginning of period                                   $10.00               $10.00                  $10.00
---------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                                     .51                  .50                     .05
Net realized and unrealized gain (loss)                                   .01                  .03                      --
                                                           -------------------    -----------------     -------------------
Total income (loss) from investment operations                            .52                  .53                     .05
---------------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                                     (.49)                (.53)                   (.05)
Tax return of capital distribution                                       (.03)                  --                      --
                                                           -------------------    -----------------     -------------------
Total dividends and/or distributions
to shareholders                                                          (.52)                (.53)                   (.05)
---------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                         $10.00               $10.00                  $10.00
                                                           ===================    =================     ===================

---------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE(2)                                     5.31%                5.43%                   0.48%
---------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)                               $1,845                  $48                      $1
---------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                                       $ 652                  $25                      $1

---------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment income                                                   4.54%                4.65%                   5.10%
Expenses                                                                2.36%                2.71%                   2.25%
Expenses, net of reduction to excess expenses                           1.92%                2.26%                   1.81%
--------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                                   36%                  89%                      0%

1.  For the period from September 27, 1999 (inception of offering) to October
31, 1999.
2.  Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
3.  Annualized for periods of less than one full year.

See accompanying Notes to Financial Statements.

14  Oppenheimer Capital Preservation Fund

FINANCIAL HIGHLIGHTS        CONTINUED

                                                                       CLASS N
                                                                       -------------------
                                                                       PERIOD ENDED
                                                                       OCTOBER 31, 2001(1)

-----------------------------------------------------------------------------------------
PER SHARE OPERATING DATA
Net asset value, beginning of period                                   $10.00
----------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                                     .38
Net realized and unrealized gain (loss)                                    -- (2)
                                                           -----------------------
Total income (loss) from investment operations                            .38
----------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                                     (.36)
Tax return of capital distribution                                       (.02)
                                                           -----------------------
Total dividends and/or distributions
to shareholders                                                          (.38)
----------------------------------------------------------------------------------
Net asset value, end of period                                         $10.00
                                                           =======================

----------------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE(3)                                     3.88%
----------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)                               $7,311
----------------------------------------------------------------------------------
Average net assets (in thousands)                                      $3,002
----------------------------------------------------------------------------------
Ratios to average net assets:(4)
Net investment income                                                   5.18%
Expenses                                                                1.64%
Expenses, net of reduction to excess expenses                           1.20%
----------------------------------------------------------------------------------
Portfolio turnover rate                                                   36%

1.  For the period from March 1, 2001 (inception of offering) to October 31,
2001.
2.  Less than $0.005 per share.
3.  Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
4.  Annualized for periods of less than one full year.

See accompanying Notes to Financial Statements.

15  Oppenheimer Capital Preservation Fund

FINANCIAL HIGHLIGHTS        CONTINUED

                                                                          CLASS Y
                                                                          -----------------------------------------------
                                                                          YEAR ENDED OCTOBER 31,
                                                                          2001               2000                 1999(1)

-------------------------------------------------------------------------------------------------------------------------
Per Share Operating Data
Net asset value, beginning of period                                      $10.00             $10.00               $10.00
-------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                                        .58                .59                  .06
Net realized and unrealized gain (loss)                                      .03                .03                   --
                                                                 ----------------    ---------------     ----------------
Total income (loss) from investment operations                               .61                .62                  .06
---------------------------------------------------------------------------------    ------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                                        (.58)              (.62)                (.06)
Tax return of capital distribution                                          (.03)                --                   --
                                                                 ----------------    ---------------     ----------------
Total dividends and/or distributions
to shareholders                                                             (.61)              (.62)                (.06)
---------------------------------------------------------------------------------    ------------------------------------
Net asset value, end of period                                            $10.00             $10.00               $10.00
                                                                 ================    ===============     ================

-------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE(2)                                        6.25%              6.43%                0.57%
-------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)                                      $2                 $1                   $1
-------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                                             $2                 $1                   $1
-------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment income                                                      5.73%              5.88%                6.19%
Expenses                                                                  43.02%              1.71%                1.15%
Expenses, net of reduction to excess expenses                             42.58%              1.26%                0.72%
Expenses, net of voluntary waiver of transfer agent fees                   1.27%                N/A                  N/A
-------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                                      36%                89%                   0%

1.  For the period from September 27, 1999 (inception of offering) to October
31, 1999.
2.  Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
3.  Annualized for periods of less than one full year.

See accompanying Notes to Financial Statements.

16  Oppenheimer Capital Preservation Fund

NOTES TO FINANCIAL STATEMENTS

1.  SIGNIFICANT ACCOUNTING POLICIES
Oppenheimer Capital Preservation Fund (the Fund) is registered under the
Investment Company Act of 1940, as amended, as an open-end management investment company.

The Fund seeks high current income while seeking to maintain a stable value per share. The Fund's investment advisor is OppenheimerFunds, Inc. (the Manager).
Shares of the Fund are offered solely to participant-directed qualified retirement plans and 403(b)(7) Custodial Plans meeting specified criteria (the
Plans). Plan participant purchases of Fund shares are handled in accordance with each Plan's specific provisions. Plan participants should contact their Plan administrator for details concerning how they may purchase shares of the Fund.

The Fund offers Class A, Class B, Class C, Class N and Class Y shares. Class A shares are sold with a front-end sales charge of 3.50%, and reduced for larger purchases. Class B, Class C and Class N shares are offered without a front-end sales charge, but may be subject to a contingent deferred-sales charge (CDSC) if redeemed within 5 years or 12 months, respectively, of purchase. Retirement plans that offer Class N shares may impose charges on those accounts. Class Y shares are offered without front-end and contingent-deferred sales charges.
Class Y shares are only available for plans that have special arrangements with
OppenheimerFunds Distributor, Inc. (the Distributor).

All classes of shares have identical rights to earnings, assets and voting privileges, except that each class has its own expenses directly attributable to that class and exclusive voting rights with respect to matters affecting that class. Expenses included in the accompanying financial statements reflect the expenses of the Fund and do not include any expenses associated with the
Underlying Funds. Classes A, B, C and N have separate distribution and/or service plans. No such plan has been adopted for Class Y shares. Class B shares will automatically convert to Class A shares six years after the date of purchase. The following is a summary of significant accounting policies consistently followed by the Fund.

SECURITIES VALUATION. The Fund will, under normal circumstances, invest in Class
Y shares of Oppenheimer Limited-Term Government Fund, Oppenheimer Bond Fund,
Oppenheimer U.S. Government Trust, Oppenheimer Strategic Income Fund, and in
shares of Oppenheimer Money Market Fund, Inc. (collectively referred to as the
"underlying funds"). The net asset values of the underlying funds are determined as of the close of The New York Stock Exchange, on each day the Exchange is open for trading. The net asset value per share is determined by dividing the value of the Fund's net assets attributable to a class by the number of shares of that class that are outstanding.

The Fund may invest in certain portfolio securities, as described in the Fund's prospectus. Portfolio securities are valued at the close of the New York Stock
Exchange on each trading day. Listed and unlisted securities for which such information is regularly reported are valued at the last sale price of the day or, in the absence of sales, at values based on the closing bid or the last sale price on the prior trading day. Long-term and short-term "non-money market" debt securities are valued by a portfolio pricing service approved by the Board of
Trustees. Such securities which cannot be valued by an approved portfolio pricing service are valued using dealer-supplied valuations provided the Manager is satisfied that the firm rendering the quotes is reliable and that the quotes reflect current market value, or are valued under consistently applied procedures established by the Board of Trustees to determine fair value in good faith. Short-term "money market type" debt securities having a remaining maturity of 60 days or less are valued at cost (or last determined market value)
adjusted for amortization to maturity of any premium or discount. Foreign currency exchange contracts are valued based on the closing prices of the foreign currency contract rates in the London foreign exchange markets on a daily basis as provided by a reliable bank or dealer.

17  Oppenheimer Capital Preservation Fund

NOTES TO FINANCIAL STATEMENTS          CONTINUED

1.  SIGNIFICANT ACCOUNTING POLICIES continued
The Fund will, under normal circumstances, enter into wrapper agreements with insurance companies and banks. If an insurance wrap contract or a synthetic
Guaranteed Investment Contract, collectively, "wrapper agreement" obligates the contract provider to maintain the book value of all or a portion of the Fund's investments up to a specified maximum dollar amount, such contract will be valued at its fair value. The book value of the covered assets is the price the
Fund paid for them plus interest on those assets accrued at a rate calculated pursuant to a formula specified in the wrapper agreement ("crediting rate"). The crediting rate is normally reset monthly. However, if there is a material change in interest rates or purchases or redemptions of fund shares, the crediting rate may be reset more frequently. The fair value of the contract generally will be equal to the difference between the book value, and the market value of the
Fund's portfolio investments subject to the contract. If the market value of the
Fund's portfolio investments is greater than its Book Value, the contract value will be reflected as a liability ("wrapper agreement") of the Fund in the amount of the difference, i.e. a negative value. If the market value of the Fund's portfolio investments is less than its Book Value, the contract value will be reflected as an asset ("wrapper agreement") of the Fund in the amount of the difference, i.e. a positive value, reflecting the potential liability of the contract provider to the Fund. In performing its fair value determination, the
Board of Trustees will take into consideration the creditworthiness of the contract provider and the ability and willingness of the contract provider to pay amounts under the contract. As of October 31, 2001, the Fund has entered into one wrapper agreement, with the Bank of America, NA. Total fees paid for the year ended October 31, 2001, to Bank of America, NA, for this agreement were
$51,664.

REPURCHASE AGREEMENTS. The Fund requires its custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian's vault, all securities held as collateral for repurchase agreements. The market value of the underlying securities is required to be at least 102% of the resale price at the time of purchase. If the seller of the agreement defaults and the value of the collateral declines, or if the seller enters an insolvency proceeding, realization of the value of the collateral by the Fund may be delayed or limited.

ALLOCATION OF INCOME, EXPENSES, GAINS AND LOSSES. Income, expenses (other than those attributable to a specific class), gains and losses are allocated daily to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

FEDERAL TAXES. The Fund intends to continue to comply with provisions of the
Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by loss carryovers, to shareholders. Therefore, no federal income or excise tax provision is required.

As of October 31, 2001, the Fund had available for federal income tax purposes unused capital loss carryovers as follows:

EXPIRING

__________

2008                     $38,114
2009                      23,118
                         -------
Total                    $61,232
                         =======

18  Oppenheimer Capital Preservation Fund

NOTES TO FINANCIAL STATEMENTS          CONTINUED

1.  SIGNIFICANT ACCOUNTING POLICIES continued
TRUSTEES' COMPENSATION. The Fund has adopted a nonfunded retirement plan for the
Fund's independent Board of Trustees. Benefits are based on years of service and fees paid to each trustee during the years of service. During the year ended
October 31, 2001, the Fund's projected benefit obligations were increased by
$2,787, resulting in an accumulated liability of $4,605 as of October 31, 2001.

The Board of Trustees has adopted a deferred compensation plan for independent trustees that enables trustees to elect to defer receipt of all or a portion of annual compensation they are entitled to receive from the Fund. Under the plan, the compensation deferred is periodically adjusted as though an equivalent amount had been invested for the Board of Trustees in shares of one or more
Oppenheimer funds selected by the trustee. The amount paid to the Board of
Trustees under the plan will be determined based upon the performance of the selected funds. Deferral of trustees' fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund's assets, liabilities or net investment income per share.

DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-distribution date. The Board of Trustees, in an effort to maintain a stable net asset value per share in the event of an additional distribution, may declare, effective on the ex-distribution date of an additional distribution, a reverse split of the shares of the Fund in an amount that will cause the total number of shares held by each shareholder, including shares acquired on reinvestment of that distribution, to remain the same as before that distribution was paid. Also, in an effort to maintain a stable net asset value per share, the Fund may distribute return of capital dividends.

CLASSIFICATION OF DISTRIBUTIONS TO SHAREHOLDERS. Net investment income (loss)
and net realized gain (loss) may differ for financial statement and tax purposes primarily because of paydown gains and losses and the recognition of certain foreign currency gains (losses) as ordinary income (loss) for tax purposes. The character of distributions made during the year from net investment income or net realized gains may differ from its ultimate characterization for federal income tax purposes. Also, due to timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Fund.

The Fund adjusts the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, during the year ended
October 31, 2001, amounts have been reclassified to reflect an increase in paid-in capital of $1,818. Overdistributed net investment income was increased by the same amount. As noted in the Statements of Changes in Net Assets for federal income tax purposes, the Fund realized a return of capital of $116,794.
Net assets of the Fund were unaffected by the reclassifications.

INVESTMENT INCOME. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.

SECURITY TRANSACTIONS.  Security transactions are accounted for as of trade date.  Gains and losses on securities sold are determined on the basis of identified cost.

19  Oppenheimer Capital Preservation Fund

NOTES TO FINANCIAL STATEMENTS          CONTINUED

1.  SIGNIFICANT ACCOUNTING POLICIES continued
OTHER. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

2.  SHARES OF BENEFICIAL INTEREST
The Fund has authorized an unlimited number of no par value shares of beneficial interest of each class. Transactions in shares of beneficial interest for the year ended October 31, 2001 were as follows:

                                                 YEAR ENDED OCTOBER 31, 2001(1)            YEAR ENDED OCTOBER 31, 2000
                                                 SHARES                 AMOUNT             SHARES                AMOUNT

-----------------------------------------------------------------------------------------------------------------------------
CLASS A
Sold                                              5,416,470             $ 54,164,792       1,611,987             $16,119,874
Dividends and/or distributions reinvested           194,231                1,942,226          43,122                 431,235
Redeemed                                         (1,635,901)             (16,358,997)       (621,963)             (6,219,639)
                                             ---------------   ----------------------  --------------     -------------------
Net increase (decrease)                           3,974,800             $ 39,748,021       1,033,146             $10,331,470
                                             ===============   ======================  ==============     ===================

-------------------------------------------------------------------------------------  --------------------------------------
CLASS B
Sold                                                173,294             $  1,732,954          32,651             $   326,514
Dividends and/or distributions reinvested             3,347                   33,468             428                   4,280
Redeemed                                            (32,033)                (320,339)            (59)                   (599)
                                             ---------------   ----------------------  --------------     -------------------
Net increase (decrease)                             144,608             $  1,446,083          33,020             $   330,195
                                             ===============   ======================  ==============     ===================

-------------------------------------------------------------------------------------  --------------------------------------
CLASS C
Sold                                                257,970             $  2,579,700           6,692             $    66,914
Dividends and/or distributions reinvested             3,249                   32,499             131                   1,314
Redeemed                                            (81,486)                (814,868)         (2,141)                (21,415)
                                             ---------------   ----------------------  --------------     -------------------
Net increase (decrease)                             179,733             $  1,797,331           4,682             $    46,813
                                             ===============   ======================  ==============     ===================

-------------------------------------------------------------------------------------  --------------------------------------
CLASS N
Sold                                                785,793             $  7,858,058              --             $        --
Dividends and/or distributions reinvested            10,813                  108,019              --                      --
Redeemed                                            (65,579)                (655,799)             --                      --
                                             ---------------   ----------------------  --------------     -------------------
Net increase (decrease)                             731,027             $  7,310,278              --             $        --
                                             ===============   ======================  ==============     ===================

-------------------------------------------------------------------------------------  --------------------------------------
CLASS Y
Sold                                                    100             $      1,000              --             $        --
Dividends and/or distributions reinvested                12                      120               7                      64
Redeemed                                                 --                       --              --                      --
                                             ---------------   ----------------------  --------------     -------------------
Net increase (decrease)                                 112             $      1,120               7             $        64
                                             ===============   ======================  ==============     ===================

      (1) For the year ended October 31, 2001, for Class A, B, C and Y shares and for the period from March 1, 2001 (inception of offering) to
      October 31, 2001, for Class N shares.

20  Oppenheimer Capital Preservation Fund

NOTES TO FINANCIAL STATEMENTS          CONTINUED

3.       PURCHASES AND SALES OF SECURITIES
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended October 31, 2001, were
$63,296,991 and $13,490,040, respectively.

As of October 31, 2001, unrealized appreciation (depreciation) based on cost of securities for federal income tax purposes of $60,573,647 was:

Gross unrealized appreciation                $  1,008,504
Gross unrealized depreciation                    (560,641)

Net unrealized appreciation (depreciation)   $    447,863
                                             =============

4.       FEES AND OTHER TRANSACTIONS WITH AFFILIATES
MANAGEMENT FEES. Under the Investment Advisory Agreement, the Fund pays the
Manager an advisory fee at an annual rate that declines on additional assets as the Fund grows: 0.75% of the first $200 million of average annual net assets of the Fund, 0.72% of the next $200 million, 0.69% of the next $200 million, 0.66%
of the next $200 million, 0.60% of the next $200 million and 0.50% of average annual net assets over $1 billion. That fee shall be reduced by the management fees received by the Manager during the period from the underlying funds attributable to investments by the Fund in shares of such underlying funds. This is to assure that the management fee paid directly and indirectly by the Fund to the Manager shall not exceed the fees described above.

TRANSFER AGENT FEES. OppenheimerFunds Services (OFS), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays
OFS an agreed upon per account fee. OFS has voluntarily undertaken to waive a portion of its transfer agent fee for Classes A, B, C, N and Y Shares. This voluntary waiver of expenses limits transfer agent fees to 0.35% of average net assets for Classes A, B, C and N shares effective October 1, 2001 and to 0.25%
of average net assets for Class Y shares effective January 1, 2001.

DISTRIBUTION AND SERVICE PLAN FEES. Under its General Distributor's Agreement
with the Manager, the Distributor acts as the Fund's principal underwriter in the continuous public offering of the different classes of shares of the Fund.

The compensation paid to (or retained by) the Distributor from the sale of shares or on the redemption of shares is shown in the table below for the period indicated.

----------------- -------------- ----------------- ---------------- ----------------- --------------- ----------------
YEAR ENDED        AGGREGATE      CLASS A           COMMISSIONS ON   COMMISSIONS ON    COMMISSIONS ON   COMMISSIONS ON
                  FRONT-END      FRONT-END SALES   CLASS A SHARES   CLASS B SHARES    CLASS C SHARES   CLASS N SHARES
                  SALES          CHARGES           ADVANCED BY      ADVANCED BY       ADVANCED BY      ADVANCED BY
                  CHARGES ON     RETAINED BY       DISTRIBUTOR(1)   DISTRIBUTOR(1)    DISTRIBUTOR(1)   DISTRIBUTOR(1)
                  CLASS A        DISTRIBUTOR
                  SHARES
----------------- -------------- ----------------- ---------------- ----------------- --------------- ----------------

October 31, 2001  $111,927       $3,417            $121,032         $38,645           $19,846          $16,376
----------------- -------------- ----------------- ---------------- ----------------- --------------- ----------------

     (1)The Distributor advances commission payments to dealers for certain sales of Class A shares and for sales of Class B, Class C and Class N shares from its own resources at the time of sale.

------------------- ---------------------- ----------------------- ----------------------- ------------------------
YEAR ENDED          CLASS A CONTINGENT     CLASS B CONTINGENT      CLASS C CONTINGENT      CLASS N CONTINGENT
                    DEFERRED SALES         DEFERRED SALES          DEFERRED SALES          DEFERRED SALES CHARGES
                    CHARGES RETAINED BY    CHARGES RETAINED BY     CHARGES RETAINED BY     RETAINED BY DISTRIBUTOR
                    DISTRIBUTOR            DISTRIBUTOR             DISTRIBUTOR
------------------- ---------------------- ----------------------- ----------------------- ------------------------

October 31, 2001    $--                    $511                    $35                     $--
------------------- ---------------------- ----------------------- ----------------------- ------------------------

21  Oppenheimer Capital Preservation Fund

NOTES TO FINANCIAL STATEMENTS          CONTINUED

4.  FEES AND OTHER TRANSACTIONS WITH AFFILIATES continued
The Fund has adopted a Service Plan for Class A shares and Distribution and
Service Plans for Class B, Class C and Class N shares under Rule 12b-1 of the
Investment Company Act. Under those plans the Fund pays the Distributor for all or a portion of its costs incurred in connection with the distribution and/or servicing of the shares of the particular class.

CLASS A SERVICE PLAN FEES. Under the Class A service plan, the Distributor currently uses the fees it receives from the Fund to pay brokers, dealers and other financial institutions. The Class A service plan permits reimbursements to the Distributor at a rate of up to a specified percent of average annual net assets of Class A shares purchased. The Distributor makes payments to plan recipients quarterly at an annual rate not to exceed a specified percent of the average annual net assets consisting of Class A shares of the Fund. For the year ended October 31, 2001, payments under the Class A plan totaled $82,987 prior to
Manager waiver if applicable, all of which were paid by the Distributor to recipients, and included $4,098 paid to an affiliate of the Manager. Any unreimbursed expenses the Distributor incurs with respect to Class A shares in any fiscal year cannot be recovered in subsequent years.

CLASS B, CLASS C AND CLASS N DISTRIBUTION AND SERVICE PLAN FEES. Under each plan, service fees and distribution fees are computed on the average of the net asset value of shares in the respective class, determined as of the close of each regular business day during the period. The Class B, Class C and Class N plans provide for the Distributor to be compensated at a flat rate, whether the
Distributor's distribution expenses are more or less than the amounts paid by the Fund under the plan during the period for which the fee is paid.

The Distributor retains the asset-based sales charge on Class B shares. The
Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding. The Distributor retains the asset-based sales charge on Class N shares. The asset-based sales charges on Class B, Class
C and Class N shares allow investors to buy shares without a front-end sales charge while allowing the Distributor to compensate dealers that sell those shares.

The Distributor's actual expenses in selling Class B, Class C and Class N shares may be more than the payments it receives from the contingent deferred sales charges collected on redeemed shares and asset-based sales charges from the Fund under the plans. If any plan is terminated by the Fund, the Board of Trustees may allow the Fund to continue payments of the asset-based sales charge to the
Distributor for distributing shares before the plan was terminated. The plans allow for the carryforward of distribution expenses, to be recovered from asset-based sales charges in subsequent fiscal periods.

-----------------------------------------------------------------------------------------------------------
DISTRIBUTION FEES PAID TO THE DISTRIBUTOR FOR THE YEAR ENDED OCTOBER 31, 2001,
WERE AS FOLLOWS:
-----------------------------------------------------------------------------------------------------------

                                                                                    DISTRIBUTOR'S AGGREGATE
                                       AMOUNT          DISTRIBUTOR'S AGGREGATE      UNREIMBURSED EXPENSES
                    TOTAL PAYMENTS     RETAINED BY     UNREIMBURSED EXPENSES        AS % OF NET ASSETS OF
                    UNDER PLAN         DISTRIBUTOR     UNDER PLAN                   CLASS

------------------- ------------------ --------------- ---------------------------- -----------------------
CLASS B PLAN        $6,721             $6,273          $41,638                      2.34%
------------------- ------------------ --------------- ---------------------------- -----------------------
CLASS C PLAN         6,468              6,030           27,884                      1.51
------------------- ------------------ --------------- ---------------------------- -----------------------
CLASS N PLAN         4,989                535           44,870                      0.61
------------------- ------------------ --------------- ---------------------------- -----------------------

22  Oppenheimer Capital Preservation Fund

NOTES TO FINANCIAL STATEMENTS          CONTINUED

5.  ILLIQUID OR RESTRICTED SECURITIES
As of October 31, 2001, investments in securities included issues that are illiquid or restricted. Restricted securities are often purchased in private placement transactions, are not registered under the Securities Act of 1933, may have contractual restrictions on resale, and are valued under methods approved by the Board of Trustees as reflecting fair value. A security may also be considered illiquid if it lacks a readily available market or if its valuation has not changed for a certain period of time. A Wrapper Agreement is considered to be an illiquid security. The Fund intends to invest no more than 15% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid or restricted securities.

6.  BANK BORROWINGS
The Fund may borrow from a bank for temporary or emergency purposes including, without limitation, funding of shareholder redemptions provided asset coverage for borrowings exceeds 300%. The Fund has entered into an agreement which enables it to participate with other Oppenheimer funds in an unsecured line of credit with a bank, which permits borrowings up to $400 million, collectively.
Interest is charged to each fund, based on its borrowings, at a rate equal to the Federal Funds Rate plus 0.45%. Borrowings are payable 30 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the average unutilized amount of the credit facility at a rate of 0.08%
per annum.

The Fund had no borrowings outstanding during the year ended or at October 31,
2001.

                                       Appendix A

----------------------------------------------------------------------------------------
                                              Industry Classifications
----------------------------------------------------------------------------------------

Aerospace/Defense                                           Food and Drug Retailers
Air Transportation                                          Gas Utilities
Asset-Backed                                                Health Care/Drugs
Auto Parts and Equipment                                    Health Care/Supplies & Services
Automotive                                                  Homebuilders/Real Estate
Bank Holding Companies                                      Hotel/Gaming
Banks                                                       Industrial Services
Beverages                                                   Information Technology
Broadcasting                                                Insurance
Broker-Dealers                                              Leasing & Factoring
Building Materials                                          Leisure
Cable Television                                            Manufacturing
Chemicals                                                   Metals/Mining
Commercial Finance                                          Nondurable Household Goods
Communication Equipment                                     Office Equipment
Computer Hardware                                           Oil - Domestic
Computer Software                                           Oil - International
Conglomerates                                               Paper
Consumer Finance                                            Photography
Consumer Services                                           Publishing
Containers                                                  Railroads & Truckers
Convenience Stores                                          Restaurants
Department Stores                                           Savings & Loans
Diversified Financial                                       Shipping
Diversified Media                                           Special Purpose Financial
Drug Wholesalers                                            Specialty Printing
Durable Household Goods                                     Specialty Retailing
Education                                                   Steel
Electric Utilities                                          Telecommunications - Long Distance
Electrical Equipment                                        Telephone - Utility
Electronics                                                 Textile, Apparel & Home Furnishings
Energy Services                                             Tobacco
Entertainment/Film                                          Trucks and Parts
Environmental                                               Wireless Services
Food

                                                            B-11
                                       Appendix B

OppenheimerFunds Special Sales Charge Arrangements and Waivers
--------------------------------------------------------------

In certain cases, the initial sales charge that applies to purchases of Class A shares10 of the Oppenheimer funds or the contingent deferred sales charge that may apply to Class A, Class B or Class C shares may be waived.11  That is because of the economies of sales efforts realized by OppenheimerFunds Distributor, Inc., (referred to in this document as the "Distributor"), or by dealers or other financial institutions that offer those shares to certain classes of investors.

Not all waivers apply to all funds. For example, waivers relating to Retirement Plans do not apply to Oppenheimer municipal funds, because shares of those funds are not available for purchase by or on behalf of retirement plans. Other waivers apply only to shareholders of certain funds.

For the purposes of some of the waivers described below and in the Prospectus and
Statement of Additional Information of the applicable Oppenheimer funds, the term
"Retirement Plan" refers to the following types of plans:
              1)  plans qualified under Sections 401(a) or 401(k) of the Internal
                  Revenue Code,
              2)  non-qualified deferred compensation plans,
              3)  employee benefit plans12
              4)  Group Retirement Plans13
              5)  403(b)(7) custodial plan accounts
              6)  Individual Retirement Accounts ("IRAs"), including traditional IRAs,
                  Roth IRAs, SEP-IRAs, SARSEPs or SIMPLE plans

The interpretation of these provisions as to the applicability of a special arrangement or waiver in a particular case is in the sole discretion of the
Distributor or the transfer agent (referred to in this document as the "Transfer
Agent") of the particular Oppenheimer fund. These waivers and special arrangements may be amended or terminated at any time by a particular fund, the Distributor, and/or
OppenheimerFunds, Inc. (referred to in this document as the "Manager").

Waivers that apply at the time shares are redeemed must be requested by the shareholder and/or dealer in the redemption request.
I.

      Applicability of Class A Contingent Deferred Sales Charges in Certain Cases
----------------------------------------------------------------------------------------

Purchases of Class A Shares of Oppenheimer Funds That Are Not Subject to Initial Sales
Charge but May Be Subject to the Class A Contingent Deferred Sales Charge (unless a waiver applies).

         There is no initial sales charge on purchases of Class A shares of any of the
Oppenheimer funds in the cases listed below. However, these purchases may be subject to the Class A contingent deferred sales charge if redeemed within 18 months (24 months in the case of Oppenheimer Rochester National Municipals and Rochester Fund
Municipals) of the beginning of the calendar month of their purchase, as described in the Prospectus (unless a waiver described elsewhere in this Appendix applies to the redemption). Additionally, on shares purchased under these waivers that are subject to the Class A contingent deferred sales charge, the Distributor will pay the applicable concession described in the Prospectus under "Class A Contingent Deferred Sales
Charge."14 This waiver provision applies to:
|_|      Purchases of Class A shares aggregating $1 million or more.
|_|      Purchases of Class A shares by a Retirement Plan that was permitted to purchase such shares at net asset value but subject to a contingent deferred sales charge prior to March 1, 2001. That included plans (other than IRA or 403(b)(7) Custodial Plans) that: 1) bought shares costing
              $500,000 or more, 2) had at the time of purchase 100 or more eligible employees or total plan assets of $500,000 or more, or 3) certified to the Distributor that it projects to have annual plan purchases of
              $200,000 or more.
|_|      Purchases by an OppenheimerFunds-sponsored Rollover IRA, if the purchases are made:
              1)  through a broker, dealer, bank or registered investment adviser that has made special arrangements with the Distributor for those purchases, or
              2)  by a direct rollover of a distribution from a qualified Retirement
                  Plan if the administrator of that Plan has made special arrangements with the Distributor for those purchases.
|_|      Purchases of Class A shares by Retirement Plans that have any of the following record-keeping arrangements:
              1)  The record keeping is performed by Merrill Lynch Pierce Fenner &
                  Smith, Inc. ("Merrill Lynch") on a daily valuation basis for the
                  Retirement Plan. On the date the plan sponsor signs the
                  record-keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets invested in (a) mutual funds, other than those advised or managed by Merrill Lynch Investment
                  Management, L.P. ("MLIM"), that are made available under a Service
                  Agreement between Merrill Lynch and the mutual fund's principal underwriter or distributor, and  (b)  funds advised or managed by
                  MLIM (the funds described in (a) and (b) are referred to as
                  "Applicable Investments").
              2)  The record keeping for the Retirement Plan is performed on a daily valuation basis by a record keeper whose services are provided under a contract or arrangement between the Retirement Plan and Merrill
                  Lynch. On the date the plan sponsor signs the record keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets (excluding assets invested in money market funds)
                  invested in Applicable Investments.
              3)  The record keeping for a Retirement Plan is handled under a service agreement with Merrill Lynch and on the date the plan sponsor signs that agreement, the Plan has 500 or more eligible employees (as determined by the Merrill Lynch plan conversion manager).
|_|      Purchases by a Retirement Plan whose record keeper had a cost-allocation agreement with the Transfer Agent on or before March 1, 2001.
II.

                 Waivers of Class A Sales Charges of Oppenheimer Funds
----------------------------------------------------------------------------------------

A.   Waivers of Initial and Contingent Deferred Sales Charges for Certain Purchasers.

Class A shares purchased by the following investors are not subject to any Class A sales charges (and no concessions are paid by the Distributor on such purchases):
|_|      The Manager or its affiliates.
|_|      Present or former officers, directors, trustees and employees (and their
              "immediate families") of the Fund, the Manager and its affiliates, and retirement plans established by them for their employees. The term
              "immediate family" refers to one's spouse, children, grandchildren, grandparents, parents, parents-in-law, brothers and sisters, sons- and daughters-in-law, a sibling's spouse, a spouse's siblings, aunts, uncles, nieces and nephews; relatives by virtue of a remarriage (step-children, step-parents, etc.) are included.
|_|      Registered management investment companies, or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
|_|      Dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees.
|_|      Employees and registered representatives (and their spouses) of dealers or brokers described above or financial institutions that have entered into sales arrangements with such dealers or brokers (and which are identified as such to the Distributor) or with the Distributor. The purchaser must certify to the Distributor at the time of purchase that the purchase is for the purchaser's own account (or for the benefit of such employee's spouse or minor children).
|_|      Dealers, brokers, banks or registered investment advisors that have entered into an agreement with the Distributor providing specifically for the use of shares of the Fund in particular investment products made available to their clients. Those clients may be charged a transaction fee by their dealer, broker, bank or advisor for the purchase or sale of Fund shares.
|_|      Investment advisors and financial planners who have entered into an agreement for this purpose with the Distributor and who charge an advisory, consulting or other fee for their services and buy shares for their own accounts or the accounts of their clients.
|_|      "Rabbi trusts" that buy shares for their own accounts, if the purchases are made through a broker or agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
|_|      Clients of investment advisors or financial planners (that have entered into an agreement for this purpose with the Distributor) who buy shares for their own accounts may also purchase shares without sales charge but only if their accounts are linked to a master account of their investment advisor or financial planner on the books and records of the broker, agent or financial intermediary with which the Distributor has made such special arrangements . Each of these investors may be charged a fee by the broker, agent or financial intermediary for purchasing shares.
|_|      Directors, trustees, officers or full-time employees of OpCap Advisors or its affiliates, their relatives or any trust, pension, profit sharing or other benefit plan which beneficially owns shares for those persons.
|_|      Accounts for which Oppenheimer Capital (or its successor) is the investment advisor (the Distributor must be advised of this arrangement) and persons who are directors or trustees of the company or trust which is the beneficial owner of such accounts.
|_|      A unit investment trust that has entered into an appropriate agreement with the Distributor.
|_|      Dealers, brokers, banks, or registered investment advisers that have entered into an agreement with the Distributor to sell shares to defined contribution employee retirement plans for which the dealer, broker or investment adviser provides administration services.
|-|

         Retirement Plans and deferred compensation plans and trusts used to fund those plans (including, for example, plans qualified or created under sections
              401(a), 401(k), 403(b) or 457 of the Internal Revenue Code), in each case if those purchases are made through a broker, agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
|_|      A TRAC-2000 401(k) plan (sponsored by the former Quest for Value Advisors)
              whose Class B or Class C shares of a Former Quest for Value Fund were exchanged for Class A shares of that Fund due to the termination of the
              Class B and Class C TRAC-2000 program on November 24, 1995.
|_|      A qualified Retirement Plan that had agreed with the former Quest for Value
              Advisors to purchase shares of any of the Former Quest for Value Funds at net asset value, with such shares to be held through DCXchange, a sub-transfer agency mutual fund clearinghouse, if that arrangement was consummated and share purchases commenced by December 31, 1996.

B.   Waivers of Initial and Contingent Deferred Sales Charges in Certain Transactions.

Class A shares issued or purchased in the following transactions are not subject to sales charges (and no concessions are paid by the Distributor on such purchases):
|_|      Shares issued in plans of reorganization, such as mergers, asset acquisitions and exchange offers, to which the Fund is a party.
|_|      Shares purchased by the reinvestment of dividends or other distributions reinvested from the Fund or other Oppenheimer funds (other than
              Oppenheimer Cash Reserves) or unit investment trusts for which reinvestment arrangements have been made with the Distributor.
|_|      Shares purchased through a broker-dealer that has entered into a special agreement with the Distributor to allow the broker's customers to purchase and pay for shares of Oppenheimer funds using the proceeds of shares redeemed in the prior 30 days from a mutual fund (other than a fund managed by the Manager or any of its subsidiaries) on which an initial sales charge or contingent deferred sales charge was paid. This waiver also applies to shares purchased by exchange of shares of
              Oppenheimer Money Market Fund, Inc. that were purchased and paid for in this manner. This waiver must be requested when the purchase order is placed for shares of the Fund, and the Distributor may require evidence of qualification for this waiver.
|_|      Shares purchased with the proceeds of maturing principal units of any
              Qualified Unit Investment Liquid Trust Series.
|_|      Shares purchased by the reinvestment of loan repayments by a participant in a
              Retirement Plan for which the Manager or an affiliate acts as sponsor.

C.   Waivers of the Class A Contingent Deferred Sales Charge for Certain Redemptions.

The Class A contingent deferred sales charge is also waived if shares that would otherwise be subject to the contingent deferred sales charge are redeemed in the following cases:
|_|      To make Automatic Withdrawal Plan payments that are limited annually to no more than 12% of the account value adjusted annually.
|_|      Involuntary redemptions of shares by operation of law or involuntary redemptions of small accounts (please refer to "Shareholder Account Rules and Policies," in the applicable fund Prospectus).
|_|      For distributions from Retirement Plans, deferred compensation plans or other employee benefit plans for any of the following purposes:
              1)  Following the death or disability (as defined in the Internal Revenue
                  Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established.
              2)  To return excess contributions.
              3)  To return contributions made due to a mistake of fact.
              4)  Hardship withdrawals, as defined in the plan.15
              5)  Under a Qualified Domestic Relations Order, as defined in the
                  Internal Revenue Code, or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal
                  Revenue Code.
              6)  To meet the minimum distribution requirements of the Internal Revenue
                  Code.
              7)  To make "substantially equal periodic payments" as described in
                  Section 72(t) of the Internal Revenue Code.
              8)  For loans to participants or beneficiaries.
              9)  Separation from service.16
              10) Participant-directed redemptions to purchase shares of a mutual fund
                  (other than a fund managed by the Manager or a subsidiary of the
                  Manager) if the plan has made special arrangements with the
                  Distributor.
              11) Plan termination or "in-service distributions," if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored
                  IRA.
|_|      For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special agreement with the Distributor allowing this waiver.
|_|      For distributions from retirement plans that have $10 million or more in plan assets and that have entered into a special agreement with the
              Distributor.
|_|      For distributions from retirement plans which are part of a retirement plan product or platform offered by certain banks, broker-dealers, financial advisors, insurance companies or record keepers which have entered into a special agreement with the Distributor.
III.       Waivers of Class B, Class C and Class N Sales Charges of Oppenheimer Funds
----------------------------------------------------------------------------------------

The Class B, Class C and Class N contingent deferred sales charges will not be applied to shares purchased in certain types of transactions or redeemed in certain circumstances described below.

A.   Waivers for Redemptions in Certain Cases.

The Class B, Class C and Class N contingent deferred sales charges will be waived for redemptions of shares in the following cases:
|_|      Shares redeemed involuntarily, as described in "Shareholder Account Rules and
              Policies," in the applicable Prospectus.
|_|      Redemptions from accounts other than Retirement Plans following the death or disability of the last surviving shareholder, including a trustee of a grantor trust or revocable living trust for which the trustee is also the sole beneficiary. The death or disability must have occurred after the account was established, and for disability you must provide evidence of a determination of disability by the Social Security Administration.
|_|      Distributions from accounts for which the broker-dealer of record has entered into a special agreement with the Distributor allowing this waiver.
|_|      Redemptions of Class B shares held by Retirement Plans whose records are maintained on a daily valuation basis by Merrill Lynch or an independent record keeper under a contract with Merrill Lynch.
|_|      Redemptions of Class C shares of Oppenheimer U.S. Government Trust from accounts of clients of financial institutions that have entered into a special arrangement with the Distributor for this purpose.
|_|      Redemptions requested in writing by a Retirement Plan sponsor of Class C shares of an Oppenheimer fund in amounts of $500,000 or more and made more than 12 months after the Retirement Plan's first purchase of Class C shares, if the redemption proceeds are invested in Class N shares of one or more Oppenheimer funds.
|_|      Distributions17 from Retirement Plans or other employee benefit plans for any of the following purposes:
              1)  Following the death or disability (as defined in the Internal Revenue
                  Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established in an
                  Oppenheimer fund.
              2)  To return excess contributions made to a participant's account.
              3)  To return contributions made due to a mistake of fact.
              4)  To make hardship withdrawals, as defined in the plan.18
              5)  To make distributions required under a Qualified Domestic Relations
                  Order or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue Code.
              6)  To meet the minimum distribution requirements of the Internal Revenue
                  Code.
              7)  To make "substantially equal periodic payments" as described in
                  Section 72(t) of the Internal Revenue Code.
              8)  For loans to participants or beneficiaries.19
              9)  On account of the participant's separation from service.20
              10) Participant-directed redemptions to purchase shares of a mutual fund
                  (other than a fund managed by the Manager or a subsidiary of the
                  Manager) offered as an investment option in a Retirement Plan if the plan has made special arrangements with the Distributor.
              11) Distributions made on account of a plan termination or "in-service"
                  distributions, if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.
              12) For distributions from a participant's account under an Automatic
                  Withdrawal Plan after the participant reaches age 59 1/2, as long as the aggregate value of the distributions does not exceed 10% of the account's value, adjusted annually.
              13) Redemptions of Class B shares under an Automatic Withdrawal Plan for an account other than a Retirement Plan, if the aggregate value of the redeemed shares does not exceed 10% of the account's value, adjusted annually.
              14) For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special arrangement with the Distributor allowing this waiver.
|_|      Redemptions of Class B shares or Class C shares under an Automatic Withdrawal
              Plan from an account other than a Retirement Plan if the aggregate value of the redeemed shares does not exceed 10% of the account's value annually.

B.   Waivers for Shares Sold or Issued in Certain Transactions.

The contingent deferred sales charge is also waived on Class B and Class C shares sold or issued in the following cases:
|_|      Shares sold to the Manager or its affiliates.
|_|      Shares sold to registered management investment companies or separate accounts of insurance companies having an agreement with the Manager or the
              Distributor for that purpose.
|_|      Shares issued in plans of reorganization to which the Fund is a party.
|_|      Shares sold to present or former officers, directors, trustees or employees
              (and their "immediate families" as defined above in Section I.A.) of the
              Fund, the Manager and its affiliates and retirement plans established by them for their employees.

IV.

  Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who
                        Were Shareholders of Former Quest for Value Funds
----------------------------------------------------------------------------------------

The initial and contingent deferred sales charge rates and waivers for Class A, Class
B and Class C shares described in the Prospectus or Statement of Additional
Information of the Oppenheimer funds are modified as described below for certain persons who were shareholders of the former Quest for Value Funds.  To be eligible, those persons must have been shareholders on November 24, 1995, when OppenheimerFunds,
Inc. became the investment advisor to those former Quest for Value Funds.  Those funds include:
     Oppenheimer Quest Value Fund, Inc.              Oppenheimer Small Cap Value Fund
     Oppenheimer Quest Balanced Value Fund           Oppenheimer Quest Global Value
     Fund, Inc.
     Oppenheimer Quest Opportunity Value Fund

         These arrangements also apply to shareholders of the following funds when they merged (were reorganized) into various Oppenheimer funds on November 24, 1995:

     Quest for Value U.S. Government Income Fund              Quest for Value New York
     Tax-Exempt Fund
     Quest for Value Investment Quality Income Fund           Quest for Value National
     Tax-Exempt Fund
     Quest for Value Global Income Fund                       Quest for Value California
     Tax-Exempt Fund

         All of the funds listed above are referred to in this Appendix as the "Former
Quest for Value Funds."  The waivers of initial and contingent deferred sales charges described in this Appendix apply to shares of an Oppenheimer fund that are either:
|_|      acquired by such shareholder pursuant to an exchange of shares of an
              Oppenheimer fund that was one of the Former Quest for Value Funds, or
|_|      purchased by such shareholder by exchange of shares of another Oppenheimer fund that were acquired pursuant to the merger of any of the Former Quest for Value Funds into that other Oppenheimer fund on November 24, 1995.

A.   Reductions or Waivers of Class A Sales Charges.

|X|      Reduced Class A Initial Sales Charge Rates for Certain Former Quest for Value
Funds Shareholders.

Purchases by Groups and Associations.  The following table sets forth the initial sales charge rates for Class A shares purchased by members of "Associations" formed for any purpose other than the purchase of securities. The rates in the table apply if that Association purchased shares of any of the Former Quest for Value Funds or received a proposal to purchase such shares from OCC Distributors prior to November
24, 1995.

-------------------------------- ---------------------------- --------------------------------- ---------------------
Number of Eligible Employees     Initial Sales Charge as a    Initial Sales Charge as a % of    Concession as % of
or Members                       % of Offering Price          Net Amount Invested               Offering Price
-------------------------------- ---------------------------- --------------------------------- ---------------------
-------------------------------- ---------------------------- --------------------------------- ---------------------
9 or Fewer                                  2.50%                          2.56%                       2.00%
-------------------------------- ---------------------------- --------------------------------- ---------------------
-------------------------------- ---------------------------- --------------------------------- ---------------------
At least  10 but not more  than             2.00%                          2.04%                       1.60%
49
-------------------------------- ---------------------------- --------------------------------- ---------------------

----------------------------------------------------------------------------------------
         For purchases by Associations having 50 or more eligible employees or members, there is no initial sales charge on purchases of Class A shares, but those shares are subject to the Class A contingent deferred sales charge described in the applicable fund's Prospectus.

         Purchases made under this arrangement qualify for the lower of either the sales charge rate in the table based on the number of members of an Association, or the sales charge rate that applies under the Right of Accumulation described in the applicable fund's Prospectus and Statement of Additional Information. Individuals who
qualify under this arrangement for reduced sales charge rates as members of
Associations also may purchase shares for their individual or custodial accounts at these reduced sales charge rates, upon request to the Distributor.

|X|      Waiver of Class A Sales Charges for Certain Shareholders.  Class A shares purchased by the following investors are not subject to any Class A initial or contingent deferred sales charges:
o        Shareholders who were shareholders of the AMA Family of Funds on February 28,
                  1991 and who acquired shares of any of the Former Quest for Value
                  Funds by merger of a portfolio of the AMA Family of Funds.
o        Shareholders who acquired shares of any Former Quest for Value Fund by merger of any of the portfolios of the Unified Funds.

|X|      Waiver of Class A Contingent Deferred Sales Charge in Certain Transactions.
The Class A contingent deferred sales charge will not apply to redemptions of Class A shares purchased by the following investors who were shareholders of any Former Quest for Value Fund:

         Investors who purchased Class A shares from a dealer that is or was not permitted to receive a sales load or redemption fee imposed on a shareholder with whom that dealer has a fiduciary relationship, under the Employee Retirement Income
Security Act of 1974 and regulations adopted under that law.

B.   Class A, Class B and Class C Contingent Deferred Sales Charge Waivers.

|X|      Waivers for Redemptions of Shares Purchased Prior to March 6, 1995.  In the
following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or Class C shares of an Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest for Value Fund or into which such fund merged. Those shares must have been purchased prior to March 6, 1995 in connection with:
o        withdrawals under an automatic withdrawal plan holding only either Class B or
                  Class C shares if the annual withdrawal does not exceed 10% of the initial value of the account value, adjusted annually, and
o        liquidation of a shareholder's account if the aggregate net asset value of shares held in the account is less than the required minimum value of such accounts.

|X|      Waivers for Redemptions of Shares Purchased on or After March 6, 1995 but
Prior to November 24, 1995. In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or Class C shares of an
Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former
Quest for Value Fund or into which such Former Quest for Value Fund merged. Those shares must have been purchased on or after March 6, 1995, but prior to November 24,
1995:
o        redemptions following the death or disability of the shareholder(s) (as evidenced by a determination of total disability by the U.S. Social
                  Security Administration);
o        withdrawals under an automatic withdrawal plan (but only for Class B or Class
                  C shares) where the annual withdrawals do not exceed 10% of the initial value of the account value; adjusted annually, and
o        liquidation of a shareholder's account if the aggregate net asset value of shares held in the account is less than the required minimum account value.

         A shareholder's account will be credited with the amount of any contingent deferred sales charge paid on the redemption of any Class A, Class B or Class C shares of the Oppenheimer fund described in this section if the proceeds are invested in the same Class of shares in that fund or another Oppenheimer fund within 90 days after redemption.
V.          Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer
           Funds Who Were Shareholders of Connecticut Mutual Investment Accounts,
                                            Inc.
------------------------------------------------------------------------------------

The initial and contingent deferred sale charge rates and waivers for Class A and
Class B shares described in the respective Prospectus (or this Appendix) of the following Oppenheimer funds (each is referred to as a "Fund" in this section):
     Oppenheimer U. S. Government Trust,
     Oppenheimer Bond Fund,
     Oppenheimer Value Fund and
     Oppenheimer Disciplined Allocation Fund
are modified as described below for those Fund shareholders who were shareholders of the following funds (referred to as the "Former Connecticut Mutual Funds") on March 1,
1996, when OppenheimerFunds, Inc. became the investment adviser to the Former
Connecticut Mutual Funds:
     Connecticut Mutual Liquid Account      Connecticut Mutual Total Return Account
     Connecticut Mutual Government Securities Account            CMIA LifeSpan Capital
     Appreciation Account
     Connecticut Mutual Income Account      CMIA LifeSpan Balanced Account
     Connecticut Mutual Growth Account      CMIA Diversified Income Account

A.   Prior Class A CDSC and Class A Sales Charge Waivers.

|X|      Class A Contingent Deferred Sales Charge. Certain shareholders of a Fund and the other Former Connecticut Mutual Funds are entitled to continue to make additional purchases of Class A shares at net asset value without a Class A initial sales charge, but subject to the Class A contingent deferred sales charge that was in effect prior to March 18, 1996 (the "prior Class A CDSC"). Under the prior Class A CDSC, if any of those shares are redeemed within one year of purchase, they will be assessed a 1%
contingent deferred sales charge on an amount equal to the current market value or the original purchase price of the shares sold, whichever is smaller (in such redemptions, any shares not subject to the prior Class A CDSC will be redeemed first).

         Those shareholders who are eligible for the prior Class A CDSC are:
              1)  persons whose purchases of Class A shares of a Fund and other Former
                  Connecticut Mutual Funds were $500,000 prior to March 18, 1996, as a result of direct purchases or purchases pursuant to the Fund's policies on Combined Purchases or Rights of Accumulation, who still hold those shares in that Fund or other Former Connecticut Mutual
                  Funds, and
              2)  persons whose intended purchases under a Statement of Intention entered into prior to March 18, 1996, with the former general distributor of the Former Connecticut Mutual Funds to purchase shares valued at $500,000 or more over a 13-month period entitled those persons to purchase shares at net asset value without being subject to the Class A initial sales charge

         Any of the Class A shares of a Fund and the other Former Connecticut Mutual
Funds that were purchased at net asset value prior to March 18, 1996, remain subject to the prior Class A CDSC, or if any additional shares are purchased by those shareholders at net asset value pursuant to this arrangement they will be subject to the prior Class A CDSC.

|X|

         Class A Sales Charge Waivers. Additional Class A shares of a Fund may be purchased without a sales charge, by a person who was in one (or more) of the categories below and acquired Class A shares prior to March 18, 1996, and still holds
Class A shares:
              1)  any purchaser, provided the total initial amount invested in the Fund or any one or more of the Former Connecticut Mutual Funds totaled
                  $500,000 or more, including investments made pursuant to the Combined
                  Purchases, Statement of Intention and Rights of Accumulation features available at the time of the initial purchase and such investment is still held in one or more of the Former Connecticut Mutual Funds or a
                  Fund into which such Fund merged;
              2)  any participant in a qualified plan, provided that the total initial amount invested by the plan in the Fund or any one or more of the
                  Former Connecticut Mutual Funds totaled $500,000 or more;
              3)  Trustees of the Fund or any one or more of the Former Connecticut
                  Mutual Funds and members of their immediate families;
              4)  employee benefit plans sponsored by Connecticut Mutual Financial
                  Services, L.L.C. ("CMFS"), the prior distributor of the Former
                  Connecticut Mutual Funds, and its affiliated companies;
              5)  one or more members of a group of at least 1,000 persons (and persons who are retirees from such group) engaged in a common business, profession, civic or charitable endeavor or other activity, and the spouses and minor dependent children of such persons, pursuant to a marketing program between CMFS and such group; and
              6)  an institution acting as a fiduciary on behalf of an individual or individuals, if such institution was directly compensated by the individual(s) for recommending the purchase of the shares of the Fund or any one or more of the Former Connecticut Mutual Funds, provided the institution had an agreement with CMFS.

         Purchases of Class A shares made pursuant to (1) and (2) above may be subject to the Class A CDSC of the Former Connecticut Mutual Funds described above.

         Additionally, Class A shares of a Fund may be purchased without a sales charge by any holder of a variable annuity contract issued in New York State by Connecticut
Mutual Life Insurance Company through the Panorama Separate Account which is beyond the applicable surrender charge period and which was used to fund a qualified plan, if that holder exchanges the variable annuity contract proceeds to buy Class A shares of the Fund.

B.   Class A and Class B Contingent Deferred Sales Charge Waivers.

In addition to the waivers set forth in the Prospectus and in this Appendix, above, the contingent deferred sales charge will be waived for redemptions of Class A and
Class B shares of a Fund and exchanges of Class A or Class B shares of a Fund into
Class A or Class B shares of a Former Connecticut Mutual Fund provided that the Class
A or Class B shares of the Fund to be redeemed or exchanged were (i) acquired prior to
March 18, 1996 or (ii) were acquired by exchange from an Oppenheimer fund that was a
Former Connecticut Mutual Fund. Additionally, the shares of such Former Connecticut
Mutual Fund must have been purchased prior to March 18, 1996:
     1)  by the estate of a deceased shareholder;
     2)  upon the disability of a shareholder, as defined in Section 72(m)(7) of the
         Internal Revenue Code;
     3)  for retirement distributions (or loans) to participants or beneficiaries from retirement plans qualified under Sections 401(a) or 403(b)(7)of the Code, or from IRAs, deferred compensation plans created under Section 457 of the Code, or other employee benefit plans;
     4)  as tax-free returns of excess contributions to such retirement or employee benefit plans;
     5)  in whole or in part, in connection with shares sold to any state, county, or city, or any instrumentality, department, authority, or agency thereof, that is prohibited by applicable investment laws from paying a sales charge or concession in connection with the purchase of shares of any registered investment management company;
     6)  in connection with the redemption of shares of the Fund due to a combination with another investment company by virtue of a merger, acquisition or similar reorganization transaction;
     7)  in connection with the Fund's right to involuntarily redeem or liquidate the
         Fund;
     8)  in connection with automatic redemptions of Class A shares and Class B shares in certain retirement plan accounts pursuant to an Automatic Withdrawal Plan but limited to no more than 12% of the original value annually; or
     9)  as involuntary redemptions of shares by operation of law, or under procedures set forth in the Fund's Articles of Incorporation, or as adopted by the Board of Directors of the Fund.
VI.          Special Reduced Sales Charge for Former Shareholders of Advance America
                                           Funds, Inc.
----------------------------------------------------------------------------------------

Shareholders of Oppenheimer Municipal Bond Fund, Oppenheimer U.S. Government Trust,
Oppenheimer Strategic Income Fund and Oppenheimer Capital Income Fund who acquired
(and still hold) shares of those funds as a result of the reorganization of series of
Advance America Funds, Inc. into those Oppenheimer funds on October 18, 1991, and who held shares of Advance America Funds, Inc. on March 30, 1990, may purchase Class A shares of those four Oppenheimer funds at a maximum sales charge rate of 4.50%.
VII.     Sales Charge Waivers on Purchases of Class M Shares of Oppenheimer Convertible
                                         Securities Fund
----------------------------------------------------------------------------------------

Oppenheimer Convertible Securities Fund (referred to as the "Fund" in this section)
may sell Class M shares at net asset value without any initial sales charge to the classes of investors listed below who, prior to March 11, 1996, owned shares of the
Fund's then-existing Class A and were permitted to purchase those shares at net asset value without sales charge:
|_|      the Manager and its affiliates,
|_|      present or former officers, directors, trustees and employees (and their
              "immediate families" as defined in the Fund's Statement of Additional
              Information) of the Fund, the Manager and its affiliates, and retirement plans established by them or the prior investment advisor of the Fund for their employees,
|_|      registered management investment companies or separate accounts of insurance companies that had an agreement with the Fund's prior investment advisor or distributor for that purpose,
|_|      dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees,
|_|      employees and registered representatives (and their spouses) of dealers or brokers described in the preceding section or financial institutions that have entered into sales arrangements with those dealers or brokers (and whose identity is made known to the Distributor) or with the Distributor, but only if the purchaser certifies to the Distributor at the time of purchase that the purchaser meets these qualifications,
|_|      dealers, brokers, or registered investment advisors that had entered into an agreement with the Distributor or the prior distributor of the Fund specifically providing for the use of Class M shares of the Fund in specific investment products made available to their clients, and
|_|      dealers, brokers or registered investment advisors that had entered into an agreement with the Distributor or prior distributor of the Fund's shares to sell shares to defined contribution employee retirement plans for which the dealer, broker, or investment advisor provides administrative services.

----------------------------------------------------------------------------------------
Oppenheimer Capital Preservation Fund
----------------------------------------------------------------------------------------

Internet Website:
         WWW.OPPENHEIMERFUNDS.COM
         ------------------------

Investment Advisor
         OppenheimerFunds, Inc.
         498 Seventh Ave
         New York, New York 10018

Distributor
         OppenheimerFunds Distributor, Inc.
         498 Seventh Ave
         New York, New York 10018

Transfer Agent
         OppenheimerFunds Services
         P.O. Box 5270
         Denver, Colorado 80217
         1-800-525-7048

Custodian Bank
         Citibank, N.A.
         399 Park Avenue
         New York, New York 10043

Independent Auditors
         KPMG LLP
         707 Seventeenth Street
         Denver, Colorado 80202

Legal Counsel
         Mayer, Brown, Rowe & Maw
         1675 Broadway
         New York, New York 10019-5820

755SAI0202

--------
1 Mr. Murphy and Mr. Griffiths are not Directors of Oppenheimer Money Market Fund,
Inc. and Mr. Murphy is not a Trustee of Oppenheimer California Municipal Fund.
2 The address of each Trustee is 6803 S. Tucson Way, Englewood, CO 80112-3924.
3 Each Trustee serves for an indefinite term, until his or her resignation, death or removal.
4 Includes shares owned by Mr. Galli in other Oppenheimer Funds for which he serves as director or trustee.
5 The address of Mr. Murphy is 498 Seventh Avenue, New York, NY 10018.
6 Each Trustee serves for an indefinite term, until his or her resignation, death or removal.
7 Includes shares owned by Mr. Murphy in other Oppenheimer Funds for which he serves as director or trustee.
8 The address of each Officer is 498 Seventh Avenue, New York, NY 10018 except for
Messrs. Bishop, Farrar and Wixted and Ms. Ives, whose address is 6803 S. Tucson Way,
Englewood, CO 80112-3924.
9 Each Officer serves for an indefinite term, until his or her resignation, death or removal.
10 Certain waivers also apply to Class M shares of Oppenheimer Convertible Securities
Fund.
11 In the case of Oppenheimer Senior Floating Rate Fund, a continuously-offered closed-end fund, references to contingent deferred sales charges mean the Fund's Early
Withdrawal Charges and references to "redemptions" mean "repurchases" of shares.
12 An "employee benefit plan" means any plan or arrangement, whether or not it is
"qualified" under the Internal Revenue Code, under which Class N shares of an
Oppenheimer fund or funds are purchased by a fiduciary or other administrator for the account of participants who are employees of a single employer or of affiliated employers. These may include, for example, medical savings accounts, payroll deduction plans or similar plans. The fund accounts must be registered in the name of the fiduciary or administrator purchasing the shares for the benefit of participants in the plan.
13 The term "Group Retirement Plan" means any qualified or non-qualified retirement plan for employees of a corporation or sole proprietorship, members and employees of a partnership or association or other organized group of persons (the members of which may include other groups), if the group has made special arrangements with the
Distributor and all members of the group participating in (or who are eligible to participate in) the plan purchase shares of an Oppenheimer fund or funds through a single investment dealer, broker or other financial institution designated by the group. Such plans include 457 plans, SEP-IRAs, SARSEPs, SIMPLE plans and 403(b) plans other than plans for public school employees. The term "Group Retirement Plan" also includes qualified retirement plans and non-qualified deferred compensation plans and
IRAs that purchase shares of an Oppenheimer fund or funds through a single investment dealer, broker or other financial institution that has made special arrangements with the Distributor.
14 However, that concession will not be paid on purchases of shares in amounts of $1 million or more (including any right of accumulation) by a Retirement Plan that pays for the purchase with the redemption proceeds of Class C shares of one or more
Oppenheimer funds held by the Plan for more than one year.
15 This provision does not apply to IRAs.
16 This provision does not apply to 403(b)(7) custodial plans if the participant is less than age 55, nor to IRAs.
17 The distribution must be requested prior to Plan termination or the elimination of the Oppenheimer funds as an investment option under the Plan.
18 This provision does not apply to IRAs.
19 This provision does not apply to loans from 403(b)(7) custodial plans.
20 This provision does not apply to 403(b)(7) custodial plans if the participant is less than age 55, nor to IRAs.